Mortgage Loan No.:  1170101

LOAN AGREEMENT

between

DOUGLAS EMMETT 1995, LLC

as Borrower

and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

as Lender and Administrative Agent

Dated as of February 23, 2011

EAST\44055151.10

LIST OF EXHIBITS

EXHIBIT A	-	LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B	-	OPERATING AGREEMENTS
EXHIBIT C	-	RENT ROLL
EXHIBIT D	-	LICENSES, PERMITS, APPROVALS AND CERTIFICATES OF OCCUPANCY
EXHIBIT E	-	ALLOCATED LOAN AMOUNTS
EXHIBIT F	-	EASEMENT AGREEMENTS
EXHIBIT G	-	APPRAISED VALUES
EXHIBIT H	-	EXCEPTIONS
EXHIBIT I	-	REPORTS
EXHIBIT J	-	FORM OF MODIFICATION AGREEMENT

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EAST\44055151.10

LOAN AGREEMENT

This Loan Agreement (this "Agreement") is entered into as of February 23, 2011 by and between DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company "Borrower") and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Lender" and, to the extent applicable pursuant to Article 13, "Administrative Agent").

RECITALS:

A. Borrower owns certain property and related land and improvements legally described in Exhibit A and has applied to Lender for a loan in a principal amount of $350,000,000 which shall be secured, in part, by all of such assets.

B. Lender desires to make the Loan to Borrower upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the terms and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties hereto agree to be bound as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

"Acceleration Event" has the meaning assigned to such term in Subsection 2.5(d).

"ACH" has the meaning assigned to such word in Subsection 2.7(a).

"Adjusted Rate" means the Federal Funds Rate as such Federal Funds Rate may change from time to time, plus the Rate Spread.

"Administrative Agent" means Massachusetts Mutual Life Insurance Company or any successor meeting the qualifications and conditions set forth in Section 12.13 that is appointed pursuant to Article 13 of this Agreement and provided notice of such appointment has been given to Borrower.

"Advances" means, other than Loan proceeds, all sums, amounts advanced or paid pursuant to this Agreement or the other Loan Documents, and all actual costs and expenses incurred by Administrative Agent or Lender under the provisions of this Agreement or any other Loan Document.  Lender agrees that, other than during the continuance of an Event of Default, the aforesaid costs and expenses shall be reasonable.

"Affiliate" means any Person that is Controlled by, in Control of or under common Control with any other Person.  The term "Affiliated" has a meaning correlative to the foregoing.

"Agreement" means this Loan Agreement, as amended from time to time.

"Allocated Loan Amount" means the portion of the Loan allocated to an Individual Premises as set forth in Exhibit E.

"Anti-Money Laundering Laws" means the USA Patriot Act of 2001, as amended, the Bank Secrecy Act, as amended, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended, and other federal laws and regulations and executive orders administered by the United States Department of the Treasury, Office of Foreign Assets Control ("OFAC") which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

"Application" means the Application for Real Estate Mortgage Loan dated January 18, 2011 submitted by or on behalf of Borrower to Lender for the Loan.

"Approved Fund" shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in mortgage loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) MassMutual or one of its Affiliates, or (b) a Person that meets the requirements in clauses (i), (ii) or (iii) of the definition of "Eligible Assignee", or (c) any Person having (1) total assets of at least $25,000,000,000 and (2) a net worth of at least $1,000,000,000.  Notwithstanding the aforesaid, a Person shall not be an Approved Fund if either it or its Affiliates is engaged in the business of acquiring direct or indirect ownership interests in commercial real estate projects; provided, however, that the aforesaid caveat with respect to said Person or said Person's Affiliates shall not apply to MassMutual, Cornerstone Real Estate Advisers LLC or any of their respective Affiliates.

"Appurtenances" has the meaning assigned to such word in the Granting Clauses of the Deed of Trust.

"Assignment and Subordination" means collectively, each Assignment and Subordination of Management Agreement now or hereinafter entered into by Borrower, Douglas Emmett Management, LLC and Lender.

"Assignment of Leases and Rents" and "Assignments of Leases and Rents" means collectively, each Assignment of Leases and Rents now or hereinafter entered into by Borrower in favor of Lender in connection with the Loan, as the same may be amended, modified, consolidated, extended, substituted or replaced from time to time.

"Bankruptcy Proceeding" means any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

"Blocked Account" means the deposit account or accounts subject to a bank account control agreement in favor of Lender, which agreement shall be in form and substance reasonably acceptable to Lender (as indicated by its execution thereof) into which all Revenues will be deposited.

"Borrower" has the meaning assigned in the introductory paragraph on page one of this Agreement, any subsequent owner of the Mortgaged Property and its or their respective permitted successors and assigns.

"Borrower Environmental Report" has the meaning assigned to such term in Subsection 4.3(b).

"Breakage Fee" has the meaning assigned to such term in Subsection 2.5(b)(ii).

"Business Day" means any day other than a Saturday, Sunday or other day on which national banks in the State are not open for business.

"Closed Period Prepayment Fee" has the meaning assigned to such term in Subsection 2.5(c).

"Closed Prepayment Date" has the meaning assigned to such term in Subsection 2.5(a).

"Closing Date" means the date that the Loan is advanced to Borrower, which shall be the date of this Agreement.

"Collateral" has the meaning assigned to such word in the Granting Clauses of the Deed of Trust.

"Contract Rate" has the meaning assigned to such term in Subsection 2.2(a).

"Control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise; and the terms "Controls", "Controlling" or "Controlled" have meanings correlative to the foregoing.

"Conversion Costs" has the meaning assigned to such term in Subsection 2.8(c).

"Cure Notice" has the meaning assigned to such term in Subsection 9.1(c).

"Current LIBOR" means the one (1) month LIBOR determined as reported at 11:00 a.m. on the day that is two (2) London Banking Days prior to the Prepayment Date for the period commencing with the Prepayment Date and extending through the end of the Interest Period.

"Debt Service Coverage Ratio" means, as of the date such calculation is made, the ratio, as determined by Lender, of (a) Net Operating Income from the Mortgaged Property to (b) the sum of monthly installments of principal and interest under the Loan for the twelve (12) month period prior to the calculation.

"Debt Yield" means, as reasonably determined by Lender, Net Operating Income from the Mortgaged Property expressed as a percentage of the then outstanding principal balance of the Loan.

"Deed of Trust" and "Deeds of Trust" means collectively, each certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as applicable, now or hereinafter entered into by Borrower in favor of Lender securing Borrower's obligations hereunder and under the other Loan Documents, as the same may be amended, modified, consolidated, extended, substituted or replaced from time to time.

"Default Rate" has the meaning assigned to such term in Subsection 2.2(d).

"Deficiency Amount" has the meaning assigned to such term in Subsection 3.2(d)(iv).

"Dollars" and "$" means lawful money of the United States of America.

"Easement Agreements" has the meaning assigned to such term in Section 6.3.

"Easements" has the meaning assigned to such term in Section 6.3.

"Eligible Assignee" or "Eligible Assignees" means any party which is (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having (x) total assets in excess of $25,000,000,000 and (y) a combined capital and surplus of at least $1,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having (x) total assets in excess of $25,000,000,000 and (y) a combined capital and surplus of at least $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country which is also a member of OECD; (iii) a life insurance company or a pension fund organized under the Laws of any state of the United States, or organized under the Laws of any country which is a member of OECD and licensed as a life insurer by any state within the United States and having (x) admitted assets of at least $25,000,000,000 and (y) a combined capital and surplus of at least $1,000,000,000; or (iv) any Approved Fund having (1) total assets of at least $25,000,000,000 and (2) a net worth of at least $1,000,000,000; provided that any such Person meeting the requirements of (i) through (iv) (or its holding company) shall also have a long-term senior unsecured indebtedness rating of BBB- or better by S&P (if rated by S&P) and Baa3 or better by Moody's (if rated by Moody's) at the time a Loan Transfer is made to it.

"Environmental Indemnification Agreement" means the Environmental Indemnification Agreement of even date herewith executed by Borrower and Indemnitor in favor of Lender, as amended from time to time.

"Environmental Law" means any present or future federal, state or local law, statute, regulation, rule, decree or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation:  the Comprehensive Environmental Response, Compensation and Liability Act 1980, 42 U.S.C. §§ 9601 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq.; the Federal Oil Pollution Act of 1990; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11011, et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq.; the Occupational Safety & Health Act of 1970, as amended, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300f et seq.; the National Environmental Policy Act, as amended, 42 U.S.C. §4321 et seq.; the Solid Waste Disposal Act, as amended, 42 U.S.C. §6901 et seq.; and the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq.; the California Environmental Quality Act; and the applicable provisions of the California Health and Safety Code, the California Labor Code and the California Water Code.

"Environmental Litigation" has the meaning assigned to such term in Subsection 4.1(g).

"Environmental Report" means the environmental site assessment report or reports relating to the Premises set forth on Exhibit I.

"Environmental Violation" has the meaning assigned to such term in Subsection 4.1(d).

"Equipment" has the meaning assigned to such word in the Granting Clauses of the Deed of Trust.

"ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

"Event of Default" means any one or more of the events described in Section 9.1.

"Excess Rate" has the meaning assigned to such term in Subsection 6.18(e).

"Excluded Taxes" shall mean, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or Indemnitor, (a) income or franchise taxes imposed on (or measured by) its net income, by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) doing business or any similar taxes imposed by any jurisdiction in which any Lender or any such recipient is organized or is engaged in its business, (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (d) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure to provide Borrower with proper and sufficient evidence under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, to establish that it is fully exempt from withholding.

"Existing Lease" means each existing Lease as of the Closing Date (excluding any amendment, modification or renewal thereof entered into after the Closing Date, which shall be deemed to be a New Lease).

"Extension Contract Rate" has the meaning assigned in Section 2.2(b).

"Extension Conditions" means:

(1)           With respect to the first Extension Term all of the following conditions:

(a)           Borrower has provided Lender with written notice of Borrower's request to extend the term of the Loan (an "Extension Request") for the first Extension Term no later than ninety (90) days prior to the initial Maturity Date,  TIME BEING OF THE ESSENCE;

(b)           On or before the initial Maturity Date, Borrower has delivered to Lender an extension fee equal to .10% multiplied by the outstanding principal balance of the Loan on the initial Maturity Date;

(c)           No uncured monetary default (of which notice has been given to Borrower by Lender to the extent such notice is required hereunder) or Event of Default exists hereunder or under the other Loan Documents both at the time that the Extension Request is received by Lender and at the time the first Extension Term commences;

(d)           The original Borrower named on page one (1) of this Agreement as of the commencement of the applicable Extension Term must still hold sole fee title to the Mortgaged Property;

(e)           The Debt Yield as of the commencement of the first Extension Term is at least 10.5%.  Borrower shall have the right to pay down the principal balance of the Loan, at par, by an amount necessary so that the aforesaid Debt Yield equals 10.5%; and

(f)           No direct or indirect transfer of any interest in the Borrower has occurred, other than as permitted under Section 8.2.

 (2)           With respect to the second Extension Term all of the following conditions:

(a)           Borrower has provided Lender with an Extension Request for the second Extension Term no later than ninety (90) days prior to the first extended Maturity Date, TIME BEING OF THE ESSENCE;

(b)           On or before the first extended Maturity Date, Borrower has delivered to Lender an extension fee equal to .10% multiplied by the outstanding principal balance of the Loan on the first extended Maturity Date;

(c)           No uncured monetary default (of which notice has been given to Borrower by Lender to the extent such notice is required hereunder) or Event of Default exists hereunder or under the other Loan Documents both at the time that the Extension Request is received by Lender and at the time the second Extension Term commences;

(d)           The original Borrower named on page one (1) of this Agreement as of the commencement of the applicable Extension Term must still hold sole fee title to the Mortgaged Property;

(e)           The Debt Yield as of the commencement of the second Extension Term is at least 10.5%.  Borrower shall have the right to pay down the principal balance of the Loan, at par, by an amount necessary so that the aforesaid Debt Yield equals 10.5%; and

(f)           No direct or indirect transfer of any interest in the Borrower has occurred, other than as permitted under Section 8.2.

"Extension Request" has the meaning assigned to such word in the definition of "Extension Conditions" provided in this Section 1.1.

"Extension Term" has the meaning assigned in Section 2.4(b).

"FAS 141 Income" means any income or gain resulting from the accounting standards or requirements set forth in Statement of Financial Accounting Standards 141(R) issued by the Financial Accounting Standards Board and any revision, modification, supplement or replacement thereof.

"Federal Bankruptcy Code" means Title 11 of the United States Code, as the same may be amended from time to time or any successor statute thereto.

"Federal Funds Rate" means the rate published in The Wall Street Journal as the effective federal funds rate in the Money Rates section as of the applicable date.  If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such effective federal funds rates, then any other publication acceptable to Lender quoting such effective federal funds rate will be used.

"Financial Information" has the meaning assigned to such term in Section 7.1.

"First Extension Principal Payment" means a constant amount determined by (a) adding the principal portion (only) of the amortizing payments which would have been due during the first Extension Term had Borrower made monthly payments of principal and interest during said twelve month period based on a 26-year amortization schedule, the principal balance of the Loan on the first day of the first Extension Term (taking into effect any prepayments thereof required to satisfy the Extension Conditions) and the Contract Rate and (b) dividing the sum calculated under clause (a) by 12.

"Fiscal Year" means each calendar year during the term of this Agreement, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender; provided that Lender's consent shall not be required for any change if such change is also made by the REIT.  During the first year of the term hereof, Borrower's Fiscal Year shall be deemed to have commenced on the date of this Agreement (except for annual reporting purposes) and shall end on the regular Fiscal Year ending date as indicated in the immediately preceding sentence.

"Force Majeure Events" shall mean any or all of the following which are beyond the reasonable control of Borrower:   (a) any strikes, lockouts, or labor disputes; (b) inability to obtain labor or materials, unusual delays in transportation and adverse weather conditions not reasonably anticipatable, (c) war, governmental actions, court order, condemnation, civil unrest, riot or other casualty; (d) acts of God; and (e) other conditions similar to those set forth above.

"Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"Foreign Taxes" has the meaning assigned to such term in Subsection 2.8(d).

"Governmental Authority" has the meaning assigned to such term in Subsection 2.8(d).

"Hazardous Substance" means any material, waste or substance which is or includes any material, waste or substance which is:

(i) included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

(ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. §172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended; or

(iii) toxic, explosive, radioactive, infectious or carcinogenic, including without limitation and whether or not included in such description, anything containing asbestos, asbestos containing materials, Microbial Matter, hydrocarbons, polychlorinated biphenyls, oil, or petroleum products.

"Impositions" shall mean all real estate taxes and all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all charges for utilities and all other public charges whether of a like kind or different nature, imposed upon or assessed against the Borrower, the Mortgaged Property or any part thereof (including the Property Income), and any stamp or other taxes (other than Excluded Taxes) that are required to be paid, or with respect to any of the Loan Documents, any of which might, if unpaid, affect the enforceability of any of the remedies provided in this Agreement or any other Loan Documents or result in a lien on the Mortgaged Property or any portion thereof, regardless of to whom assessed.

"Improvements" has the meaning assigned to such word in the Granting Clauses of the Deed of Trust.

"Increased Costs" has the meaning assigned to such term in Subsection 2.8(b).

"Indebtedness" means the aggregate of all principal and interest payments that accrue or are due and payable in connection with the Loan, together with all other obligations and liabilities and all amounts, sums and expenses due Lender hereunder or under any other Loan Document.

"Indemnitor" means, collectively, Douglas Emmett Properties, LP, a Delaware limited partnership and any other guarantor or indemnitor, if any, who hereafter enters into a guaranty or indemnity in favor of Lender of all or any of Borrower's obligations or liabilities under the Loan Documents, including but not limited to Article 11 of this Agreement.

"Independent Defense Events" has the meaning assigned to such term in Subsection 4.1(g).

"Individual Mortgaged Property" means any one of the following the Mortgaged Properties:  11766 Wilshire Boulevard, Los Angeles, CA 90025, 12400 Wilshire Boulevard, Los Angeles, CA 90025, 11777 San Vicente Boulevard, Los Angeles, CA 90049, 11999 San Vicente Boulevard, Los Angeles, CA 90049, 401 Wilshire Boulevard, Santa Monica, CA 90401, 120 Broadway Avenue, Santa Monica, CA 90401, 530 Wilshire Boulevard, Santa Monica, CA 90401, each as legally described on Exhibit A attached hereto; and each individual Substitute Mortgaged Property.

"Insurance Threshold Amount" means the greater of (i) $5,000,000 or (ii) 10% of the appraisal value of the applicable Individual Mortgaged Property based upon the then most current appraisal which had been obtained by Lender of said Individual Mortgaged Property, which appraisal value as of the date of this Agreement for each of the Individual Mortgaged Properties is listed on Exhibit G attached hereto.

"Intangibles" has the meaning assigned to such word in the Granting Clauses of the Deed of Trust.

"Interest Period" means the initial one month period commencing on (and including) March 1, 2018 to and including March 31, 2018, and (ii) thereafter, the one month period commencing on (and including) the first (1st) calendar day of each month to and including the last calendar day of such month; and, provided further that, if any such Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

"Investor" has the meaning assigned to such term in Section 12.13.

"Land" means the parcel or parcels of land described in Exhibit A attached to the Deed of Trust.

"Late Charge" has the meaning assigned to such term in Subsection 2.2(c).

"Lease Approval Package" means a package containing all of the following:  information available to the Borrower concerning the applicable tenant under a New Lease and its business and financial condition; a draft of the applicable New Lease (including, if applicable, a Lease modification agreement); and summary of the material terms of such New Lease (or, if applicable, a Lease modification agreement).

"Lease Termination Reserve Account" has the meaning assigned to such term in Subsection 5.1(g).

"Leases" has the meaning assigned to such word in the Granting Clauses of the Deed of Trust; provided, however, that for purposes of Sections 5.1, 6.9, 6.18(j) and 7.1, the term Leases shall only include tenant space leases at the Premises.

"Lender" means, collectively, Massachusetts Mutual Life Insurance Company, any other holders from time to time of the Note permitted under Section 12.13 and their respective successors and permitted assigns.

"Lender Environmental Report" has the meaning assigned to such term in Subsection 4.3(a).

"Lender Parties" means Lender, Cornerstone Real Estate Advisers LLC (the investment advisor to Lender), any present and future loan participants, co-lenders, loan servicers, custodians and trustees, and each of their respective directors, officers, employees, shareholders, agents, affiliates, heirs, legal representatives, successors and assigns.

"LIBOR" means the interest rate per annum equal to the one month London Interbank Offered Rate, as reported by the British Bankers Association on Bloomberg page IRSB18 or SSRC (or such other financial service acceptable to Lender as may be nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits) and except as expressly set forth in the definition of Current LIBOR, LIBOR shall be determined at 11:00 a.m. (London time) on the applicable LIBOR Reset Date.

"LIBOR Reset Date" means a day that is two (2) London Banking Days prior to the commencement date of the applicable Interest Period (or on the most recent day in such month prior thereto on which Bloomberg is published, if it is not published on the applicable London Banking Day).

"Lien" means any interest, or claim thereof, in the Mortgaged Property securing an obligation owed to, or a claim by, any Person other than the owner of the Mortgaged Property, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Mortgaged Property.

"Limited Purposed Entity" means a limited liability company which at all times on and after the date of this Agreement, unless otherwise approved in writing by Lender:

(b) is not engaged and will not engage in any business unrelated to the acquisition, development, ownership, holding, sale, leasing, transfer, exchange, management or operation of the Mortgaged Property (or any Substitute Mortgaged Property that becomes part of the Mortgaged Property);

(c) does not have and will not have any assets other than those related to the Mortgaged Property (or any Substitute Mortgaged Property that becomes part of the Mortgaged Property);

(d) has not incurred and will not incur any indebtedness other than (i) its obligations under the Loan Documents, (ii) unsecured trade payables and other operational debt which are incurred, paid and processed in the ordinary course of business consistent with past practice and are not evidenced by a note, (iii) tenant improvement allowances or similar concessions granted to tenants and (iv) such other Indebtedness as shall be permitted by the Loan Documents (including, without limitation, indebtedness described in subsection (d) below);

(e) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for its obligations under the Loan Documents, and except for (i) payment or performance bonds, guarantees, indemnities or other assurances in connection with the performance of tenant improvements required or permitted by Leases or Lease modifications approved by Lender or permitted by the Loan Documents,  (ii) lease takeover arrangements in connection with new Leases or Lease modifications and (iii) customary types of indemnities or other assurances with respect to existing seller liabilities the existence or incurrence of which are not in violation of the Loan Documents and that may be required by the buyer or the title company in connection with the sale of the Mortgaged Property;

(f) has not and will not acquire obligations or securities of its members or shareholders or any other affiliate; and

(g) except for its obligations under the Loan Documents or as otherwise permitted by the Loan Documents, has not pledged and will not pledge its assets for the benefit of any other Person.

"Loan" means the loan to be evidenced by the Note and made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.

"Loan Documents" means collectively, this Agreement, the Note, the Deed of Trust, the Assignment of Leases and Rents, the Environmental Indemnification Agreement, the Recourse Guaranty Agreement, the Assignment and Subordination, the Uniform Commercial Code Financing Statements naming Borrower as debtor and Lender as secured party and all other documents now or hereafter executed by Borrower or any other Person to evidence or secure the payment of the Indebtedness or the performance of Borrower or otherwise now or hereafter executed in connection with this Agreement, the Note or the Deed of Trust and all amendments, modification, restatements, extensions, renewals and replacements of the foregoing.

"Loan Transfer" has the meaning in Section 12.13.

"Loan to Value Ratio" means, as reasonably determined by Lender, the ratio, expressed as a percentage, of (a) the sum of the unpaid principal balance of the Loan, to (b) the value of the Mortgaged Property.  Lender shall base the value of the Mortgaged Property on either Lender's own analysis as reasonably estimated or, at Lender's sole option if there is reasonable doubt by Lender that the Loan to Value Ratio is less than or equal to 65%, on a then current appraisal of the Mortgaged Property that is acceptable to Lender, prepared by an independent appraiser holding the MAI designation selected by Lender, at Borrower's sole cost.

"London Banking Day" means any day (i) on which commercial banks in the City of London, England are open for dealings in U.S. Dollar deposits in the London Interbank Market, and (ii) which is a Business Day.

"Losses" means all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of every kind and nature (including, but not limited to, reasonable attorneys' fees and the costs and expenses of collection and enforcement).

"Major Lease" means each Lease to a Major Tenant (excluding subleases).

"Major Tenant" means any tenant leasing or seeking to lease in excess of 30,000 square feet of an Individual Mortgaged Property, or more than 20% of the net rentable area of any Individual Mortgaged Property.

"Management Agreement" has the meaning assigned to such term in Subsection 6.18(i).

"Margin" means the number of basis points reasonably determined by Lender based on market spreads on loans most similar to short-term LIBOR floating rate loans then offered to its best borrowers on mortgage loans consummated by Lender during the 12 months prior to the initial Maturity Date or first extended Maturity Date, as the case may be (with more weighting given to the most recent loans), on properties of similar quality, type, location, neighborhood, loan to value ratio, and debt yield as properties in the Mortgaged Property.  If, during the 12-month period prior to the initial Maturity Date or the first extended Maturity Date, as the case may be, Lender has not actually consummated short-term LIBOR floating rate loans as described in the immediately preceding sentence, the Margin shall instead be reasonably determined by Lender based upon market spreads then offered by Lender to its best borrowers on fixed rate loans with terms of 3 to 5 years (with more weighting given to the shorter term maturities and the most recent loan transactions) on properties of similar quality, type, location, neighborhood, loan to value ratio, and debt yield as the properties in the Mortgaged Property during the 12 months prior to the initial Maturity Date or the first extended Maturity Date, as the case may be, and Lender shall also take into consideration the spreads on loans that Borrower, the Sponsor or its Affiliates have obtained from institutional lender(s) within the same 12 month period in determining the Margin.  Upon Borrower's request, Lender shall provide Borrower with written notice of the Margin not later than 60 days prior to the initial Maturity Date or first extended Maturity Date, as the case may be, together with detailed descriptions of the loans consummated by Lender that Lender utilized to calculate the Margin, as well as the other floating rate loans (or 3 to 5 year fixed rate loans, as applicable) consummated by Lender during the 12-month period that Lender elected not to use in calculating the Margin.

"MassMutual" has the meaning in Section 12.13.

"MassMutual Debt Investor Affiliate" has the meaning in Section 12.13.

"Maturity Date" means March 1, 2018, subject to extension to March 1, 2020 in accordance with, and subject to, Section 2.4(b).

"Microbial Matter" means the Release of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including mold, mildew and viruses, whether or not such Microbial Matter is living, which poses a threat to the health, safety or welfare of any Person or adversely affects the value of the Mortgaged Property.

"Modification Agreement" means an agreement in the form attached hereto as Exhibit J.

"Monthly Payment Differential" means the monthly interest (taking into account scheduled amortization through the initial Maturity Date), which would be earned if the prepayment were invested at the Contract Rate less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

"Mortgaged Property" means individually and collectively each of the Premises and the Collateral.

"Net Operating Income" means, Lender's own reasonable analysis of gross rents, revenues and other income from the operation of the Mortgaged Property for the immediately preceding three month period (prior to the calculation) for which results are available, annualized, determined in accordance with generally accepted accounting principles, consistently applied, but without taking into account straight-lining of rents, FAS 141 Income and extraordinary revenues (e.g. Lease termination payments) ("Operating Revenue"); and then subtracting from such Operating Revenue the amount of all ordinary and necessary operating expenses applicable to the Mortgaged Property during the most recently ended three month period, as normalized and annualized, for which results are available, including, but not limited to, expenses for utilities, administration, cleaning, landscaping, repairs and maintenance, ground rent payments, if any, deemed management fees (in an amount equal to 1.5% of Operating Revenue) in lieu of corporate overhead expenses, annualized, existing real estate and other taxes and assessments (except pro forma/fully assessed taxes shall be used to determine Net Operating Income in the determination of Debt Yield under Section 8.3(h)) and insurance premiums, but excluding from any such expenses any deductions for federal, state and other income taxes, debt service under the Loan Documents, depreciation or amortization of capital expenditures (including leasing commissions, tenant improvements, and other leasing costs) and other similar non-cash items.  Borrower shall provide Lender with Borrower's own proposed calculation of Net Operating Income, certified by the chief financial officer, general partner, managing member or non-member manager of Borrower, together with all relevant supporting detail required to determine the same.  Lender shall then perform Lender's own independent calculation of Net Operating Income in accordance with the foregoing, which shall be the definitive determination of Net Operating Income.

"New Lease" means all Leases and all amendments, modifications, assignments, extensions and renewals of Leases (including amendments, modifications, assignments, extensions and renewals of all Existing Leases), in each case that are entered into after the date of this Agreement.

"New Lender" has the meaning in Section 12.13.

"No-Approval Lease" has the meaning assigned to such term in Subsection 5.1(c).

"Note" means collectively the Promissory Note or the Promissory Notes of even date herewith executed and delivered by Borrower in the aggregate original principal amount of $350,000,000, as the same may be modified, amended, split, consolidated, replaced, substituted or extended from time to time.

"OFAC" means the United States Department of the Treasury, Office of Foreign Assets Control, or any successor or replacement agency.

"OFAC Prohibited Person" means, a country, territory, individual or Person (i) listed on or Affiliated with any such country, territory, individual or Person listed on The Office of Foreign Assets Control's List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by any Anti-Money Laundering Laws, or (ii) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from any of the Mortgaged Property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.

"Operating Agreements" means the management agreements, leasing commission agreements, easement agreements, the other agreements and licenses concerning the Mortgaged Property set forth in Exhibit B attached hereto.

"Operating Expenses" means all ordinary and necessary operating expenses applicable to the Mortgaged Property for a specified period of time, including, but not limited to, expenses for utilities, administration, cleaning, landscaping, security, repairs and maintenance, ground rent payments, if any, management fees, fully assessed (or estimated fully assessed) real estate and other taxes and assessments and insurance premiums, but excluding from any such expenses any deductions for federal, state and other income taxes, debt service, depreciation or amortization of capital expenditures (including leasing commissions, tenant improvements, and other leasing costs) and other similar non-cash items.

"Parcel Release" has the meaning assigned to such term in Section 8.4.

"Permitted Encumbrances" means with respect to the Premises, only the outstanding liens, easements, restrictions, security interests and other exceptions to title expressly set forth in Schedule B to title insurance policy (based on proforma loan policies of title insurance nos. 116743022-X49 (12400 Wilshire), 116743026-X49 (Brentwood/Saltair), 116743027-X49 (Verona), 116743024-X49 (Landmark II), 116743025-X49 (11777 San Vicente), 116743021-X49 (Palisades Promenade) and 116743023-X49 (401 Wilshire)) issued or to be issued promptly following the Closing Date by Chicago Title Insurance Company insuring the Deed of Trust for the benefit of Lender, together with the liens and security interests in favor of Lender created by the Loan Documents and such other matters as are expressly set forth in or permitted by the Loan Documents, including the Existing Leases and New Leases approved by Lender or that Borrower is permitted to enter into under this Agreement without the consent of Lender.

"Permitted Substances" mean Hazardous Substances (i) of types and in quantities customarily used in the ownership, operation and maintenance of commercial office buildings similar to the Premises (i.e., materials used in cleaning and other building operations) and (ii) office supplies and other materials or substances used in customary and reasonable quantities by tenants or other occupants of the Premises in the normal course of their business.

"Person" means and includes any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof.

"Plan Assets Regulation" has the meaning assigned to such term in Section 6.10.

"Premises" means the Land, the Improvements and the Appurtenances including any Substitute Mortgaged Property and excluding any portion of the Premises released pursuant to Section 8.4 or Section 8.5 hereof.

"Prepayment Date" means the date set forth in Borrower's written notice to Lender (as required under Section 2.5(a) or (c), as the case may be) of Borrower's intention to make a prepayment of the Loan, or if no such notice is required or provided, the date of any prepayment of the Loan, in whole or in part.

"Prepayment Fee" has the meaning assigned to such term in Subsection 2.5(b).

"Principal" means (a) Borrower, (b) Indemnitor, (c) each Person or entity that directly or indirectly owns ten percent (10%) or more of the equity interests in Borrower or Indemnitor (a "10% Interest"), and (d) any Person or entity that does not own a 10% Interest but directly or indirectly Controls Borrower or Indemnitor (excluding from the foregoing clauses (c) and (d), holders of publicly traded securities in the REIT or of limited partnership interests in Indemnitor other than the REIT and any person or entity who is owned or Controlled directly or indirectly by the REIT).

"Proceeds" has the meaning assigned to such word in the Granting Clauses of the Deed of Trust.

"Property Income" has the meaning assigned to such term in the Granting Clauses of the Deed of Trust.

"Property Condition Report" means the property condition reports relating to the Premises set forth on Exhibit I.

"Qualified Real Estate Investor" means, with respect to any proposed transferee or its Principal or Affiliate, as applicable, any reputable entity which is acceptable to Lender in its sole, reasonable discretion and also so long as neither the proposed transferee nor any principal, Affiliate, parent or other majority owner of the proposed transferee, as of the date for the closing of the transfer of title to the Mortgaged Property or at any time prior thereto is or has been (i) in default on any indebtedness or loan from Lender or any Affiliate of Lender, (ii) involved as a debtor or as the principal of a debtor in any bankruptcy, reorganization or insolvency proceeding, (iii) the subject of any criminal charges or proceedings, (iv) involved in litigation which is deemed significant by Lender, or (v) an OFAC Prohibited Person or otherwise does not comply with the requirements set forth in Section 6.11(a).  All of the foregoing conditions must be satisfied as of the date of the request for approval of transfer of title to the Mortgaged Property and on the date of the proposed closing of the transfer.

"Rate Spread" means the positive difference, if any, between (a) the Extension Contract Rate then in effect during the Interest Period in which the conversion of the Extension Contract Rate takes place and (b) the Federal Funds Rate on the day that is two (2) Business Days prior to the first day of such Interest Period.  The Rate Spread shall be determined one time (i.e., shall not be adjusted during any continuous period in which the Adjusted Rate applies), unless the Adjusted Rate becomes inapplicable, in which case the Rate Spread shall be determined in the foregoing manner for each separate and subsequent period in which the Adjusted Rate becomes applicable.

"Recourse Guaranty Agreement" means that certain Recourse Guaranty Agreement from Indemnitor for the benefit of Lender, as amended from time to time.

"Register" has the meaning assigned to such term in Section 12.15.

"Reinvestment Yield" means 50 basis points, plus the annual yield to maturity of a Treasury Issue which has the closest maturity (month and year) prior to the Maturity Date, as quoted in The Wall Street Journal published in print or on-line on the second (2nd) calendar day immediately preceding the date for prepayment as set forth in Borrower's notice of its intention to prepay, but if said second (2nd) day is not a Business Day, then as quoted on the preceding Business Day.  If more than one Treasury Issue has the same maturity date, then the Treasury Issue having the market yield that differs least from the Contract Rate will be used in the calculations.  If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such Treasury Issue information in print or on-line on the applicable date, then any other publication selected by Lender quoting daily market yields for Treasury Issues will be used.

"REIT" means Douglas Emmett, Inc., a Maryland corporation.

"Release" or "Released" means the actual, threatened or suspected presence, generation, manufacture, release, deposit, discharge, emission, vapor intrusion, leak, spill, seepage, migration, injection, pump, pour, empty, escape, dump, disposal or other movement of a Hazardous Substance at any time, no matter how or by whom caused, whether intentional or unintentional, foreseeable or unforeseeable.

"Release Mortgaged Property" has the meaning assigned to such term in Section 8.5.

"Release/Substitution Period" has the meaning assigned to such term in Section 8.4.

"Remediation" means and includes any response, remedial, removal or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance or underground storage tank, any actions to prevent, cure or mitigate any Release of a Hazardous Substance, any action to comply with any applicable Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or underground storage tank.

"Rents" has the meaning assigned to such word in the Assignment of Leases and Rents.

"Revenues" means all rents, revenues and other income, from whatever source, including without limitation, lease termination fees, returns of deposits and any other ordinary or extraordinary revenues or income generated from or relating to the maintenance or operation of the Mortgaged Property.

"Second Extension Principal Payment" means a constant amount determined by (a) adding the principal portion (only) of the amortizing payments which would have been due during the second Extension Term had Borrower made monthly payments of principal and interest during said twelve month period based on a 25-year amortization schedule, the principal balance of the Loan on the first day of the second Extension Term (taking into effect any prepayments thereof required to satisfy the Extension Conditions) and the Contract Rate and (b) dividing the sum calculated under clause (a) by 12.

"SNDA" means a subordination, nondisturbance and attornment agreement required or requested under this Agreement, which, at Borrower's option, may be in either (i) substantially the same form as was used in the $400,000,000 loan made in 2010 to Douglas Emmett 2010, LLC, (ii) Lender's standard form, (iii) with respect to any Major Lease, any form attached to such Major Lease, or (iv) such other form as is reasonably satisfactory to Lender; and in any event with such commercially reasonable changes thereto as may be requested by such tenant.

"Sponsor" means Douglas Emmett Properties, LP, a Delaware limited partnership.

"State" means the state or commonwealth in which the Land is situated.

"Substitute Mortgaged Property" shall have the same meaning assigned to such term in Section 8.5.

"Substitution" shall have the same meaning assigned to such term in Section 8.5.

"Transfer" has the meaning assigned to such term in Section 8.1(a).

"Trap Account" has the meaning assigned to such term in Section 6.19.

"Treasury Issue" means United States Treasury issued bills, notes and bond instruments specifically excluding any strips, inflation indexed issues and other types of derivative instruments.

"Work" has the meaning assigned to such word in Subsection 3.2(a).

"Zoning Reports" means the zoning reports relating to the Premises set forth on Exhibit I.

Section 1.2 Interpretation.

For all purposes of this Agreement and each other Loan Document, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

(a) the capitalized terms defined in this Article have the meanings assigned to them in this Article, include the plural as well as the singular, and, when used with respect to any instrument, contract or agreement, include all extensions, modifications, amendments and supplements from time to time thereto;

(b) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement and each other Loan Document as a whole and not to any particular Article, Section, or other subdivision;

(c) the words "include" and "including" and other words of similar import shall be construed as if followed by the phrase ", without limitation,";

(d) the phrase "satisfactory to any Lender" means in form and substance satisfactory to such Lender, as the case may be, in all respects; the phrase "with Lender's consent" or "with Lender's approval" means such consent or approval at Lender's sole discretion, and the phrase "acceptable to Lender" means acceptable to Lender in its sole discretion, unless a different standard for consent or approval is expressly set forth in this Agreement; and

(e) any provision of this Agreement or in the other Loan Documents permitting the recovery of "attorneys' fees", "attorneys' fees and expenses",  "attorneys' fees and costs" or "attorneys' fees, costs and expenses" or any similar term shall: (i) include all actual third party out-of-pocket fees, costs and expenses paid or incurred by Lender, including attorneys' fees, costs and expenses of Lender's outside counsel paid or incurred by Lender related or incidental to, or incurred in any judicial, arbitration, administrative, probate, appellate, bankruptcy, insolvency or receivership proceeding, as well as in any post-judgment proceeding to collect or enforce any judgment or order relating to the Indebtedness or any of the Loan Documents, as well as any defense or assertion of the rights or claims of Lender in respect of any thereof, by litigation or otherwise; (ii) be separate and several and survive merger into judgment; and (iii) except during the continuance of an Event of Default, shall be reasonable.

ARTICLE 2

LOAN TERMS

Section 2.1 The Loan and The Note.

Lender agrees, on the terms and conditions of this Agreement, to make the Loan, and Borrower agrees to accept the Loan, in the principal amount equal to THREE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($350,000,000.00), and to repay the Loan in accordance with this Agreement, the Note and the other Loan Documents.  The Note evidences the indebtedness of Borrower under the Loan.

Section 2.2 Interest Rate; Late Charge; Default Rate.

(a) From the Closing Date until the initial Maturity Date and except for any time when the Default Rate is applicable pursuant to the terms of this Agreement, the outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at a rate equal to FOUR AND 46/100 PERCENT (4.46%) per annum (the "Contract Rate").  All interest accruing hereunder shall, except during each Extension Term, be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each, except that any interest due at any time for a period of less than a full calendar month shall be calculated by multiplying the Contract Rate (or Default Rate, as the case may be) by a fraction, the numerator of which is the actual number of days elapsed in such partial month and the denominator of which is three hundred sixty (360).

(b) During each Extension Term and except for any time when the Default Rate or the Adjusted Rate is applicable pursuant to the terms of this Agreement, the outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at the Extension Contract Rate.  All interest accruing hereunder (during each Extension Term) shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days in the applicable period for which interest is being calculated.  The "Extension Contract Rate" shall be (unless otherwise calculated pursuant to the provisions of Subsections 2.2(d) or 2.8(a) below) for each Interest Period, an interest rate per annum equal to the Margin in excess of LIBOR determined as of the applicable LIBOR Reset Date.  Each determination of the Extension Contract Rate (i.e., LIBOR (plus the Margin) or the Adjusted Rate, as the case may be) shall be made by Lender and shall be conclusive and binding upon Borrower absent manifest error.

(c) If any regular monthly installment of principal or interest due under this Agreement, or any monthly deposit for taxes, ground rent, insurance, replacements and other sums if required under any Loan Document, shall not be paid as required under this Agreement or any other Loan Document, as the case may be, prior to said default becoming an Event of Default under Section 9.1, Borrower shall pay to Lender a late charge (the "Late Charge") of four cents ($0.04) for each dollar so overdue in order to compensate Lender for its loss of the timely use of the money and frustration of Lender in the meeting of its financial commitments and to defray part of Lender's incurred cost of collection occasioned by such late payment. Any Late Charge incurred shall be immediately due and payable.  If, however, during any consecutive twelve (12) month period Borrower on more than one (1) occasion shall pay any such installments or deposits after the due dates thereof (whether prior to or after the time that the Late Charge is payable as above), then Borrower shall be required to pay (with respect to said second late payment and thereafter with respect to any such late payment during said twelve (12) month period) the Late Charge, and the Late Charge shall be due, on the Business Day after the applicable due date (i.e., any grace period afforded Borrower under Section 9.1 shall not be applicable as it relates to Borrower's obligation to pay a Late Charge).  Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or deposits or the requirement that Borrower make all payment of installments and deposits as and when the same are due and payable.

(d) Upon an Event of Default or on the Maturity Date, the unpaid principal balance of the Loan shall thereafter bear interest at the per annum interest rate (the "Default Rate") equal to the lesser of:

(i) the highest rate permitted by law to be charged on a promissory note secured by a commercial mortgage, or

(ii) the sum of five percent (5%) plus the Contract Rate or, during the Extension Term, the Extension Contract Rate, as the case may be.

Interest at the Default Rate as provided in this Section shall be immediately due and payable to Lender and shall constitute additional Indebtedness evidenced by the Note and secured by the Loan Documents.

Section 2.3 Terms of Payment.  Subject to the provisions of Section 2.7(b), the Loan shall be payable by Borrower as follows:

(a) If the Closing Date is on a day other than the first (1st) day of a calendar month, then on the Closing Date, a payment of interest only shall be due and payable for the period from such date to (but excluding) the first (1st) day of the next calendar month;

(b) Successive monthly installments of interest (in arrears) only in the amount of One Million Three Hundred Thousand Eight Hundred Thirty Three and 33/100 Dollars ($1,300,833.33), shall be made on the first (1st) day of April, 2011 and on the first day of each calendar month thereafter up to and including the first (1st) day of March, 2014;

(c) Successive monthly installments of principal and interest (in arrears), in the constant amount of One Million Seven Hundred Sixty Five Thousand Eighty Nine and 82/100 Dollars ($1,765,089.82), shall be made on the first (1st) day of April, 2014 and on the first day of each calendar month thereafter up to and including the first day of February, 2018.  The monthly payments of combined principal and interest required under this Agreement are based upon a thirty (30) year amortization period;

(d) If the Maturity Date is extended in accordance with Section 2.4(b), on March 1, 2018 a monthly installment of principal and interest (in arrears), in the amount of One Million Seven Hundred Sixty Five Thousand Eighty Nine and 82/100 Dollars ($1,765,089.82);

(e) If the Maturity Date is extended in accordance with Section 2.4(b), on April 1, 2018 and on the first day of each calendar month thereafter up to and including the first day of the month immediately prior to the Maturity Date (as extended) Borrower shall make (i) successive monthly installments of interest on the outstanding principal balance of the Loan at the Extension Contract Rate (determined in accordance with Section 2.2(b)) and (ii) successive monthly installments of principal in the constant amount equal to, during the first Extension Term, the First Extension Principal Payment and during the second Extension Term, if any, the Second Extension Principal Payment; and

(f) On the Maturity Date or on any earlier date as a result of an Acceleration Event, Borrower shall pay all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.  Borrower acknowledges that, since the term of the Loan is shorter than the amortization period, all or a substantial portion of the principal amount of the Loan will be due on the Maturity Date.

Section 2.4 Term of Loan.

(a) The term of the Loan shall commence on the Closing Date and expire on the Maturity Date.

(b) Borrower shall have two options to extend the term of the Loan, for a one-year period each extension (i.e., until March 1, 2019 for the first extension and until March 1, 2020 for the second extension, each such one-year extension, an "Extension Term") provided that Borrower has satisfied, as determined by Lender in its reasonable discretion, with respect to the first extension option, all of the Extension Conditions applicable to the first Extension Term and with respect to the second extension option, all of the Extension Conditions applicable to the second Extension Term.  Borrower's failure to timely send the Extension Request or pay the extension fee to Lender as required under the definition of Extension Conditions provided in Section 1.1 shall conclusively evidence Borrower's election not to extend the term of the Loan.  If Borrower (i) extends the term of the Loan as herein provided, (ii) delivers an Extension Request and Lender subsequently determines that Borrower has failed to satisfy any of the Extension Conditions or (iii) withdraws Borrower's Extension Request, then, in any such event, Borrower shall pay within ten (10) days after written request (and receipt of billings) all of Lender's out-of-pocket costs and expenses arising from any such Extension Request.  The extension options are personally available to and for the sole benefit of the Borrower named on page one (1) of this Agreement and shall not be available to or assignable to any other Person or party, including, without limitation, any third party assuming the Loan.  Borrower is not required to provide an interest rate cap, swap or hedge during either Extended Term.

Section 2.5 Prepayment.  There are no full or partial prepayment privileges of the principal amount of the Loan except as expressly set forth in this Section 2.5:

(a) Borrower shall have the right to pay the Loan in full (but not in part) on any Business Day on or after, but not prior to March 1, 2013 (the "Closed Prepayment Date"), provided that Borrower gives Lender at least thirty (30) days prior written notice of its intention to make any such prepayment and the estimated date thereof, and that Borrower also pays to Lender, at the time of prepayment, as consideration for the privilege of making such prepayment, the applicable Prepayment Fee.

(b) Between March 1, 2013 and August 31, 2017 the "Prepayment Fee" shall be equal to the greater of (x) or (y) where:

(x)	is equal to the amount to be prepaid multiplied by one percent (1%); and

(y)	is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the Reinvestment Yield on a monthly basis.

On or after September 1, 2017, the "Prepayment Fee" shall be zero.

(c) If Borrower extends the Maturity Date beyond March 1, 2018, Borrower shall have the right to pay the Loan in whole or in part on any Business Day during the Extension Term without the obligation to pay a Prepayment Fee or any other prepayment premium or penalty, provided that Borrower gives Lender at least fifteen (15) days prior written notice of its intention to make any such prepayment, the estimated Prepayment Date and the amount to be prepaid, and if the Prepayment Date is not the last day of an Interest Period, that Borrower also pays to Lender, as consideration for the privilege of making such prepayment, a Breakage Fee; provided, however, that Borrower shall not be required to pay any Breakage Fee in any month if Borrower has provided written notice to Lender at least 15 days in advance of a LIBOR Reset Date of Borrower's intent to prepay the Loan in full on any Business Day during the next succeeding calendar month and has also provided a second written notice to Lender at least 5 days in advance of the same LIBOR Reset Date confirming Borrower's intent to prepay the Loan in full on any Business Day during the next calendar month.

The "Breakage Fee" shall be calculated as follows:

Breakage Fee =	((R-L) x P) x D
360

Where:

1.	R = 1 month LIBOR on the date that the current Extension Contract Rate was set

2.	L = Current Libor

3.	P = The outstanding principal amount of the Loan on the Prepayment Date

4.	D = Number of days remaining in the Interest Period

(d) If the Maturity Date is accelerated by Lender because of the occurrence of an Event of Default or as otherwise expressly provided in the Loan Documents (an "Acceleration Event"), the acceleration shall be deemed for purposes of this Section 2.5 to be an election on the part of Borrower to prepay the Loan.  Accordingly, there shall be added to the amount due after an Event of Default and resulting acceleration, the applicable Prepayment Fee or the Breakage Fee, if any, each, calculated as set forth above and using as the Prepayment Date the date on which any tender of payment is made, and Borrower agrees to pay same.  Any tender of payment made (or judgment entered) after acceleration by or on behalf of Borrower (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale), shall include the applicable Prepayment Fee or Breakage Fee, if any, each computed as provided above.  If the Acceleration Event occurs prior to the Closed Prepayment Date, a Prepayment Fee (a "Closed Period Prepayment Fee") shall nevertheless be paid, which Closed Period Prepayment Fee shall be calculated as set forth in Subsection 2.5(b) above, except that with respect to clause (x), the Closed Period Prepayment Fee shall equal the amount to be prepaid multiplied by three percent (3%) (rather than one percent (1%)), and that with respect to clause (y), the Reinvestment Yield (calculated as provided for above) shall be reduced by two (2) percentage points (but not less than zero percent).

(e) There will be due with any principal prepayment, all accrued and unpaid interest and all other fees, charges and payments due under this Agreement, the Note and the other Loan Documents.

(f) No Prepayment Fee or other prepayment premium or penalty shall be required to be paid in connection with any payment of fire, casualty, or condemnation Proceeds to Lender which Lender requires to be applied to the Indebtedness in accordance with the provisions of this Agreement, except if such application to the Indebtedness is after an Event of Default, in which case the provisions of Section 2.5(d) shall apply.

(g) Borrower acknowledges and agrees that all of the economic terms set forth in the Loan Documents, including, without limitation, the Contract Rate, have been agreed to by Lender based on Lender's expectation that the Loan will not be repaid prior to the Maturity Date (e.g., had Lender anticipated a shorter Loan term, the Contract Rate may have been a higher rate of interest).  However, in order to accommodate Borrower, Lender has agreed to permit Borrower to repay the Loan prior to the Maturity Date in accordance with, and subject to, the terms set forth above provided that, and as consideration for such agreement, Borrower agrees to pay Lender the Prepayment Fee (if applicable).  Borrower acknowledges and agrees that, even if Lender is able to loan the amount prepaid by Borrower to another Person on the same terms and conditions as herein provided, Lender shall not have fully recovered Lender's lost profits, costs, expenses and damages suffered as a result of such early prepayment; therefore, Borrower and Lender have agreed on the Prepayment Fee on the terms provided herein as compensation for Lender's estimated lost profits, costs, expenses and damages resulting from such prepayment.  The Prepayment Fee shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Agreement, or under the other Loan Documents.

(h) No Prepayment Fee shall be required to be paid on or after September 1, 2017.

(i) Notwithstanding anything herein to the contrary, Borrower shall have the right from time to time to make a partial prepayment of the Loan in accordance with, and subject to, each of Sections 2.4(b), 8.3, 8.4 or 8.5 of this Agreement provided that in connection with a prepayment under either Sections 8.3, 8.4 or 8.5 (but not under Sections 2.4(b)) that Borrower also pays to Lender, as consideration for the privilege of making such prepayment, a Prepayment Fee or Breakage Fee, as the case may be, on the applicable Prepayment Date calculated as provided in Subsection 2.5(b) or Subsection 2.5(c), as the case may be.  In connection with a partial prepayment of the Loan pursuant to Section 2.4(b), 8.3, 8.4 or 8.5 the monthly Loan payment shall be adjusted as provided herein.

Section 2.6 Security.  The Loan shall be secured by inter alia (1) the Deeds of Trust creating a first priority lien on the Mortgaged Property, (2) the Assignments of Leases and Rents creating a first priority lien on the Leases and the Property Income, (3) the Environmental Indemnification Agreement, (4) the Recourse Guaranty Agreement, and (5) the other Loan Documents.

Section 2.7 Payments.

(a) All payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Note and any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender.  All such payments that are fixed regularly scheduled monthly payments of interest or principal and interest shall be made by Borrower by automatic clearing house ("ACH") debit of a bank account of Borrower of which Lender has received at least thirty (30) days' prior written notice; provided however, during the Extension Term, all such payments shall be made by wire transfer of immediately available funds to an account designated by Lender in writing to Borrower or, at Borrower's option, by ACH.  All other payments from Borrower to Lender shall be made by wire transfer of immediately available funds to an account designated by Lender in writing to Borrower.  Notwithstanding anything herein to the contrary, any prepayment of the Loan or repayment of the Loan on the Maturity Date must be made by wire transfer of immediately available funds to an account designated by Lender in writing to Borrower.  Lender acknowledges that Lender has received written notice of Borrower's initial bank account from which the aforesaid ACH debit shall be made.

(b) If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable for any principal so extended for the period of such extension.  Moreover, for the purpose of determining the date when payment obligations are due under the Loan Documents, a Business Day shall not include a day when banks are authorized or obligated to be closed for business in the State of New York.

(c) Each payment received by Lender hereunder, under the Note or any other Loan Document shall be applied in the following order:

(i) First, to the interest due on any Advances made by Lender under this Agreement or any other Loan Document;

(ii) Next, to the principal amount of any Advances made by Lender under this Agreement or any other Loan Document;

(iii) Next, to Late Charges, attorneys' fees or any other amount due hereunder or under any other Loan Document save for the amounts described in clauses (iv), (v) and (vi) immediately below, in each case to the extent required to be paid by Borrower pursuant to this Agreement or any of the other Loan Documents;

(iv) Next, to any Prepayment Fee or any Breakage Fee then due and payable under this Agreement;

(v) Next, to accrued interest due Lender under this Agreement or any of the other Loan Documents; and

(vi) Finally, to the principal balance of the Loan.

Notwithstanding the foregoing, during the continuance of an Event of Default or in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Agreement, when due, whether on the Maturity Date or on any earlier date as a result of any Acceleration Event, Lender, at its option, shall apply any payments it then receives in such order as Lender deems appropriate in its sole discretion.

Section 2.8 LIBOR Provisions.  This Section 2.8 shall be applicable only during the Extension Term.

(a) If (i) any requirement of law arising after the Closing Date or any change therein, or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain loans bearing interest at LIBOR, or (ii) Lender shall have reasonably determined that by reason of circumstances affecting the London interbank market, U.S. dollar deposits, in an amount approximately equal to the outstanding principal balance of the Loan, are not generally available at such time in the London interbank market or that adequate and reasonable means do not exist for ascertaining LIBOR for any particular Interest Period, then during such period of time (x) the obligation of Lender hereunder to make the Loan bearing interest at LIBOR (plus the applicable spread) shall not apply and (y) the Extension Contract Rate shall (notwithstanding anything provided in Section 2.2 to the contrary) automatically convert to the Adjusted Rate commencing on the first day of the next succeeding Interest Period or within such earlier period as required by law.  Borrower hereby agrees promptly to pay Lender, within five (5) days after demand, any additional amounts necessary to compensate Lender for any reasonable third party costs incurred by Lender in making any conversion to the Adjusted Rate in accordance with this Agreement.  Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender's determination that the provisions hereof apply and the calculation substantiating the Adjusted Rate and any such additional costs incurred by Lender in making the conversion, which, upon written notice thereof from Lender, as certified to Borrower, shall be conclusive provided Lender has made such determination reasonably and in good faith.  In the event the aforesaid circumstances no longer exist as reasonably determined by Lender, Lender shall promptly notify Borrower and the Extension Contract Rate shall be converted back to LIBOR plus the Margin commencing on the first day of the Interest Period which occurs at least three (3) days after such determination by Lender.

(b) In the event that any change after the Closing Date in any requirement of law applicable to maintaining loans or extensions of credit bearing interest at LIBOR, or in the interpretation or application thereof, other than charges relating to income, excise, franchise or other taxes applicable to Lender, or compliance in good faith by Lender with any request or directive relating thereto (whether or not having the force of law) hereafter issued by any central bank or other Governmental Authority:

(i) shall hereafter impose on, modify or hold applicable to Lender any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds, by any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii) shall hereafter impose on Lender any other condition

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit bearing interest at LIBOR or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as reasonably determined by Lender (collectively, "Increased Costs").  If Lender becomes entitled to claim any Increased Costs pursuant to this Section, Lender shall provide Borrower with not less than thirty (30) days' written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully-compensate Lender for such Increased Costs.  A certificate as to any Increased Costs submitted by Lender to Borrower shall be conclusive provided Lender has made such determination reasonably and in good faith.  This provision shall survive the repayment of the Loan and the satisfaction of all other obligations of Borrower under the Loan Documents.  Notwithstanding anything to the contrary contained herein, it shall be a condition to the Borrower's obligation to pay compensation under Subsection 2.8(b) that such compensation requirements are also being imposed on substantially all other similar classes or categories of commercial loans or commitments of Lender that are similarly affected by the circumstances giving rise to such Increased Costs.

(c) Borrower shall indemnify Lender and hold Lender harmless from, and be responsible for paying, any Conversion Costs.  This provision shall survive payment of the Loan in full and the satisfaction of all other obligations of Borrower under the Loan Documents.  As used herein "Conversion Costs" means any costs incurred by Lender as a consequence of the conversion (for any reason permitted by Section 2.8(a) above) of the Loan from a loan bearing interest at LIBOR (plus the applicable spread) to a loan bearing interest at the Adjusted Rate.

(d) All payments made by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding any Excluded Taxes.  If any Foreign Taxes (other than Excluded Taxes) are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes other than Excluded Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder.  Whenever any Foreign Tax (other than Excluded Taxes) is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such non-excluded Foreign Tax.  Borrower shall indemnify Lender and hold Lender harmless from, and be responsible for paying, any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.  Lender's inability to notify Borrower of any such Foreign Tax in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this Section.  As used herein "Foreign Taxes" means, collectively, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves required to be maintained on account of this Loan or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof.  As used herein "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether new or hereafter in existence.  Notwithstanding anything contained herein to the contrary, the foregoing obligation to pay such additional amounts resulting from the payment of Foreign Taxes shall not apply to any payment to Lender (or shall be correspondingly reduced) if Lender is entitled to submit a Form W-8BEN, W-8ECI, W-8IMY or other documentation prescribed by applicable law (relating to such Lender and certifying or qualifying it for an exemption from Foreign Taxes (or withholding at a reduced rate) in respect of the Loan) and while such exemption or reduced rate of withholding remains in effect or would remain in effect if Lender had submitted such documentation.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.  At any time while any Lender is not complying with the provisions hereof, Borrower shall be entitled to withhold such amounts on account of Foreign Taxes with respect to such Lender and take such actions with respect thereto as shall be reasonably necessary or appropriate to comply with applicable laws.

(f) If Lender determines, in its sole discretion, that it has received a refund of any Foreign Taxes with respect to which the Borrower has paid additional amounts pursuant to this Section 2.8, provided no Event of Default exists, Lender shall pay over to Borrower such refund, up to such additional amounts so paid by Borrower, net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority.

ARTICLE 3

INSURANCE AND CONDEMNATION

Section 3.1 Insurance Requirements.

(a) Property Insurance.  Borrower shall maintain either "all risk" or "special form" real and personal property insurance and "boiler and machinery insurance", insuring one hundred percent (100%) of the insurable replacement cost value of the Improvements and the Equipment, with no coinsurance or similar penalty and covering "extra expense" and "rent loss", or "business interruption", in an amount equal to at least eighteen (18) months of the Property Income, and an extended period of indemnity of at least one hundred eighty (180) days.  Subject to Section 3.1(g) below, covered perils shall include "acts of terrorism" (whether or not certified) (in accordance with Section 3.1(g) below), "windstorm" (including "named windstorm"), "vandalism and malicious mischief".  Unless all Improvements continue to comply with all applicable laws, codes and regulations, Borrower shall maintain "ordinance and law" coverage in the following minimum percentages of the value of the Improvements:  Coverage A – one hundred percent (100%); Coverage B, "demolition and debris removal" – ten percent (10%); and, Coverage C, "increased costs of construction" -- ten percent (10%), and must also insure the right to re-build the Improvements of the same size and height and with the same parking as the existing improvements.  If the Improvements are non-conforming due to height, density, parking ("downzoning") or such other non-conformity not covered under the "ordinance & law" provisions, Borrower may be required to purchase a separate policy covering such non-conformity for the benefit of Lender.  Lender may from time to time also require that Borrower maintain insurance acceptable to Lender for "flood" and "builder's risk".  All insurance coverages, limits and deductibles must be reasonably satisfactory to Lender.

(b) Liability Insurance.  Borrower shall also maintain Commercial General Liability insurance (including contractual liability and Acts of Terrorism) in an amount equal to at least $1,000,000 per occurrence and $2,000,000 in the aggregate, with a Per Location aggregate endorsement if multiple properties are insured under the same policy.  In addition, Borrower shall maintain Umbrella or Excess Liability insurance in an amount Lender determines to be reasonable from time to time.  Lender may, from time to time also require that Borrower maintain insurance acceptable to Lender for Commercial Auto, Workers Compensation, Environmental and such other insurance as Lender may require.

(c) Evidence of Insurance By Acceptable Insurers.  At all times during the term of the Loan, Borrower shall provide to Lender the following evidences of insurance for approval by Lender: (i) an insurance binder (ACORD 75 or equivalent provided by an insurance agent, broker or insurance carrier) or an ACORD 28 (2003 version) Evidence of Property Insurance provided by an authorized insurance agent or broker or, where ACORD 28 is not available, other evidence of insurance confirming the same rights as are provided by ACORD 28 (2003); and (ii) an ACORD 25 Certificate of Liability Insurance, provided by an authorized insurance agent, broker or insurance carrier confirming coverages are maintained for liability insurance as required to be carried by Borrower.  The foregoing evidence shall be provided to Lender at least ten (10) days prior to the expiration date of each such policy.  Each binder, evidence of insurance and certificate, as applicable based on the requirements hereunder, must include a mortgagee clause and a loss payee clause satisfactory to Lender, and any Certificate of Liability Insurance must name Lender as an Additional Insured for Commercial General Liability with respect to the Premises.  Each insurance company providing coverage must have an S&P Insurer Financial Strength Rating of A or better or an A. M. Best rating of A-VIII or better.  Notwithstanding the foregoing, and only with respect to the catastrophic portion of the Property Insurance, Borrower shall be permitted to obtain up to 10% of the total catastrophic insurance from carriers having an A. M. Best rating of A-VII so long as any such insurers having an A. M. Best rating of A-VII do not provide the primary catastrophic insurance coverage (i.e., the first $25,000,000 of insurance).

(d) Blanket Insurance Policies.  Borrower's insurance requirements under this Article 3 may be satisfied by maintaining either individual policies covering only the Premises, or blanket insurance policies covering multiple properties, provided that with respect to any blanket insurance policies Borrower also covenants to either immediately reinstate any limits and coverages which are used, reduced or cancelled back up to the blanket policy limits approved by Lender, or to secure individual policy coverages for the Premises satisfying these insurance requirements.  Borrower will deliver to Lender a Schedule of Locations Insured under any blanket insurance policy together with the related certificates of insurance.  Lender acknowledges that Sponsor's current blanket insurance program satisfies the requirements of this Section 3.1.  In the event there is any material change in circumstances relating to the Mortgaged Property or in the insurance coverages that are then customarily being maintained by prudent owners of institutionally owned Class "A" office buildings in the markets where the Mortgaged Property is located, Lender shall have the right to reasonably approve Sponsor's blanket insurance program in light of such material changes.

(e) Miscellaneous Insurance Requirements.  Subject to the provisions of this Section 3.1, all insurance policies and endorsements required pursuant to this Agreement must be satisfactory to Lender in its sole and absolute discretion and shall: (i) be endorsed to name Lender as a primary additional insured thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a long-form, non-contributory mortgagee clause, or otherwise endorsed as Lender may reasonably require; (ii) be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State or that are non-admitted carriers doing business in the State; (iii) without limiting the foregoing, provide that such policy or endorsement may not be canceled or materially changed except upon at least thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Lender (at least ten (10) days prior written notice for non-payment of premium), and that no act or thing done by Borrower or Lender shall invalidate the policy as against Lender; and (iv) be in form and content satisfactory to Lender.  Within ten (10) Business Days following a request by Lender, Borrower shall deliver to Lender a true copy of all policies including all endorsements and renewals thereof, together with a true copy of all endorsements required hereunder and any other insurance policy information and other related information in Borrower's possession (such as Probable Maximum Loss or Scenario Upper Limit studies) Lender reasonably requests from time to time so that Lender may determine that insurance continues to be acceptable to it and satisfies all insurance requirements set forth in this Agreement.  Borrower may request an extension of time not exceeding sixty (60) days to deliver the foregoing policies, endorsements and renewals or certified copies thereof if Borrower has done all things necessary to obtain the issuance of the policies, endorsements and renewals, and Borrower has delivered to Lender within the above ten (10) Business Day period evidence of the insurance reasonably satisfactory to Lender (which may be the ACCORD Certificates described above) showing all coverages required by this Section 3.1 to be in full force and effect for the remainder of the annual policy period along with evidence satisfactory to Lender of payment in full of all premiums for such policy or if the premium is not yet required to be paid by the carrier then a written confirmation from Borrower that such premium shall be paid on or prior to the date required by the carrier to keep the policy in full force and effect.  If Borrower fails to maintain insurance in compliance with this Agreement, Lender may (but shall not be obligated to) obtain such insurance and pay the premium therefor and Borrower shall reimburse Lender on demand for all such Advances.  Notwithstanding anything to the contrary contained herein or in any provision of law, the Proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds and, subject to the terms of this Agreement, Lender shall be entitled to dispose of such Proceeds as hereinafter provided.

(f) Earthquake Insurance.  Borrower shall maintain earthquake insurance coverage for the Mortgaged Property throughout the term of the Loan.  The amount of such earthquake insurance coverage required to be maintained shall reflect the amount maintained by prudent owners of institutionally owned "Class A" office buildings in the markets where the Mortgaged Property is located, at commercially reasonably rates, as reasonably determined by the Lender (collectively, the "Prudent Owner Standard").  Lender acknowledges and agrees that from the date of this Agreement through the current (i.e., as of the date of this Agreement) policy year Lender accepts the earthquake coverage for the Mortgaged Property provided in Sponsor's existing blanket insurance program ("Blanket Earthquake Coverage") and agrees that such Blanket Earthquake Coverage satisfies the Prudent Owner Standard (for said current policy year).  Borrower agrees that, throughout the term of the Loan, as long as earthquake insurance can be purchased, Borrower shall maintain earthquake insurance for all of the Mortgaged Property as part of Sponsor's blanket insurance program using the same methodology that Sponsor has followed for its Blanket Earthquake Coverage in the current (i.e., as of the date of this Agreement) and prior policy years.  Sponsor's Blanket Earthquake Coverage is based upon the then current Probable Maximum Loss, or "PML", of the entire portfolio of properties insured by Sponsor against earthquake risk, subject to deductibles consistent with Sponsor's past practices, from time to time, in Sponsor's Blanket Earthquake Coverage (the "Blanket Portfolio") in accordance with the methodology set forth in that certain Portfolio Seismic Risk Assessment prepared by Myers, Houghton & Partners, Inc. ("MHP") for Douglas Emmett Realty Advisers, dated February 1, 2005.  Borrower shall cause the PML to be updated regularly by MHP, or other seismic consultant reasonably acceptable to Lender, during the term of the Loan using the same methodology.  Notwithstanding the aforesaid, in the event that, in accordance with the Prudent Owner Standard, Borrower determines that earthquake insurance has become so expensive and/or its availability is reduced so that satisfying the earthquake insurance coverage determined by the methodology that Sponsor has followed in the then current and prior policy years is cost prohibitive, then during such period, but only so long as such period continues, Borrower shall be obligated to purchase earthquake insurance with an annual premium of not less than 22 cents per square foot (the "Premium Minimum") times the number of rentable square feet of building area in the Blanket Portfolio.  Notwithstanding the foregoing, in the event that Sponsor, or any of its Affiliates, should agree to a higher Premium Minimum (or other minimum) for Sponsor's Blanket Earthquake Coverage with another lender, then the higher Premium Minimum (or other minimum) shall be applicable to the Loan (i.e., Borrower shall purchase, or cause to be purchased, earthquake insurance with such higher Premium Minimum).

(g) Terrorism Insurance.  Borrower shall maintain terrorism insurance throughout the term of the Loan, to the extent then being maintained by prudent owners of institutionally owned "Class A" office buildings in the markets where the Mortgaged Property is located as reasonably determined by Borrower and Lender; it being acknowledged and agreed that Lender has accepted Borrower's existing coverage in effect with respect to terrorism and terrorist acts in Sponsor's existing blanket insurance program for the current (i.e., as of the date of this Agreement) insurance policy year.

Section 3.2 Damage, Destruction and Restoration.

(a) In the event of any damage to or destruction of the Premises and/or Equipment whereby the anticipated Work shall exceed $500,000, Borrower shall give prompt written notice to Lender of such damage or destruction.  Borrower shall promptly commence and diligently continue to completion the repair, restoration and rebuilding of the Premises and/or Equipment so damaged or destroyed, whether the Work shall be less than, equal or exceed $500,000, in compliance with all legal requirements and with the provisions of Subsections 3.2(e), (f) and (h), and free and clear from any and all liens and claims (subject, however, to Borrower's rights under Section 6.5).  Notwithstanding the aforesaid, if Lender is required to deliver Proceeds to Borrower under Section 3.2(d) and fails to do so, then Borrower shall be excused from commencing and diligently continuing to completion of the Work until such failure has been cured.  Such repair, restoration and rebuilding of the Premises are sometimes hereinafter collectively referred to as the "Work".  Except as expressly permitted under Subsection 3.2(h), Borrower shall not adjust, compromise or settle any claim for insurance Proceeds without the prior consent of Lender.  Subject to the provisions of Section 3.2(d), Lender shall have the option in its sole discretion to apply any insurance Proceeds it is entitled to receive pursuant to this Agreement (less any cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees, costs and expenses) to the payment of the Indebtedness or to allow all or a portion of such Proceeds to be used for the Work.  If any insurance Proceeds are applied to reduce the Indebtedness, provided no Event of Default shall have occurred and be continuing, Lender shall apply the same, without any Prepayment Fee or Breakage Fee, in accordance with the provisions of Subsection 2.7(c) of this Agreement and the portion of the Proceeds applied to reduce the outstanding principal balance of the Loan shall be applied to reduce the Allocated Loan Amount associated with the Individual Mortgaged Property that has suffered the casualty and any remaining Proceeds shall be applied pro-rata to reduce the Allocated Loan Amounts for each other Individual Mortgaged Property. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, Lender, at its option, may apply any insurance Proceeds to the Indebtedness in such order and priority as Lender deems appropriate in its sole discretion and a Prepayment Fee or Closed Period Prepayment Fee or Breakage Fee, as applicable, shall be due and payable in accordance with the terms of Subsections 2.5(b) and (c) in connection with any such prepayment.

(b) In the event of the foreclosure of the Deed of Trust or other transfer of title to or assignment of the Mortgaged Property in extinguishment of the Indebtedness in whole or in part, all right, title and interest of Borrower in and to all policies of insurance required by this Agreement and any insurance Proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee at the foreclosure sale of the Mortgaged Property.

(c) Borrower hereby irrevocably appoints Lender its attorney-in-fact, coupled with an interest, to, subject to Sections 3.2(h) and 3.3, apply and make claims for insurance Proceeds under all insurance policies, to prosecute and settle such claims and to endorse any checks, drafts or other instruments representing any insurance Proceeds whether payable by reason of loss thereunder or otherwise.  Additionally, Lender may notify any and all insurers under casualty and liability insurance policies that Lender has a security interest pursuant to the provisions of this Agreement in and to such insurance policies and any proceeds thereof, and that any payments under those insurance policies are to be made directly to Lender.  Lender's rights under this Section 3.2 may be exercised by Lender or a court appointed receiver appointed upon the request of Lender and irrespective of whether or not an Event of Default (or any matter which, after notice or passage of time or both, would constitute an Event of Default) shall have occurred under this Agreement.

(d) Notwithstanding the provisions of Subsection 3.2(a), if in Lender's reasonable judgment the cost of the Work shall not exceed fifty percent (50%) of the Allocated Loan Amount of the damaged Individual Mortgaged Property, then Lender shall, upon request by Borrower, permit Borrower to use the Proceeds for the Work (subject to the provisions of, and less Lender's costs described in, Subsection 3.2(e)), so long as:

(i) no Event of Default shall then exist nor any matter(s) exist which, after notice of default or passage of time or both, would constitute an Event of Default;

(ii) the Work can be completed, as determined by Lender in its reasonable discretion, by the date which is the earlier to occur of (a) twelve (12) months from the date of the damage to or destruction of the Premises, or (b) six (6) months prior to the Maturity Date;

(iii) (iii)           the Leases in effect immediately after the damage or destruction (i.e., Leases which have not been cancelled or terminated as a result of such casualty or damage) and other Revenues from the Mortgaged Property taken as a whole, excluding any such Leases for the Individual Mortgaged Property affected by such damage or destruction which contain any still exercisable right to cancel or terminate as a result of such damage or destruction, shall, as determined by Lender in its reasonable discretion, provide, together with any business income or rental value insurance, sufficient income to cover the debt service due Lender under Section 2.3 hereunder and all Operating Expenses, in each case that are reasonably expected to be due during the twelve (12) month period after the occurrence of the casualty or damage;

(iv) all sums necessary to effect the Work over and above any available Proceeds (the "Deficiency Amount") shall be at the sole cost and expense of Borrower and, at Lender's request, unless Borrower has already completed the Work and is seeking reimbursement from Lender, Borrower shall deposit the Deficiency Amount, as estimated by Lender in its sole discretion, with Lender prior to commencing any Work and at all times thereafter;

(v) at all times during any such Work, Borrower shall maintain, at its sole cost and expense, workers' compensation, builders risk and public liability insurance in amounts satisfactory to Lender and in accordance with the provisions of this Section 3.1;

(vi) at all times during any such Work, business income and extra expense including rental value insurance shall be in full force and effect and available to cover any loss of business income and rents resulting from the damage to or destruction of the Premises and/or Equipment; and

(vii) the Improvements shall be capable with the Proceeds (and the Deficiency Amount, if any) of being restored to the same size, character and condition that existed prior to the damage or destruction except for immaterial changes as determined by Lender in its reasonable judgment.

(e) Subject to Section 3.2(h), if any insurance Proceeds are used for the Work, then such Proceeds together with any Deficiency Amount shall be held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such Proceeds and/or Deficiency Amount, including reasonable attorneys' fees, costs and expenses and costs incurred to inspect the Work and the plans and specifications therefor), subject to each of the following conditions:

(i) the Work shall be conducted under the supervision of a certified and registered architect or engineer reasonably satisfactory to Lender.  Before Borrower commences any Work, other than temporary work to protect property or prevent interference with business, Lender shall have approved the plans and specifications for the Work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Premises shall be at least equal in value and general utility to the Premises immediately prior to the damage or destruction;

(ii) each request for payment shall be made on not less than seven (7) Business Days prior notice to Lender and shall be accompanied by a certificate of the architect or engineer in (i) above stating: (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if required under (i) above; (B) that the sum requested is justly required to reimburse Borrower for payments by Borrower, or is justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate: (C) if the sum requested is to cover payment relating to repair and restoration of Equipment required or relating to the Premises, that title to the items of Equipment covered by the request for payment is vested in Borrower; and (D) that the amount of such Proceeds together with any Deficiency Amount remaining in the hands of Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion).  Additionally, each request for payment shall contain a statement signed by Borrower approving both the Work done to date and the Work covered by the request for payment in question;

(iii) each request for payment shall be accompanied by statutory lien waivers or conditional lien waivers satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title insurance company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Premises any mechanics' or other lien relating to any part of the Work not discharged of record.  Additionally, as to any Equipment covered by the request for payment, Lender shall be provided with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the Equipment;

(iv) Lender shall have the right to inspect the Work at all reasonable times and may condition any disbursement of Proceeds upon the satisfactory completion, as determined in Lender's sole discretion, of any portion of the Work for which payment or reimbursement is being requested.  Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement;

(v) Proceeds shall not be disbursed more frequently than every thirty (30) days; and

(vi) any request for payment made after the Work has been completed shall be accompanied by a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Premises legal.

(f) Subject to delays caused by Force Majeure Events or delays caused by the diligent prosecution of settlement with the applicable insurers for the Proceeds, upon any failure on the part of Borrower to promptly commence the Work or to proceed diligently and continuously to completion of the Work or upon the occurrence of any Event of Default, Lender, at its sole option, shall be entitled to apply at any time all or any portion of the Proceeds it then or thereafter holds to the repayment of the Indebtedness or to the curing of any Event of Default.

(g) Upon completion of the Work and payment in full therefor any unexpended Proceeds, shall, as long as there is no Event of Default, be paid over to Borrower and, if there is an Event of Default and while such Event of Default is continuing, Lender shall have the option to continue to hold such Proceeds as additional collateral for the Loan or apply such Proceeds to the reduction of the Indebtedness and in the case of such application the Prepayment Fee or Breakage Fee that would otherwise be applicable to a prepayment of the Loan at that time shall be due.

(h) Notwithstanding any other provision of this Section 3.2, if no Event of Default shall exist and be continuing (nor any matters have occurred which, after notice or passage of time or both, would constitute an Event of Default) and in Lender's reasonable judgment (i) the cost of the Work does not exceed the Insurance Threshold Amount and (ii) the Work can be completed ninety (90) days prior to the Maturity Date, then the provisions of Sections 3(d) and 3(e) shall not apply and Borrower shall have the right to adjust, compromise and settle any insurance claim without any input, consent or participation from Lender and Borrower may apply for and receive the insurance Proceeds directly from the insurer (and Lender shall advise the insurer to pay over such Proceeds directly to Borrower), provided that Borrower shall apply such insurance Proceeds solely to the prompt and diligent commencement and completion of such Work in accordance with all applicable laws, rules, regulations and the terms of all of the applicable Leases (or to reimburse Borrower for the costs thereof).

Section 3.3 Condemnation.  Borrower shall promptly notify Lender of the actual commencement or Borrower's receipt of any written threat of the commencement of any proceedings for the condemnation or taking of the Premises or any portion thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings.  Lender may participate in such proceedings and Borrower shall deliver to Lender all instruments requested by Lender to permit such participation.  Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the Proceeds of any such condemnation and to make any compromise or settlement in connection with such proceedings, subject to the provisions of this Agreement.  Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender.  All Proceeds of any condemnation, or purchase in lieu thereof, of the Premises or any portion thereof are hereby assigned to and shall be paid to Lender.  Borrower hereby authorizes Lender to collect and receive such Proceeds, to give proper receipts and acquittances therefor and, in Lender's sole discretion, to apply such Proceeds (less any costs to Lender of recovering and paying out such Proceeds, including reasonable attorneys' fees, costs and expenses allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Indebtedness or to the repair, restoration or rebuilding of the Premises in the manner and subject to the conditions set forth in Section 3.2.  Notwithstanding the aforesaid, as long as no Event of Default is continuing and the cost of the repair, restoration and rebuilding of the Premises does not exceed the Insurance Threshold Amount, Lender shall permit Borrower to adjust, compromise, settle and enter into any agreement with respect to any such condemnation proceedings without the prior consent of Lender and receive the Proceeds directly provided that, Borrower uses all of the Proceeds toward prompt and diligent commencement and completion of the Work in accordance with all applicable laws, rules, regulations and the terms of all of the applicable Leases (or to reimburse Borrower for the costs thereof).  If the Proceeds are used to reduce the Indebtedness, they shall be applied in the order provided in Subsection 2.7(c), without any Prepayment Fee or Breakage Fee, and the portion of the Proceeds applied to reduce the outstanding principal balance of the Loan shall be applied to reduce the Allocated Loan Amount associated with the Individual Mortgaged Property that is the subject of the condemnation and any remaining Proceeds shall be applied pro-rata to reduce the Allocated Loan Amounts for each other Individual Mortgaged Property.  Borrower shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the condemnation Proceeds to Lender.

ARTICLE 4

ENVIRONMENTAL MATTERS

Section 4.1 Environmental Matters; Warranties; Notice; Indemnity.

(a) Borrower represents and warrants to Lender regarding the Premises and the Equipment that, except for matters set forth in the Environmental Report, the Property Condition Reports, on Exhibit H attached hereto or otherwise disclosed to Lender in writing prior to the Closing Date, to Borrower's knowledge, as of the date hereof:

(i) Borrower has not installed, used, generated, manufactured, produced, stored, Released, discharged or disposed of on, in, under or about the Premises, or transported to or from any portion of the Premises, any Hazardous Substance or knowingly allowed any other Person to do so, except under conditions permitted by applicable Environmental Laws and except for Permitted Substances maintained, used, stored and disposed of in accordance with all applicable Environmental Laws;

(ii) There are no Hazardous Substances or underground storage tanks on, in, under or about the Premises, except those that are both: (A) in compliance with applicable Environmental Laws and with permits issued pursuant thereto; and (B) disclosed to Lender in writing in the Environmental Report;

(iii) There are no past, present or threatened Releases of any Hazardous Substance (a) on, in, under or about the Premises except as described in the Environmental Report, and (b) migrating to or from the Premises except as described in the Environmental Report;

(iv) There is no past or present violation of applicable Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises or the Equipment, except as described in the Environmental Report;

(v) Borrower does not know of, and has not received, any written notice or other communication from any Person (including a governmental entity) alleging any violation of applicable Environmental Laws or necessary Remediation in connection with the Premises or Equipment, or of any administrative or judicial proceedings in connection therewith;

(vi) Borrower has truthfully and fully provided to Lender's environmental consultant prior to the Closing Date true and correct copies of all materials, environmental reports and other documents pertaining to the Premises requested by the consultant and in the Borrower's possession or control; and

(vii) The Premises has not been designated as "border zone property" under the provisions of California Health and Safety Code Sections 25220 et seq., or any regulation adopted in accordance therewith, and there is no condition on any real property adjoining or in the vicinity of the Premises which could cause the Premises or any part thereof to be designated as "border zone property" thereunder.  Borrower acknowledges that Lender has made written request to Borrower for information regarding the environmental condition of the Premises and the representations and warranties in this Section 4.1 are in partial response to such request for information.

(b) Borrower shall not install, use, generate, manufacture, produce, store, Release, discharge or dispose of on, in, under or about the Premises, or transport to or from any portion of the Premises, any Hazardous Substance or knowingly allow any other Person to do so, except under conditions permitted by applicable Environmental Laws, and except for Permitted Substances that are maintained, used, stored and disposed of in accordance with all applicable Environmental Laws.

(c) Borrower shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, applicable Environmental Laws.

(d) Borrower shall promptly upon becoming aware thereof provide notice to Lender of:

(i) any proceeding, investigation or inquiry commenced by any governmental authority with respect to the Release of any Hazardous Substance on, in, under or about the Premises or the migration to or from the Premises of any Hazardous Substance to or from adjoining property;

(ii) all claims made or threatened in writing by any Person against Borrower, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from any Hazardous Substance; and

(iii) the discovery of any occurrence or condition on the Premises or on any real property adjoining or in the vicinity of the Premises, of which Borrower becomes aware, which could be reasonably expected to cause the Premises or any portion thereof to be in violation of any applicable Environmental Law or to become subject to any restriction on ownership, occupancy, transferability or use under any applicable Environmental Law (each, an "Environmental Violation").

(e) Lender may join and participate in, as a party if it so determines, any legal or administrative proceeding or action concerning the Premises or Equipment under any Environmental Law.  Borrower shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees, costs and expenses) relating to or incurred by Lender in connection with any such action or proceeding.

(f) Except for Losses arising from Lender's or any Lender Parties' (or any of their respective agents') gross negligence or willful misconduct, Borrower shall indemnify, defend and hold Lender and the Lender Parties harmless from and against, and shall be responsible for paying, any and all claims, demands, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including reasonable attorneys' fees, costs and expenses and all costs of collection and enforcement) directly or indirectly arising out of or attributable to: (i) any breach of any warranty or representation contained in this Article 4 or in any other Loan Document relating to an Environmental Violation or a Hazardous Substance; (ii) any action against Borrower to enforce any of the provisions of this Article 4; (iii) third party claims in connection with any Release of a Hazardous Substance on, in, under or about the Premises or any portion thereof; (iv) any Release of a Hazardous Substance on, in, under, or about the Premises or any portion thereof in violation of applicable Environmental Laws; (v) all costs of any Remediation relating to the Premises required or reasonably necessary under applicable Environmental Laws; (vi) all costs of the preparation and implementation of any plans for Remediation, closure or other actions relating to the Premises that are required to comply with applicable Environmental Laws; and (vii) all direct, indirect and consequential damages arising from or relating to the items described in the preceding clauses (i) through (vi).  The indemnity provided in this Section 4.1 shall survive and be unaffected by any modification, amendment, extension, repayment, foreclosure, or deed in lieu of foreclosure of the Loan, as well as any transfer of any direct or indirect interest in Borrower or in the Premises, or the release or extinguishment of the Lien of the Deed of Trust.

(g) Upon written request of any of the Lender Parties and at their sole option, Borrower shall promptly undertake the defense of the Lender Parties, at Borrower's sole cost and expense, with counsel reasonably approved by Lender, in connection with any action or proceeding relating to any obligation set forth in this Agreement for which Borrower has an obligation to protect, indemnify, defend, and hold harmless the Lender Parties (collectively, "Environmental Litigation").  In the event Borrower refuses to undertake the defense of the Lender Parties after receiving such request, or fails to diligently and continuously conduct such defense after receiving such request, or if Borrower is not a party to the Environmental Litigation, or is a party to the Environmental Litigation and, in Lender's reasonable opinion, there is a potential conflict of interest in the sharing of counsel by Borrower and the Lender Parties (collectively, the "Independent Defense Events"), then the Lender Parties may undertake their own defense without reducing, limiting or waiving Borrower's obligations to protect, indemnify and hold harmless the Lender Parties as provided in this Agreement.  The actual out-of-pocket costs incurred by Lender Parties in undertaking their own defense due to any Independent Defense Event, including but not limited to reasonable attorneys' fees, shall constitute a portion of the indemnification obligations of Borrower under this Agreement.  In the absence of an Independent Defense Event, Lender Parties may elect to engage additional or different counsel at any time without reducing Borrower's obligations to protect, indemnify and hold harmless the Lender Parties as provided in this Agreement, except that the actual attorneys' fees incurred by Lender Parties in engaging such additional or different counsel shall not be Borrower's or Indemnitor's responsibility and shall not constitute an indemnification duty of Borrower under this Agreement.

Notwithstanding the foregoing terms of Subsections 4.1(f) and (g), Borrower shall have no liability under Subsections 4.1(f) and (g) for any violation of any Environmental Laws or any disposal of any Hazardous Substances relating to a Mortgaged Property based on any action first occurring, or condition first existing, after any foreclosure or Lender's acceptance of a deed in lieu of foreclosure of the Deed of Trust encumbering such Mortgaged Property, unless caused by or arising from the acts or omissions of Borrower, any Indemnitor or any of their respective Affiliates or agents.

Section 4.2 Environmental Matters; Remediation.

(a) If any investigation, site monitoring, containment, cleanup, removal, restoration or other Remediation of any kind or nature is required or reasonably necessary under any applicable Environmental Law because of or in connection with the current or future Release of a Hazardous Substance into the air, soil, ground water, surface water; or soil vapor on, in, under or about the Premises or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remediation.  In all events, such Remediation shall be commenced within forty-five (45) days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law.

(b) All Remediation shall be performed by qualified, licensed, insured and reputable contractors, and under the supervision of a consulting engineer, each approved in advance by Lender.  All costs and expenses of such Remediation and of Lender's monitoring or review of such Remediation (including reasonable attorneys' fees, costs and expenses) shall be paid by Borrower.  If Borrower does not timely commence and diligently prosecute to completion the Remediation required or reasonably necessary under any applicable Environmental Law, Lender may (but shall not be obligated to) cause such Remediation to be performed.  Borrower agrees to bear and shall pay or reimburse Lender on demand for all Advances and all expenses (including reasonable attorneys' fees, costs and expenses) relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remediation required or reasonably necessary under any applicable Environmental Law.

(c) Except with Lender's prior consent, Borrower shall not commence any Remediation or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws.  Lender's prior consent to Remediation shall not be required, however, if the Release of Hazardous Substances on, in, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Lender's prior consent or if such Remediation is not required or reasonably necessary under any applicable Environmental Laws.  In such event Borrower shall notify Lender as soon as practicable of any action taken.

Section 4.3 Environmental Matters; Inspection.

(a) Lender and its agents shall have the right to enter upon and inspect all or any portion of the Premises, and to conduct customary environmental tests, assessments, audits and soil borings.  Except in an emergency, such entry shall be at reasonable times, with reasonable advance notice, and subject to the rights of tenants of the Premises.  Lender may select a consulting engineer to conduct and prepare reports of such inspections, tests, assessments, audits and soil borings (a "Lender Environmental Report").  The inspection rights granted to Lender in this Section 4.3 shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Agreement or the other Loan Documents.  Borrower shall be entitled, upon request, to receive a copy of any Lender Environmental Report obtained by Lender except if such request is made during the continuance of an Event of Default or if such Lender Environmental Report was prepared internally by Lender.

(b) Promptly upon the written request of Lender from time to time, Borrower shall provide Lender with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Lender (a "Borrower Environmental Report"), to assess with a reasonable degree of certainty whether or not any Release exists or has occurred, along with a reasonably detailed description of the potential scope of remediation and of the potential costs that may be incurred in connection with abatement, cleanup or removal of any Hazardous Substance found on, in, under, at, or within the Premises.  If none of the situations set forth in Section 4.3(c)(i) – (vi) have occurred, then Lender shall reimburse Borrower for the cost of the Borrower Environmental Report requested by Lender.

(c) Borrower shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees, costs and expenses) relating to or incurred by Lender in connection with any Lender Environmental Report and any Borrower Environmental Report required or permitted under this Agreement, but only in the following situations:

(i) if Lender has reasonable grounds to believe, at the time any Lender Environmental Report is ordered or any Borrower Environmental Report is requested, that there exists any Environmental Violation, or there is a Release of a Hazardous Substance on, in, under or about the Premises or any Hazardous Substance is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;

(ii) if any such inspection reveals a violation of an Environmental Law or that a Hazardous Substance is present on, in, under or about the Premises or is migrating to or from adjoining property (and the condition giving rise to such violation or condition was not previously disclosed to Lender in a prior Environmental Report, Borrower Environmental Report or Lender Environmental Report), except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;

(iii) if Lender has reasonable grounds to believe that there is an adverse change in the status of any Release of any Hazardous Substance on, in, under or about the Premises;

(iv) if Lender has reasonable grounds to believe that an adverse change in the compliance of the Premises with any applicable Environmental Law has occurred;

(v) [Intentionally Omitted]; or

(vi) if an Event of Default exists at the time such Lender Environmental Report is ordered or at the time the request is made for a Borrower Environmental Report.

Section 4.4 No Waiver.  Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended.  No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception".

ARTICLE 5

CERTAIN PROPERTY MATTERS

Section 5.1 Lease Covenants and Limitations.

(a) Except as expressly contemplated by or permitted under Subsection 5.1(b) or Subsection 5.1(c), all New Leases (including, without limitation, any amendments, modifications or renewals of any Existing Leases or any other Lease) shall be subject to the prior review and approval of Lender, at Borrower's expense, which approval shall not, as long as there is no Event of Default, be unreasonably withheld or conditioned.  Except as otherwise consented to by Lender or permitted by Sections 5.1(b) or 5.1(c), all Leases entered into after the Closing Date shall (a) be written on the Borrower's standard form of lease, which standard form shall have been approved by Lender (Lender acknowledging that the standard form of lease attached to the Borrower's Affidavit is hereby approved); (b) be at rental rates and on terms comparable to existing local market rates and terms and shall be arm's-length transactions with bona fide, independent third party tenants; and (c) provide that they are subordinate to the Deed of Trust and that the tenant agrees to attorn to Lender.  In the event that Lender's approval is required for a New Lease, the failure of Lender to disapprove, within ten (10) Business Days following delivery by Borrower to Lender of a Lease Approval Package, shall constitute Lender's approval of the New Lease, provided such New Lease is documented pursuant to a New Lease or Lease modification agreement consistent with the draft and lease summary delivered to the Lender (in the Lease Approval Package) in all material respects.  If the New Lease (including a Lease modification) has material changes from that which was presented in the Lease Approval Package, the failure of Lender to disapprove within five (5) Business Days following delivery by Borrower to Lender of a marked, revised New Lease (including a Lease modification) showing the changes from the draft previously submitted to Lender (in the Lease Approval Package) shall constitute Lender's approval of the revised New Lease (including a Lease modification).  Borrower shall provide Lender with executed copies of all New Leases within thirty (30) days after execution thereof.

(b) Borrower shall perform all obligations as lessor under all Leases and shall enforce all of the material terms, covenants and conditions contained therein upon the part of the lessee thereunder to be performed or observed, short of termination thereof.  Borrower shall not take any action which would cause any Lease to cease to be in full force and effect.  Except with the prior written consent of Lender, Borrower shall not: (i) cancel, terminate, surrender, sublet or assign any Lease or consent to any cancellation, termination, surrender, subletting or assignment thereof; (ii) subordinate any Lease to any mortgage, deed of trust or other security interest that is subordinate to the Deed of Trust; (iii) waive any material default under or material breach of any Lease or consent to or accept any discount of rent with respect to any Lease ; (iv) consent to or accept any prepayment or advance rent under any Lease more than one month in advance (except for bona fide security deposits and estimated payments of operating expenses, taxes and other pass-throughs paid by tenants pursuant to their Leases not prepaid more than one month prior to the date such estimated payments are due); (v) take any other action in connection with any Lease which could reasonably be expected to impair or jeopardize the validity of such Lease or Lender's interest therein; or (vi) alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to any Lease or cancel or terminate such guaranty, letter of credit or other credit support.  Notwithstanding the aforesaid, so long as no Event of Default is continuing uncured, Lender's approval shall not be required to cancel, terminate, surrender, waive a default or breach, sublet or assign, or consent to any cancellation, termination, surrender, waiver of a default or breach, subletting or assignment, of any Lease that is not a Major Lease provided that such cancellation, termination, surrender, waiver, subletting or assignment is in the ordinary course of business, consistent with good business practice and in the best interests of the applicable Individual Mortgaged Property or the tenant is in material default.  Furthermore, Lender's approval shall not be required for any termination, surrender, cancellation, assignment, subletting, renewal or extension of any Major Lease that is required or permitted without Borrower's consent under the terms of such Major Lease.

(c) Notwithstanding Subsection 5.1(a), as long as no Event of Default exists, Lender's prior consent shall not be required for Borrower to enter into any New Lease (including, without limitation, any renewal, extension, amendment or modification of any existing Lease) provided that each of the following conditions are satisfied (each, a "No-Approval Lease"):  the New Lease (1) is not a Major Lease, including any square feet provided for in any unexercised (and still valid) expansion options and other space already leased to the subject tenant; (2) with respect any New Lease that is not a renewal, extension, amendment or modification, is written on Borrower's standard form lease that has been previously approved by Lender in writing; (3) is consistent with fair market terms and is entered into in an arm's-length transaction with a bona fide, independent third party tenant and provides for rental rates and terms comparable to existing local market rates and terms; (4) will not violate any provision of any other Lease, restriction, covenant or public or private agreement affecting the Premises or Subsection 4.1(b); (5) either does not require Lender to execute a non-disturbance agreement as a condition to obtaining attornment or subordination from the subject tenant or an SNDA has been executed by Lender, Borrower and the subject tenant; and (6) contains no right of tenant to acquire any ownership interest in any of the Mortgaged Property (other than tenant fixtures installed by or for such tenant or its premises).  If any of the aforesaid conditions are not satisfied, then Lender's prior consent to such New Lease, shall be required.  Moreover and notwithstanding Subsection 5.1(a), Lender's approval shall not be required for any amendment or modification of any Lease that is expressly and specifically required or permitted without Borrower's consent under the terms of such Lease.  Borrower shall give Lender notice of any New Lease, where consent is not required by Lender under this Subsection 5.1(c), together with a fully executed and complete copy of such New Lease within thirty (30) days after the execution thereof.

(d) In addition to the foregoing, Borrower shall comply with all terms and provisions of the Assignment of Leases and Rents.

(e) Upon Lender's request during an Event of Default, Borrower shall deliver to Lender any or all of the tenant security deposits, including any letters of credit provided by tenants as security deposits (it being understood and agreed that Lender shall promptly return such security deposits and letters of credit to Borrower so long as both (1) Lender has not accelerated the Loan, and (2) no Event of Default continues to exist which has not been completely cured), under the Leases, together with: (i) any assignment of the proceeds of such security deposits; (ii) any assignment and transfer of such letters of credit or the proceeds thereof; and (iii) any tenants' consents to assignment of such security deposits and assignment and transfer of such letters of credit, as Lender shall reasonably request.  All security deposits delivered to Lender shall be held without interest and may be commingled with Lender's other funds (unless the payment of interest thereon or the maintenance of a separate account therefor is required under applicable tenant leases or by law).

(f) Upon the occurrence of an Event of Default, Lender may, with or without exercising any other rights or remedies: (i) give or require Borrower to give notice to any or all tenants under the Leases and all Lease guarantors authorizing and directing them to pay all Property Income under the Leases directly to Lender and to continue to do so until the tenants and Lease guarantors are otherwise notified by Lender in writing; and (ii) without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Mortgaged Property to which appointment Borrower hereby consents, whether or not foreclosure proceedings have been commenced under any of the Deed of Trust and whether or not a foreclosure sale has occurred.

(g) Without limiting Lender's approval rights under Subsection 5.1(a), if any tenant is required to pay a lease termination, cancellation or contraction fee as a result of such tenant terminating its Lease and if the Revenues from the operations of the Mortgaged Property (taken as a whole) shall be insufficient, in Lender's reasonable determination, to cover the debt service due Lender under Section 2.3 hereunder and all Operating Expenses, for the twelve (12) month period after such Lease termination, upon such Lease termination, the amount so required to be paid by such tenant shall be collaterally assigned to Lender as additional collateral for the Loan and deposited with Lender in an interest bearing account (the "Lease Termination Reserve Account"), with interest accruing for the benefit of Borrower.  Once the Revenues from the operation of the Mortgaged Property (taken as a whole) are sufficient, in Lender's reasonable determination, to cover the debt service due Lender under Section 2.3 hereunder and all Operating Expenses, for the twelve (12) month period after the calculation date, the funds in the Lease Termination Reserve Account shall be refunded to Borrower.  Should an Event of Default occur, all funds in the Lease Termination Reserve Account may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.2 Management.  At all times prior to the payment in full of the Indebtedness, the Mortgaged Property shall be managed by Douglas Emmett Management, LLC pursuant to a management agreement reasonably satisfactory to Lender.  In addition, any leasing commissions agreement affecting the Mortgaged Property entered into with Douglas Emmett Management, LLC or any Affiliate of the Borrower must be reasonably satisfactory to Lender.  Such management agreement and leasing commissions agreement shall be subordinated to the Deed of Trust pursuant to the Assignment and Subordination.  Lender hereby approves Douglas Emmett Management, LLC as manager of the Mortgaged Property, and the property management agreements attached to each Assignment and Subordination in effect on the date of this Agreement, reserving the right, however, to revoke such approval after an Event of Default as provided herein.  If at any time during the continuance of an Event of Default the management company is not satisfactory to Lender, Lender shall have the right to require Borrower to, within a reasonable period, not exceeding sixty (60) days after notice to Borrower of Lender's disapproval, engage a new management company and leasing agent pursuant to a management agreement and/or leasing commissions agreement approved by and satisfactory to Lender.

Section 5.3 Impositions.

(a) Borrower shall pay and discharge all Impositions prior to delinquency and shall provide to Lender validated receipts or other evidence satisfactory to Lender showing the payment of such Impositions within fifteen (15) days after the same would otherwise have become delinquent. Borrower's obligation to pay Impositions pursuant to this Agreement shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's interests.  Should Borrower default in the payment of any Impositions, Lender may (but shall not be obligated to) pay such Impositions or any portion thereof and Borrower shall reimburse Lender within five (5) days after demand for all such Advances.

(b) Borrower shall not be required to pay, discharge or remove any Imposition so long as Borrower contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that such contest will not result in a sale of the Mortgaged Property and prior to the date on which such Imposition would otherwise have become delinquent Borrower shall have: (i) given Lender prior notice of such contest; and (ii) deposited with Lender, and shall deposit such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least one hundred ten percent (110%) of the total of: (A) the balance of such Imposition then remaining unpaid; and (B) all interest, penalties, costs and charges accrued or accumulated thereon.  Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition as finally determined, together with all interest, penalties, costs and charges payable in connection therewith.  Lender shall have full power and authority to apply any amount deposited with Lender under this Subsection 5.3(b) to the payment of any unpaid Imposition to prevent the sale of or forfeiture of the Mortgaged Property (or any portion thereof) for non-payment thereof.  Lender shall have no liability, however, for failure to so apply any amount deposited unless Borrower requests the application of such amount to the payment of the particular Imposition for which such amount was deposited.  Any surplus retained by Lender after payment of the Imposition for which a deposit was made shall be repaid to Borrower unless an Event of Default shall have occurred and be continuing, in which case said surplus may be retained by Lender to be applied to the Indebtedness.  Notwithstanding any provision of this Subsection 5.3(b) to the contrary, Borrower shall pay any Imposition which it might otherwise be entitled to contest if, in the reasonable opinion of Lender, failure to pay will result in the Mortgaged Property (or any portion thereof) being in jeopardy or danger of being forfeited or sold by foreclosure and as long as there is no continuing Event of Default, Lender shall make any amount deposited with Lender available to Borrower for such purpose.  If Borrower refuses to pay any such Imposition, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such Advances (to the extent not previously deposited with Lender as provided above).  Additionally, in such event, if Lender is prevented by law or judicial or administrative order from paying such Imposition, then upon ninety (90) days prior written notice to Borrower, Lender, at its option, may declare the entire Indebtedness immediately due and payable.

(c) Subject to Subsection 5.3(d), commencing on the due date of the first monthly installment under the Note following delivery to Borrower of a Real Estate Tax Notice, Borrower shall deposit with Lender, monthly, on the due date of each monthly installment under the Note, 1/12th of the annual charges (as estimated by Lender) for real estate taxes and all general and special assessments, levies and other items reflected in any real estate tax bill (collectively, "Real Estate Taxes") imposed upon the Mortgaged Property, and, if required by Lender, 1/12th of the annual charges for rent (if Borrower is lessee of an interest in any of the Mortgaged Property) with respect to the Mortgaged Property.  If required by Lender, Borrower shall also deposit with Lender, simultaneously with such monthly deposits, a sum of money which together with such monthly deposits will be sufficient to make the payment of each such charge at least thirty (30) days prior to its delinquency date.  Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year or payment period, as reasonably estimated by Lender.  When the charges are fixed for the then current year or period, Borrower shall deposit any deficiency on demand and, provided that there is no continuing Event of Default, any surplus shall, at Lender's election, be refunded to Borrower or credited to each of the next succeeding deposits for Real Estate Taxes required hereunder until such surplus is exhausted.  All funds deposited with Lender shall be held without interest (unless the payment of interest thereon is required under applicable law), may be commingled with Lender's other funds, and shall be applied in payment of the foregoing charges prior to their delinquency date provided that no Event of Default shall have occurred.  Should an Event of Default occur, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.  Unless the deposit of Real Estate Taxes has been waived pursuant to Subsection 5.3(d), Borrower shall provide Lender with bills and all other documents necessary for the payment of the foregoing charges at least 15 days prior to their delinquency date.

(d) Notwithstanding anything to the contrary contained in Section 5.3(c), Lender agrees that Borrower shall not be required to make the deposits required under Subsection 5.3(c) above to pay Real Estate Taxes as long as each of the following terms and conditions continue to be satisfied, as determined by Lender in its sole and absolute discretion:

(i) Subject to Borrower's right to contest provided in Section 5.3(b), Borrower timely and fully pays all Real Estate Taxes on or affecting the Mortgaged Property on or prior to the last date when said Real Estate Taxes may be paid without payment of any interest, late fee or penalty.

(ii) No Event of Default exists under the Loan Documents.

(iii) No transfer of any interest in the Mortgaged Property has occurred, other than as expressly permitted by the terms of the Loan Documents.

(iv) There does not exist any financing in violation of the terms of the Loan Documents.

In the event that any one or more of the above requirements are not satisfied, after notice from Lender (an "Real Estate Tax Notice"), Borrower shall commence making the deposits for Real Estate Taxes pursuant to the terms of Subsection 5.3(c) above and shall continue to make such deposits for the remainder of the Loan term notwithstanding the cure or satisfaction of any or all of said requirements.  The terms of this Subsection 5.3(d) shall be only for the benefit of the original Borrower named on page one of this Agreement and shall not be applicable to any other subsequent Borrower.  In the event of a transfer of the Mortgaged Property pursuant to Section 8.3, or a transfer of title to the Mortgaged Property in violation of the Loan Documents, this Subsection 5.3(d) shall immediately become null and void and an immediate initial escrow deposit (sufficient to meet upcoming obligations in Lender's judgment) and subsequent monthly impounds for Impositions shall be required pursuant to Subsection 5.3(c) above.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower, represents and warrants to Lender as of the Closing Date and covenants that:

Section 6.1 Organization and Authority.

(a) The execution and delivery of the Note, this Agreement, the Deed of Trust and the other Loan Documents have been duly authorized and there is no provision in Borrower's organizational documents, as amended, requiring further consent for such action by any other Person that has not been obtained.

(b) Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation.

(c) Borrower has all necessary franchises, licenses, authorizations, registrations, permits and approvals and full power and authority to own and operate its properties, including the Mortgaged Property, and carry on its business as now conducted in each jurisdiction where Borrower conducts its business.

(d) The execution and delivery of and performance of its obligations under the Loan Documents: (i) will not result in Borrower being in default under any provision of its organizational documents, as amended, any court order, or any mortgage, deed of trust or other agreement to which it is a party; and (ii) do not require the consent of or any filing with any governmental authority, except for the filing of Uniform Commercial Code Financing Statements and customary permits and approvals required to be obtained after the date of this Agreement in the ordinary course of Borrower's ownership and operation of the Mortgaged Property.

(e) All necessary and required actions have been duly taken by and on behalf of Borrower to make and constitute the Loan Documents, and the Loan Documents to which Borrower and/or Indemnitor is a party constitute, legal, valid and binding obligations of Borrower and Indemnitor, as the case may be, enforceable against Borrower and Indemnitor, as the case may be, in accordance with their respective terms, subject only to the application of bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.2 Maintenance of Existence.  So long as it owns the Mortgaged Property, Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its formation and the State (in each case to the extent required to conduct its business) and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court now or hereafter applicable to Borrower or to the Mortgaged Property or any portion thereof.

Section 6.3 Title.  Borrower has good, marketable and insurable fee simple title to the Premises and good indefeasible title to the balance of the Mortgaged Property, free and clear of all Liens whatsoever, except the Permitted Encumbrances.  The Deed of Trust creates (1) a valid, perfected Lien on the Mortgaged Property, subject only to Permitted Encumbrances and (2) perfected security interests in and to, and perfected collateral assignments of, all Collateral (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.  Borrower will preserve such title and will forever warrant and defend the same and validity and priority of the lien hereof to Lender against all claims whatsoever.  Borrower is the owner of all easements and other rights (collectively, the "Easements") created under the agreements listed on Exhibit F attached hereto (collectively the "Easement Agreements").  The Easement Agreements and the Easements created thereunder have not been modified or amended and are in full force and effect.  To Borrower's knowledge, no defaults have occurred under the Easement Agreements, and no event has occurred which with notice or the passage of time would constitute an event of default under the Easement Agreements.  Borrower has not sent, and is not in receipt of, any notice alleging or asserting the occurrence of any default under the Easement Agreements or the occurrence of any event which with notice or the passage of time would constitute an event of default thereunder.

Section 6.4 Deed of Trust Taxes.  Borrower shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of its ownership of, or measured by amounts payable under, the Note, this Agreement, the Deed of Trust or any other Loan Document (other than Excluded Taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note, the Deeds of Trust, this Agreement or the other Loan Documents other than Excluded Taxes.  If Borrower fails to make such payment within five (5) Business Days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender within five (5) days after demand for all such Advances.  If applicable law prohibits Borrower from paying (or reimbursing Lender for) such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare the Indebtedness then unpaid to be immediately due and payable after ninety (90) days prior written notice to Borrower.  In such event, no Prepayment Fee or Breakage Fee shall be payable by Borrower so long as no other Event of Default exists.

Section 6.5 Payment of Liens.  Borrower shall pay when due all payments and charges due under or in connection with any Liens and encumbrances on and security interests in the Mortgaged Property or any portion thereof, all rents and charges under any ground leases and other leases, if any, forming a part of the Mortgaged Property, and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Mortgaged Property or any portion thereof and shall cause the prompt (but in no event later than thirty (30) days after imposition), full and unconditional discharge of all Liens which are not Permitted Encumbrances imposed on or against the Mortgaged Property or any portion thereof either by the payment thereof in full or by posting a bond in accordance with statutory bonding requirements the effect of which is to release such lien from the affected Premises and to limit the lien claimant's rights to a recovery on the bond.  Borrower shall do or cause to be done, at the sole cost of Borrower, everything necessary to fully preserve the initial priority of the Lien of the Deed of Trust.  If Borrower fails to make any such payment or if a Lien attaches to the Mortgaged Property or any portion thereof and is not discharged or released from the affected Premises as provided above within said thirty (30) days, Lender may (but shall not be obligated to) make such payment or discharge such lien and Borrower shall reimburse Lender within five (5) days after demand for all such Advances.  Notwithstanding the foregoing, Borrower may contest any Lien arising from the claims and demands of mechanics, laborers and others without complying with the requirements above so long as Borrower contests same in accordance with, and subject to, the provisions for contesting Impositions under Subsection 5.3(b) above.

Section 6.6 Costs of Defending and Upholding the Lien.  Lender may, after notice to Borrower: (a) appear in and defend any action or proceeding, in the name and on behalf of either Lender or Borrower, in which Lender is named or which Lender in its sole discretion determines may adversely affect the Mortgaged Property, the Deed of Trust, the Lien thereof or any other Loan Document; and (b) institute any action or proceeding which Lender in its sole discretion determines should be instituted to protect its interest in the Mortgaged Property or its rights under this Agreement or any other Loan Document, including, after an Event of Default, foreclosure proceedings.  Borrower shall pay or reimburse Lender within five (5) days after demand for all Advances and expenses (including reasonable attorneys' fees, costs and expenses) relating to or incurred by Lender in connection with any such action or proceeding.

Section 6.7 Costs of Enforcement.  Borrower shall pay or reimburse Lender on demand for all Advances, costs and expenses (including reasonable attorneys' and appraisers' fees, costs and expenses and the expenses and reasonable fees of any receiver or similar official) related or incidental to the collection of the Indebtedness, any foreclosure of the Deed of Trust or any other Loan Document, any enforcement, compromise or settlement of the Deed of Trust, this Agreement, any other Loan Document or the Indebtedness in any judicial, arbitration, administrative, probate, appellate, bankruptcy, insolvency or receivership proceeding, as well as in any post-judgment proceeding to collect or enforce any judgment or order relating to the Indebtedness or any of the Loan Documents, as well as any defense or assertion of the rights or claims of Lender in respect of any thereof, by litigation or otherwise.

Section 6.8 Indemnification.  Except for Losses arising from Lender's or any Lender Parties' (or any of their respective agents') gross negligence or willful misconduct, Borrower shall indemnify, defend and hold Lender and the Lender Parties harmless from and against, and be responsible for paying, all Losses which may be imposed upon, asserted against, or incurred or paid by any of them by reason of any actual or alleged claims, suits, liabilities, actions or proceedings instituted or asserted by any third party (other than a Lender) against Lender or any Lender Parties: (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Mortgaged Property from any cause whatsoever; (b) as a result of the failure of Borrower to perform any of its obligations under any of the Loan Documents; or (c) on account of any transaction otherwise arising out of or in any way connected with the Mortgaged Property, this Agreement or the Indebtedness (excluding Losses arising from any Loan Transfer that are not caused by the actions or inactions of Borrower or any of Borrower's Affiliates).

Section 6.9 Estoppel Certificates/Post Closing Estoppels and SNDAs.

(a) Within ten (10) Business Days following a request by Lender, but not more than once in any consecutive twelve month period unless such request is being made in connection with a Loan Transfer or during the continuance of an Event of Default, Borrower shall provide to Lender a duly acknowledged written statement confirming: (a) the original principal amount of the Loan; (b) the unpaid principal amount of the Loan; (c) the rate of interest of the Loan; (d) the terms of payment and maturity date of the Loan; (e) the date installments of interest and/or principal were last paid; (f) that, except as provided in reasonable detail in such statement, to Borrower's knowledge there are no offsets or defenses against the Indebtedness or defaults or events which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Note, this Agreement or the other Loan Documents; and (g) such other information that Lender shall reasonably request.  In connection with a Loan Transfer under Section 12.13 or during the continuance of an Event of Default, Borrower shall request and use commercially reasonable efforts to provide to Lender within thirty (30) days following its request therefor tenant estoppel letters from such tenants of the Premises as Lender may require.

(b) Without limiting the aforesaid, Borrower shall use commercially reasonable efforts to deliver to Lender promptly after the Closing Date (i) estoppel certificates in the form distributed to tenants prior to the Closing Date from any of the tenants whom did not deliver estoppel certificates to Lender prior to the Closing Date in order that Lender receives (together with the estoppel certificates received prior to the Closing Date) estoppel certificates (in form and content acceptable to Lender) from tenants under Leases covering not less than 75% of the leased space in the Mortgaged Property, (ii) estoppel certificates, in the form distributed to tenants prior to the Closing Date, from each of the Major Tenants who did not deliver acceptable estoppel certificates to Lender prior to the Closing Date, and (iii) SNDAs from any of the tenants under the Major Leases whom did not deliver acceptable SNDAs to Lender prior to the Closing Date.

(c) During the term of the Loan, with respect to any Major Lease or any other Lease actually requiring Lender's approval thereto Lender shall have the right to condition its approval of such Lease on obtaining an SNDA executed by Borrower, Lender and the tenant.  During the term of the Loan, with respect to any Major Lease or any other Lease actually approved by Lender, Lender shall, if requested by Borrower, enter into an SNDA with such tenant.

Section 6.10 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended.

(b) Borrower further covenants and agrees to deliver to Lender such certifications and other evidence from time to time throughout the term of this Loan as are reasonably requested by Lender, but not more often than once in any twelve (12) month period, that (i) Borrower is not (and is not deemed to include the assets of) an "employee benefit plan" that is subject to Title I of ERISA and/or a "plan" that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended; (ii) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following statements is and remains true:

(A) Equity interests in Borrower are "publicly offered securities" within the meaning of 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the "Plan Assets Regulation");

(B) Less than 25% of each outstanding class of equity interests in Borrower are held by "benefit plan investors" (determined in accordance with the Plan Assets Regulation); or

(C) Borrower qualifies as an "operating company", a "venture capital operating company" or a "real estate operating company" within the meaning of the Plan Assets Regulation, or Borrower qualifies as an investment company registered under the Investment Company Act of 1940.

(c) Prior to repayment of all of the Indebtedness, Borrower shall not agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Subsection 6.10(b) hereof, to the extent applicable.

Section 6.11 Terrorism and Anti-Money Laundering.

(a) As of the date hereof Borrower represents and warrants to the best of its knowledge and belief and covenants throughout the term of this Agreement that: (i) Borrower; (ii) any Person controlling or controlled by Borrower (excluding holders of publicly traded securities in the REIT or of limited partnership interests in Sponsor other than the REIT); (iii) if Borrower is a privately held entity, any Person having a beneficial interest in Borrower (excluding those Persons excluded from clause (ii) above); or (iv) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person.

(b) To comply with applicable Anti-Money Laundering Laws, all payments by Borrower to Lender or from Lender to Borrower will only be made and received in Borrower's name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a "foreign shell bank" within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(c) Promptly upon request, Borrower shall provide Lender at any time and from time to time during the term of the Loan with such information that is in Borrower's possession or that Borrower has the reasonable ability to obtain as Lender determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, any Person controlling or controlled by Borrower or any Person having a beneficial interest in Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(d) The representations and warranties set forth in this Section 6.11 shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under the Note, this Agreement and the other Loan Documents or receives any disbursement of Loan proceeds, reserve funds or other funds from Lender.   Borrower agrees promptly to notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.

Section 6.12 Special Purpose Entity Requirements.

(a) During the term of the Loan, Borrower shall at all times satisfy the requirements of a Limited Purpose Entity.

(b) Borrower shall not amend or modify any of its formation documents without the prior consent of Lender, which consent shall not be unreasonably withheld, except: (i) amendments, modifications or supplements necessary to clarify existing provisions of such formation documents, (ii) amendments, modifications or supplements necessary to effectuate Transfers to the extent expressly permitted in this Agreement, (iii) amendments, modifications or supplements which do not result in a default under this Agreement, and/or (iv) as may be reasonably necessary for the REIT, Sponsor or its Affiliates to comply with tax or other applicable laws pertaining to their status.  Promptly after Lender's written request from time to time, but not more frequently than once in any calendar year, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that Borrower is in compliance with the provisions of this Section.

Section 6.13 Operating Agreements and Permitted Encumbrances.

(a) Except as otherwise permitted by this Agreement or the other Loan Documents, no Operating Agreement or Permitted Encumbrance shall be amended, modified, supplemented, restated or otherwise altered by Borrower, nor shall Borrower consent or otherwise acquiesce in any of the foregoing, without in each instance the prior consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

(b) Except as otherwise permitted by this Agreement or the other Loan Documents, no Operating Agreement or Permitted Encumbrance benefiting the Mortgaged Property shall be terminated by Borrower unless such terminated Operating Agreement or such Permitted Encumbrance is replaced with a similar agreement upon terms and conditions, and with such third parties, as are acceptable to Lender without in each instance the prior consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

(c) Borrower shall deliver to Lender, promptly, copies of all notices of default and other material notices, demands or requests sent or otherwise made by Borrower or any other Person under or pursuant to any Operating Agreement or Permitted Encumbrance (excluding for purposes of this provision, the Leases).

(d) Except as otherwise permitted by this Agreement or the other Loan Documents and except for any of the following actions taken by Borrower consistent with good business practice and in the best interests of the applicable Mortgaged Property, the term of any Operating Agreement or Permitted Encumbrance shall not be extended or otherwise renewed by Borrower (unless pursuant to a right currently afforded Borrower thereunder) without in each instance Lender's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(e) Borrower shall observe, perform and discharge all material obligations, covenants and warranties required to be kept and performed by Borrower under the Operating Agreements and Permitted Encumbrances.

(f) Borrower shall enforce or secure the performance of each and every material obligation, term, covenant, condition and agreement to be performed by any other party to any of the Operating Agreements and Permitted Encumbrances.

(g) All charges assessed against the Premises pursuant to the Operating Agreements have been paid in full or will be paid in the ordinary course of business.

Notwithstanding the foregoing, without Lender prior approval, Borrower may amend the Management Agreement as may be reasonably necessary for the REIT, Sponsor or its Affiliates to comply with tax or other applicable laws pertaining to their status.

Section 6.14 Compliance with Laws.  To Borrower's knowledge, except as disclosed in the Property Condition Reports, the Environmental Report, the Zoning Reports, the seismic reports for the Premises obtained by Lender, the tenant estoppel certificates delivered to Lender prior to the Closing Date or otherwise disclosed on Exhibit H attached hereto, the Mortgaged Property is in compliance with all applicable provisions of all zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes to which it is subject.

Section 6.15 Business Purpose of Loan.  Borrower stipulates and warrants that the purpose of the Loan is for the sole purpose of carrying on or acquiring a business, professional or commercial enterprise.  Borrower further stipulates and warrants that all proceeds of the Loan will be used for said business, professional or commercial enterprise.

Section 6.16 Maintenance of Mortgaged Property; Alterations.  Borrower shall maintain the Mortgaged Property in good and safe condition, working order and repair, and, subject to Borrower's right to contest hereunder, shall comply with all existing and future federal, state and local laws, ordinances, rules and regulations and court orders affecting or which may be interpreted as affecting the Mortgaged Property, including the Americans with Disabilities Act and all applicable zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes to which it is subject.  Borrower shall permit Lender and its agents to enter upon and inspect the Mortgaged Property at all reasonable hours, subject to the rights of tenants under Leases, with reasonable prior notice (provided that Lender shall in no event be required to provide Borrower with more than 24 hours prior notice), except that no notice shall be required in the event of an emergency.  Borrower shall not, without the prior consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion: (a) change the use of any Individual Mortgaged Property from its current use as an office building with a parking structure and incidental retail uses; (b) cause or permit the use or occupancy of any part of the Premises to be discontinued if such discontinuance would violate any applicable zoning or other law, ordinance or regulation; (c) apply for or consent to any subdivision, re-subdivision, zoning reclassification, modification or restriction affecting the Premises; (d) threaten, commit or permit any waste, structural or material addition to or alteration, demolition or removal of the Mortgaged Property or any portion thereof (provided that the Equipment included within the Collateral may be removed if obsolete or if replaced with similar items of equal or greater value); or (e) take any action whatsoever to apply for, consent to, or acquiesce in the conversion of the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership.  Notwithstanding anything to contrary contained herein, Borrower shall have the right without Lender's consent to undertake and complete, or cause to be undertaken and completed, (i) tenant improvement work required or authorized under Leases that have been approved by Lender (including Existing Leases) or Leases not requiring Lender's prior approval; and/or (ii) provided no Event of Default exists and without limiting any of the other provisions of this Agreement, any alterations to the Mortgaged Property that, in the aggregate, with respect to all alterations constituting a single work of improvement, costs less than the Insurance Threshold Amount.

Borrower, at its own expense, may contest by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, the validity or application of any applicable law, and shall provide Lender with notice of any such contest of a material nature, provided that: (i) Borrower shall pay any outstanding fines, penalties or other payments under protest unless such proceeding shall suspend the collection of such items; (ii) such proceeding shall be permitted under and be conducted in accordance with the applicable provisions of each other instrument governing the contest of such applicable laws to which Borrower or any affected portion of the Mortgaged Property is subject and shall not constitute a default thereunder; (iii) no part of or interest in any of the Mortgaged Property (or Borrower's or Lender's interest therein) will be in danger of being sold, forfeited, terminated, canceled or lost during the pendency of the proceeding; (iv)such proceeding shall not subject Borrower or Lender to criminal or civil liability (other than civil liability of Borrower as to which adequate security has been provided pursuant to clause (v) below); (v) unless paid under protest, Borrower shall have furnished to Lender such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such items, together with all interest and penalties thereon, which may be one hundred ten percent (110%) of the maximum liability of Borrower as reasonably determined by Lender; and (vi) Borrower shall promptly upon final determination thereof pay the amount of such items, together with all costs, interest and penalties.

Section 6.17 Solvency.  (1) Neither Borrower nor Indemnitor has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (2) Borrower and Indemnitor has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital for such entity to carry out its business as presently conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debt and other liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of obligations of such party).  No petition in bankruptcy of Borrower or Indemnitor has been filed by, or served on, Borrower or Indemnitor, and neither Borrower nor Indemnitor has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  Neither Borrower nor Indemnitor has been involved in a foreclosure or in a default on any indebtedness owing to Lender or to any Affiliate of Lender.  All financial and other information submitted by or on behalf of Borrower and Indemnitor to Lender in connection with the Loan is true, complete and correct in all material respects as of the applicable respective dates thereof.  All of Borrower's obligations to its creditors are current or are being paid in the ordinary course of business.

Section 6.18 Representations Regarding Mortgaged Property.

(a) There is no fact presently known to Borrower, after due inquiry of each property manager of the Mortgaged Property, as of the Closing Date that could reasonably be anticipated to have a material adverse effect on Borrower or the Mortgaged Property that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lender on or prior to the date hereof.

(b) Borrower has received no written notice from any governmental or quasi-governmental authority of any pending or threatened condemnation of the Premises, or any part thereof.

(c) Except as disclosed in the Zoning Reports or otherwise disclosed on Exhibit H attached hereto, no part of the Premises has been designated as wetlands under any federal, state or local law or regulation or by any governmental agency, and, except as may be disclosed on the ALTA surveys of the Premises provided to Lender, no portion of the Premises is located within a 100-year flood plain.

(d) To Borrower's knowledge, except as disclosed in the Property Condition Reports, the Environmental Report, the Zoning Reports, the seismic reports for the Premises obtained by Lender, the tenant estoppel certificates delivered to Lender prior to the Closing Date or otherwise disclosed on Exhibit H attached hereto, the Improvements and the intended use thereof as office buildings with parking structures and incidental retail uses are in compliance with (i) all applicable restrictions, covenants, conditions and requirements applicable thereto, and (ii) with all federal, state and municipal laws, rules, regulations and ordinances applicable thereto, including, but not limited to, zoning and The Americans with Disabilities Act of 1990, as amended from time to time.

(e) Except as disclosed in the Property Condition Reports, the Environmental Report, the Zoning Reports or otherwise disclosed on Exhibit H attached hereto, Borrower has received no notice from any governmental or quasi-governmental authority alleging that the Improvements are presently in violation of any federal, state or municipal laws, orders, regulations or ordinances applicable thereto.

(f) Except as disclosed in the Property Condition Reports, the Environmental Report, the Zoning Reports, tenant estoppel certificates delivered to Lender prior to the Closing Date or otherwise disclosed on Exhibit H attached hereto, to Borrower's knowledge, the Improvements are in good condition and repair, have not suffered any damage which has not been fully repaired, and are free of structural or other material defects.

(g) All required licenses, permits, approvals, accreditations and qualifications necessary for the current use and operation of the Improvements as office buildings with parking structures, including, but not limited to, all required certificates of occupancy, have been issued and are in full force and effect.

(h) Except as may be disclosed on the ALTA surveys of the Premises provided to Lender, city water supply, storm and sanitary sewers and sanitary sewer capacity, and electrical, gas and telephone facilities are available to the Premises within the boundary lines thereof, and the Improvements connect to all storm and sanitary sewer lines serving the Premises, and such lines are sufficient to meet the reasonable needs of the Premises as currently used.  No other utility facilities are necessary to meet the reasonable needs of the Premises as currently used, and except as disclosed in the Property Condition Reports or otherwise disclosed on Exhibit H attached hereto, to Borrower's knowledge, the design and as-built conditions of the Improvements are such that surface and storm water do not accumulate on the Premises and do not drain from the Premises across land of adjacent property owners, except as permitted by an easement or other agreement with such adjacent property owners.

(i) The Premises are managed for Borrower by Douglas Emmett Management LLC under the property management agreements attached to each Assignment and Subordination (individually or collectively, the "Management Agreement"), which Management Agreement is in full force and effect.  No event of default has occurred under the Management Agreement, and no event has occurred thereunder which with notice or the passage of time would constitute an event of default thereunder.  Borrower has delivered to Lender a true and complete copy of each Management Agreement.

(j) A true and complete rent roll for the Premises is attached hereto as Exhibit C and incorporated herein by reference.  There has been no material adverse change in the rent roll delivered to Lender with the Application or in the rent roll attached hereto as Exhibit C, or in the financial condition, credit rating, business, operations or affairs of Borrower, Indemnitor, the REIT or, to the best of Borrower's knowledge, any Major Tenant at the Premises.  Borrower is the owner of the landlord's interest in each of the Leases.  Borrower has delivered to Lender true and correct copies of all Leases, as the same have been amended or modified as of the Closing Date.  The Leases are in full force and effect and, except as disclosed in the estoppel certificates delivered to Lender prior to the Closing Date, or the rent rolls for the Premises delivered to Lender attached hereto as Exhibit C, to Borrower's knowledge, (i) no event of default has occurred under any Major Lease, (ii) no event has occurred under any Major Lease which with notice or the passage of time would constitute an event of default under any Major Lease and (iii) no defaults exist under any of the Leases (other than Major Leases) by any party (including any guarantor) thereto that, individually or in the aggregate with respect to all such defaults, would result in a material adverse effect on Borrower or the Mortgaged Property.  Borrower has received no notice alleging default by the landlord under any of the Major Leases, and the Leases are not subject to any assignment, other than the Assignment of Leases and Rents.

(k) Borrower reports, for accounting purposes, on a fiscal year basis commencing on January 1 of each year and terminating on December 31 thereof.

(l) Except as disclosed on Exhibit H, to Borrower's knowledge, there are no actions, suits or proceedings, pending or threatened in writing, against Borrower, Indemnitor, or Borrower's interest in the Premises at law or in equity, on, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other governmental instrumentality.  There are no outstanding judgments, arbitration awards, decrees or awards of any kind pending against Borrower or Indemnitor.  To Borrower's knowledge, there are no outstanding monetary judgments, arbitration awards, decrees or awards of any kind pending against the Premises or the ownership or operation thereof unless listed in Exhibit H.

(m) Attached hereto as Exhibit D and incorporated herein is a list of all business licenses, restaurant or food licenses, retail licenses, elevator permits and certificates of occupancy issued to Borrower with respect to the Premises that are in Borrower's possession or reasonable control.

Section 6.19 Blocked Account.  Borrower shall at all times from and after the Closing Date until the Indebtedness has been paid in full, cause to be kept and maintained one or more Blocked Accounts.  Borrower shall cause all Revenues to be deposited into the Blocked Accounts.  As long as no Event of Default exists, such Blocked Accounts may be swept on a daily basis to an account held by Sponsor.  During the continuance of an Event of Default, Lender shall have the right to notify the bank holding the Blocked Account to deliver all available balances in the Blocked Account to Lender (to Lender's account specified by Lender (the "Trap Account")).  Lender shall have the right to hold the funds in the Trap Account or apply such funds to the Indebtedness or to any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

ARTICLE 7

FINANCIAL REPORTING

Section 7.1 Financial Statements; Records.  Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles consistently applied, and shall provide to Lender in both hard copy and in electronic format, if available, via e-mail to addresses specified by Lender, within the time periods set forth, the following (collectively, the "Financial Information"):

(a) Financial Information.  Borrower shall deliver to Lender the following, it being understood that if an Event of Default exists and is continuing, then during the existence of an Event of Default, upon request of Lender, such statements and balance sheets, notwithstanding anything herein to the contrary, shall be prepared and certified by an independent certified public accountant acceptable to Lender:

(i) A current certified rent roll, signed and dated by Borrower containing the types of information about the Leases contained in the Borrower's form of rent roll attached to Borrower Schedule 8 of the Application, within 60 days after the end of the first three calendar quarters of each Fiscal Year of Borrower;

(ii) Unaudited quarterly operating statements of the Mortgaged Property, prepared and certified by Borrower in substantially the form provided to Lender prior to the Closing Date in connection with the Application or otherwise in a form approved by Lender, detailing the revenues received, the expenses incurred and the Net Operating Income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year to date information, within sixty (60) days after the end of the first three calendar quarters of each Fiscal Year of Borrower.  Within five (5) Business Days after it becomes publicly available, Borrower shall make available to Lender the most recent Form 10-Q of the REIT by causing such filings to be posted on the REIT's website;

(iii) An unaudited annual operating statement of the Premises detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by an authorized and responsible officer or representative of Borrower in substantially the same form provided to Lender prior to the Closing Date in connection with the Application or otherwise in form approved by Lender, within one hundred (100) days after the close of each Fiscal Year of Borrower.  Within five (5) Business Days after it becomes publicly available, Borrower will make available to Lender the most recent Form 10-K of the REIT by causing such filings to be posted on the REIT's website;

(iv) Provided both the REIT continues to be a publicly traded entity and the Indemnitor continues to report its financials on a consolidated basis with the REIT, then an unaudited annual balance sheet and profit and loss statement of Borrower, in substantially the same form provided to Lender prior to the Closing Date in connection with the Application or otherwise in form approved by Lender, prepared and certified by Borrower, within one hundred (100) days after the close of each Fiscal Year of Borrower;

(v) An annual operating and capital budget, which shall not require approval by Lender, presented on a monthly basis consistent with the annual operating statement described above for the Premises, including cash flow projections for the upcoming Fiscal Year, and all proposed capital replacements and improvements, within one hundred (100) days after the close of each Fiscal Year; and

(vi) An annual statement from Borrower or Borrower's non-member manager, in a form approved by Lender, certifying: (i) the names of all Persons that either own (directly or indirectly) ten percent (10%) or more of the beneficial interest in Borrower or own a general partnership or managing membership interest in Borrower; and (ii) that no Person has obtained any financing prohibited by this Agreement and the other Loan Documents, signed and dated by Borrower, within one hundred (100) days after the close of each Fiscal Year of Borrower and from time to time as Lender may reasonably request.

(b) Financial Information Upon Request.  Upon reasonable request from Lender, Borrower shall deliver the following:

(i) a copy of the federal tax return of Borrower, as and if filed with the Internal Revenue Service;

(ii) such other financial or management information from Borrower and Indemnitor (including monthly or quarterly certified rent rolls meeting the requirements of Subsection 7.1(a)(i) above) as may, from time to time, be reasonably required by Lender and in form and substance reasonably satisfactory to Lender;

(iii) Borrower's books and records regarding the Premises for examination, review, copying and audit by Lender or its auditors during normal business hours and convenient facilities for such examination review, copying and audit of Borrower's books and records of account;

(iv) a statement confirming: (A) whether there has been any material adverse change in the (i) financial condition of any of the Borrower or Indemnitor or (ii) in the rent roll for the Premises from the Financial Information or rent roll most recently submitted to Lender, except those changes to the rent roll that have been approved or deemed approved by Lender, or that do not require Lender's consent under the terms of the Loan Documents, and if any such material adverse change occurred providing reasonably detailed information with respect thereto; (B) that neither Borrower nor Indemnitor has been the subject of any bankruptcy, reorganization, dissolution or insolvency proceeding; (C) that there does not exist any subordinate, mezzanine or other indebtedness prohibited by this Agreement or by any other Loan Document; and (D) that there has not occurred any transfer, sale, pledge or encumbrance prohibited by this Agreement or by any other Loan Document, except as previously disclosed to Lender in writing and approved by Lender in writing; and

(v) To the extent Borrower has such information, or reasonably has the ability to obtain such information, with respect to each Major Lease Borrower shall use reasonable efforts in good faith to provide Lender with financial statements (audited if available), including balance sheets and profit and loss statements, and copies of federal tax returns for each Major Tenant under such Major Lease, and any guarantors of those Major Leases.

(c) Failure to Deliver Financial Information.  If Borrower fails to deliver to Lender any Financial Information required hereunder within ten (10) Business Days following written notice from Lender to Borrower that Borrower has failed to timely deliver said Financial Information, Lender may, in its sole and absolute discretion, (i) declare such failure to be an Event of Default.

ARTICLE 8

CONVEYANCES, ENCUMBRANCES AND BORROWINGS

Section 8.1 Prohibition Against Conveyances, Encumbrances and Borrowing.  Except with the prior written consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion, and except as expressly permitted in Sections 8.2, 8.3, 8.4 and 8.5 below, neither Borrower nor any Person shall sell, transfer, convey, assign,  mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (each a "Transfer") (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest in: (a) all or any portion of the Mortgaged Property including the Leases; or (b) all or any direct or indirect ownership interest in Borrower.  In furtherance of the foregoing, but without in any way limiting the foregoing, subordinate liens (voluntary or involuntary) secured by any portion of the Mortgaged Property, or any beneficial interest in the Mortgaged Property, and any mezzanine or any other financing, secured by any ownership interest in Borrower, shall not be permitted except with the prior written consent of Lender in each case or except as otherwise expressly permitted under this Agreement with respect to mechanics liens, equipment leases and tax liens.  Without limiting Lender's right to withhold its consent to any transfer or encumbrance prohibited hereunder, any transfer or encumbrance must be to a Person who is not, and is not an Affiliate of, an OFAC Prohibited Person.  All requests for Lender's consent under this Section 8.1 shall be accompanied by the payment of Lender's standard processing fee for such transactions then in effect.  Lender's consent to any of the foregoing actions, if given (in Lender's sole discretion), may be conditioned upon a change in the interest rate, maturity date, amortization period or other terms under this Agreement, the payment of a transfer or encumbrance fee and/or any other requirements of Lender.  In addition to the standard processing fee and the transfer or encumbrance fee referred to in this Section 8.1, Borrower shall pay or reimburse Lender on demand for all reasonable expenses (including reasonable attorneys' fees, costs and expenses, title search costs, and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such transaction.  The foregoing prohibitions are not intended to prevent the individual Person who owns an indirect interest in Borrower from obtaining personal loans unrelated to Borrower and the Mortgaged Property and are also not intended to prevent Borrower from incurring, subject to Borrower's Limited Purpose Entity requirements, reasonable and customary trade payables and unsecured operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Mortgaged Property, provided they are paid in the ordinary course of business within 120 days of their incurrence and are not evidenced by a promissory note.

Section 8.2 Permitted Transfers.  Notwithstanding the prohibitions in Section 8.1, the following Transfers do not require Lender's approval provided that all of the following terms and conditions, to the extent applicable thereto, have been satisfied:

(a) Any of the following:  (1) any Transfer or issuance (whether through public offerings, private placements or other means) of shares or equity interests of any kind in the REIT or the Sponsor; (2) any conversion, into securities of the REIT, of partnership units or other equity interests of any kind of the Sponsor; (3) any issuance or Transfer of any equity interests of any kind in any subsidiary of the REIT or the Sponsor other than the Borrower, so long as following each such issuance or Transfer, the Sponsor shall directly or indirectly own fifty-one percent (51%) or more of the ownership interests in Borrower and shall directly or indirectly Control the Borrower; and/or (4) any merger, consolidation, dissolution, liquidation, reorganization, sale, lease or other transaction involving any Person other than Borrower so long as after each such transaction the Sponsor thereafter, directly or indirectly owns fifty-one percent (51%) or more of the ownership interests in Borrower and directly or indirectly Controls Borrower.

(b) Borrower shall have the right to, as the REIT determines, change its non-member manager to the REIT or to any other subsidiary of the REIT or the Sponsor.  Upon the occurrence of such change, Borrower shall notify Lender of the name and principal place of business or chief executive office of the new non-member manager of Borrower within ten (10) Business Days after any such change.

(c) Without limiting Lender's rights upon an Event of Default under the terms of Section 5.2, Borrower shall have the right to terminate (or assign) the existing property management agreement for any Individual Mortgaged Property and to replace the property manager with, or assign property manager's rights in such agreement to, the Sponsor or by an entity controlled directly or indirectly by the Sponsor.  If any Individual Mortgaged Property is managed by the Sponsor or another entity Controlled directly or indirectly by the Sponsor, then Borrower may dispense with the requirement of a property management agreement or may enter into a new property management agreement on such terms as it deems satisfactory (which may include, without limitation, a separate cost sharing agreement delegating responsibilities for property management to the Sponsor or its Affiliates); provided that, if a property management agreement is entered into, such agreement shall in all events be subordinate to the Deed of Trust and other Loan Documents, and, within 30 days after entering into a new property management agreement, Borrower and the new property manager shall execute and deliver to Lender an assignment and subordination of the new property management agreement consistent with the loan documentation provided by property manager to Lender on the Closing Date, with such changes thereto as may be reasonably necessary for the REIT, Sponsor or its Affiliates to comply with tax or other applicable laws pertaining to their status.

(d) Utility and other easements entered into by Borrower in the ordinary course of business having no adverse impact on the occupation, use, enjoyment, operation, value or marketability of the Mortgaged Property and mechanics liens, which are being contested in accordance with Section 6.5.

(e) Any Lien consisting of the rights of a lessor under an equipment lease provided that such Lien only grants the lessor a Lien with respect to the equipment subject to such equipment lease.

(f) The Permitted Encumbrances.

Section 8.3 One-Time Permitted Transfer.  Notwithstanding the prohibitions of Section 8.1, on or after (but not prior to) March 1, 2013, Lender will permit a one-time transfer of title to the Mortgaged Property without modification of the terms of the Loan (other than as needed for the assumption of the Loan), which benefit shall be personal to Borrower and shall not apply to any successor, assignee or transferee of Borrower, and shall be null and void upon any transfer of title to the Mortgaged Property, any portion thereof, or upon any direct or indirect transfer of any ownership interest in Borrower (except for transfers permitted under Sections 8.2, 8.4 or 8.5), and provided that all of the following terms and conditions have been fully satisfied:

(a) At least thirty (30) days prior to such transfer, Borrower shall have provided Lender with written notice of the proposed transfer together with a non-refundable processing fee in the amount of $10,000 (the "Processing Fee"), along with the name(s), address(es) and organizational documents of the proposed transferee and of the proposed sponsor, as applicable, of the proposed transferee.  Upon receipt by Lender, the Processing Fee shall be deemed earned by Lender, whether or not Borrower completes the proposed transfer and whether or not any proposed transfer is actually approved by Lender pursuant to this Section.  A separate Processing Fee shall be required for each request for a transfer.  Additionally, Borrower shall furnish to Lender along with such notice the following:  (i) detailed and complete financial statements of the proposed transferee and the proposed sponsor, as applicable, of the proposed transferee, (ii) information with respect to the business and business experience of the proposed transferee and the proposed sponsor, as applicable, of the proposed transferee and their experience in the ownership and operation of properties similar to the Mortgaged Property and other commercial real estate, (iii) evidence that the Mortgaged Property, as of the proposed date of transfer of title and thereafter, will be managed by a management company and under a management agreement meeting the requirements of subsection (e) below, (iv) the terms and conditions of the proposed sale and a copy of the executed purchase and sale agreement (or provide the most recent draft and the final executed purchase and sale agreement as soon as it is finalized), (v) a description, including a chart, if appropriate, of the ownership structure of the proposed transferee and its principals, affiliates and parent or other majority owners, the proposed sponsor, as applicable, (vi) the status of the proposed transferee or, if the proposed transferee is a special purpose entity, of the proposed sponsor, as a Qualified Real Estate Investor, and (vii) such other information as Lender may reasonably request to permit Lender to determine the creditworthiness and management abilities of the proposed transferee and its the proposed sponsor, as applicable.

(b) The Loan must be current in all respects and Borrower may not be in default under the Loan Documents, either as of the date the notice is given to Lender under subsection (a) above, or thereafter through the date of transfer of title to the Mortgaged Property, nor may any event have occurred which, after notice or passage of time or both, would constitute an Event of Default under the Loan Documents.

(c) The proposed transferee, or, if the proposed transferee is a special purpose entity, its proposed sponsor, as applicable, shall be a Qualified Real Estate Investor.

(d) The proposed transferee may in no event be a tenant in common and in no event shall the Loan Documents permit a tenancy in common form of ownership of the Mortgaged Property.  Borrower and each and every subsequent transferee Borrower shall covenant and agree that in no event will any of the Mortgaged Property be transferred to or held by any tenant in common while the Loan is still outstanding.

(e) The Mortgaged Property must continue to be managed by a management company approved by Lender under a written management agreement satisfactory to Lender.  The terms and provisions of any management agreement affecting the Mortgaged Property, including without limitation the right to receive any fees and payments thereunder, shall be expressly and unconditionally subordinate and inferior to the lien and the terms and provisions of the Loan Documents.

(f) The proposed transferee shall expressly assume Borrower's obligations under the Loan and the Loan Documents in a writing which is reasonably satisfactory to Lender, subject to the nonrecourse provisions of the Loan Documents existing as of the date of the closing of the sale of the Mortgaged Property.  Additionally, at the time of the assumption of the Loan, the proposed transferee shall furnish to Lender an Environmental Indemnification Agreement reasonably satisfactory to Lender (which form may be different from any form executed by Borrower as a result of Lender's updating Lender's standard form of Environmental Indemnification Agreement or as a result of specific environmental conditions at the Mortgaged Property) and, a recourse guaranty agreement reasonably satisfactory to Lender (concerning non-recourse carveouts) in substantially the same form as the Recourse Guaranty Agreement, each from financially responsible persons and/or entities approved by Lender.  Borrower and the proposed transferee and such other entities or persons as Lender shall require shall also deliver and, if applicable, execute (i) evidence of authority and entity existence, (ii) Uniform Commercial Code searches, (iii) Uniform Commercial Code financing statements, (iv) an endorsement to Lender's title policy updating the effective date to the date of the transfer, showing the transferee as the owner of the Mortgaged Property, showing no additional title exceptions, except as shall be approved by Lender and otherwise reasonably acceptable to Lender, (v) opinions of counsel acceptable to Lender on such matters as Lender shall require, (vi) evidence of such insurance as shall be reasonably required by the Loan Documents and Lender and (vii) such other documents as Lender shall reasonably require in order to effectuate the transaction as contemplated by this Section.  At the closing of any approved transfer, the proposed transferee shall deposit with Lender sufficient funds to pay when due all real estate taxes, assessments and municipal charges, and to pay any ground rents.  To the extent the Loan Documents require any other reserves or deposits the same shall be established by the proposed transferee prior to the date of closing of the proposed transfer.  The foregoing requirement for deposits and reserves shall be required notwithstanding that any of the foregoing shall have been waived by Lender with respect to Borrower either in the Loan Documents or in any side letter or agreement executed by Lender.

(g) At the closing of any approved transfer, Borrower shall pay to Lender a fee in the amount of 1% of the then outstanding principal balance of the Loan in cash or certified funds (the "Transfer Fee").  The Transfer Fee is being paid in order to induce Lender to allow the proposed transferee to assume the obligations of the Borrower under the Loan Documents and to release Borrower from liability thereunder for Borrower's obligations, acts and omissions from and after the date of transfer in accordance with these provisions, provided that, in no event shall Borrower be released from any liability for acts or omissions occurring prior to the date of transfer, including, without limitation, acts or omissions leading to environmental contamination, whether known or unknown.  Lender agrees that, except for any out of pocket costs, expenses and fees provided for in Section 8.3(l), the Processing Fee and any applicable Prepayment Fee, Lender shall not charge Borrower any additional fees in connection with a transfer pursuant to this Section 8.3.

(h) On the closing of any approved transfer, the Debt Yield is at least 10.5%.

(i) On the date of closing of the proposed transfer, either (A) the unpaid principal balance of the Loan shall be not more than 65% of the appraised value of the Mortgaged Property based on Lender's own analysis and estimate; or (B) the new borrower/title holder shall provide evidence acceptable to Lender that it has made and maintains a minimum 35% cash equity investment in the Mortgaged Property.

(j) The proposed transfer shall not cause a violation of any federal, state or local law, statute, rule, regulation or order governing the Mortgaged Property, Borrower or the proposed transferee or any of its or their principals, parent, or other owners.

(k) The proposed transfer shall not cause any breach or violation of any of the terms of Section 6.11(a).

(l) Borrower shall pay all costs and expenses incurred in connection with the proposed transfer of the Mortgaged Property whether or not the transfer actually occurs including, without limitation, reasonable attorneys' fees, recording and filing charges, title company charges and the cost of the endorsement to Lender's title policy.

Lender will not review or process Borrower's request for approval of a proposed transfer of the Mortgaged Property until such time as Lender has received all of the items, including the Processing Fee, required to be delivered to Lender pursuant to this Section, provided that Lender will commence its review notwithstanding that certain of the items, such as final organizational documents or management agreements, that are not normally finalized at that stage of the transaction may not be available.

Borrower shall have the right, in connection with a transfer under this Section 8.3, to pay down (or cause the proposed transferee of the Mortgaged Property to pay down) the principal balance of the Loan by an amount necessary so that the Debt Yield is equal to 10.5% and/or the Loan to Value Ratio is equal to 65%, as long as Borrower or said transferee also pays any applicable Prepayment Fee.  In the event of such a pay down, and if, and only if, such pay down is made on or prior to March 1, 2018, the monthly Loan payment shall be adjusted accordingly based upon a new amortization schedule calculated using (i) the outstanding principal balance of the Loan as of the date of the closing of said transfer (i.e., giving effect to such pay down), (ii) the Contract Rate and (iii) a period equal to three hundred sixty (360) months less the number of months elapsed since the thirty-sixth (36th) month of the Loan term.  In the event of such a pay down during the Extended Term, the constant principal portion of the monthly Loan payment due during the Extended Term (as provided in Section 2.3(e)) shall not be adjusted.

Section 8.4 Partial Release of Mortgaged Property.  Upon at least thirty (30) days prior written notice to Lender, Lender agrees to release an Individual Mortgaged Property ("Partial Release") from the Lien of the Deed of Trust and other Loan Documents provided all of the following terms and conditions are satisfied:

(a) A Partial Release shall only be permitted between March 1, 2012 through and including February 28, 2017 (the "Release/Substitution Period").

(b) The total number of Individual Mortgaged Properties that are released from the Lien of the Deed of Trust under either this Section 8.4 or under Section 8.5 shall not exceed 4 (in the aggregate).

(c) After the Partial Release and required principal payment, the outstanding principal balance of the Loan shall not be less than $175,000,000 unless the Loan is fully repaid.

(d) On the date of the Partial Release, Borrower shall pay to Lender (i) in reduction of the principal balance of the Loan, an amount equal to 110% of the Allocated Loan Amount for the Individual Mortgaged Property to be released, plus (ii) any applicable Prepayment Fee due in connection with such principal payment.

(e) The Debt Yield, after giving effect to the Partial Release and principal repayment as required herein, shall be no less than the Debt Yield that existed prior to the Partial Release, and in no event shall the Debt Yield, after giving effect to the Partial Release and principal repayment as required herein, be less than 10.5%.

(f) The Loan to Value Ratio, after giving effect to the Partial Release and principal repayment as required herein, shall be no greater than the Loan to Value Ratio that existed prior to the Partial Release, and in no event shall the Loan to Value Ratio, after giving effect to the Partial Release and principal repayment as required herein, be greater than 65% based upon the value of the remaining Mortgaged Property as reasonable estimated by Lender.

(g) No Event of Default shall have occurred and be continuing at the time such request for Partial Release is made through the completion of the Partial Release, nor shall any event have occurred which, after notice or passage of time or both, would constitute an Event of Default under the Loan Documents.  Notwithstanding the foregoing, if the removal of an Individual Mortgaged Property from the Mortgaged Property through a Partial Release will cure each default and Event of Default under the Loan Documents, then the Partial Release shall be permitted so long as all other requirements pursuant to this Section have been satisfied.

(h) Borrower shall submit to Lender, not less than five (5) Business Days prior to the date of the Partial Release, a release of Lien with respect to the Deed of Trust and Assignment of Leases and Rents pertaining to the Individual Mortgaged Property to be released for execution by Lender.  Such release shall be in proper form for recording in the jurisdiction in which the Individual Mortgaged Property to be released is located and shall be reasonably satisfactory to Lender.

(i) Prior to the Partial Release, Borrower shall have executed and delivered to Lender all documents (in addition to the release referred to in (h) above) relating to the Partial Release reasonably required by Lender in form and substance reasonably satisfactory to Lender.

(j) Borrower shall pay (i) within ten (10) days after request (and receipt of billings) all of Lender's actual and reasonable out-of-pocket costs associated with the Partial Release and (ii) upon request for the Partial Release, a processing fee of $10,000 for all Individual Mortgaged Properties proposed to be released from the Lien of the Deed of Trust pursuant to such request.  Lender agrees that, except for any out of pocket costs, expenses and fees provided for in the last paragraph of this Section and any applicable Prepayment Fee, Lender shall not charge Borrower any additional fees in connection with a Partial Release.

Borrower shall have the right in connection with a Partial Release to pay down the principal balance of the Loan by an amount necessary so that the Debt Yield is equal to 10.5% and/or the Loan to Value Ratio is equal to 65%, as long as Borrower also pays any applicable Prepayment Fee.  In the event of such a pay down, the monthly Loan payment shall be adjusted accordingly based upon a new amortization schedule calculated using (i) the outstanding principal balance of the Loan as of the date of the Partial Release (i.e., giving effect to such pay down), (ii) the Contract Rate and (iii) a period equal to three hundred sixty (360) months less the number of months elapsed since the thirty-sixth (36th) month of the Loan term.

Without limiting anything herein above provided, Borrower shall pay within ten (10) days after receipt of billings, all costs arising from any request for Partial Release, whether or not such Partial Release is actually approved or completed, including without limitation, legal fees, appraisal fees, market studies and expenses, title insurance premiums, recording fees and taxes.

Section 8.5 Substitution Rights.  Upon at least 60 days' prior written notice, Lender agrees to release an Individual Mortgaged Property from the Lien of the Deed of Trust encumbering the Individual Mortgaged Property and the Loan Documents (the "Release Mortgaged Property" or "Release Properties"), and to substitute and encumber another property as part of the Mortgaged Property in its place (the "Substitute Mortgaged Property") in lieu of any Partial Release payment, provided that all of the following terms and conditions are satisfied as determined by Lender (each a "Substitution"):

(a) The Release Mortgaged Property must be one of the seven (7) Mortgaged Properties that are the original Mortgaged Properties as of the Closing Date.

(b) Substitutions shall only be permitted during the Release/Substitution Period.

(c) The total number of Individual Mortgaged Properties which are released from the Lien of the Deed of Trust pursuant to a Substitution shall not exceed 2 and the total number of Individual Mortgaged Properties which are released from the Lien of the Deed of Trust pursuant to either a Partial Release or a Substitution may not exceed 4 (in the aggregate) .

(d) After the Substitution and any required principal repayment, the outstanding principal Loan balance of the Loan shall not be less than $175,000,000.

(e) The Debt Yield after giving effect to the Substitution (i.e., utilizing the Net Operating Income of the Substitute Mortgaged Property in lieu of that of the Release Mortgaged Property) shall be no less than the Debt Yield that existed prior to the Substitution (i.e., utilizing the Net Operating Income of the Release Mortgaged Property in lieu of the Substitute Mortgaged Property), and in no event shall the Debt Yield after giving effect to the Substitution be less than 10.5%.

(f) The Loan to Value Ratio of the Substitute Mortgaged Property must be no greater than the Loan to Value Ratio of the Release Mortgaged Property (utilizing the Allocated Loan Amount assigned to the Release Mortgaged Property for both of the aforesaid Loan to Value Ratio calculations), and in no event shall the Loan to Value Ratio of the Substitute Mortgaged Property be greater than 65% (based on the Allocated Loan Amount assigned to the Release Mortgaged Property).

(g) Borrower must own the Substitute Mortgaged Property in fee simple and the ownership interest must not be a leasehold interest.

(h) The owner of the Substitute Mortgaged Property may in no event be a tenant in common and in no event shall the Loan Documents permit a tenancy in common form of ownership of the Substitute Mortgaged Property.  Borrower and each and every subsequent transferee Borrower shall covenant and agree that in no event will any of the Mortgaged Property be transferred to or held by any tenant in common while the Loan is still outstanding.

(i) The Substitute Mortgaged Property must be of a similar type, quality and character as the Release Mortgaged Property as determined by Lender.

(j) Lender may reject any Substitute Mortgaged Property that would, as determined by Lender, not be in compliance in all material respects with the terms and provisions of the Loan Documents, or would be detrimental, as determined by Lender, to the overall quality and/or value of the Mortgaged Property or the Loan, or both.  Factors Lender shall consider include, but are not limited to, occupancy by a single tenant, unsatisfactory credit quality of tenants, unusual or unique improvements or location, and environmental issues and seismic risk if a Substitute Mortgaged Property has a Scenario Expected Loss, or SEL, greater than 18% (where "Scenario Expected Loss" or "SEL", means the mean level of building damage associated with a stated earthquake hazard scenario over a 475-year return period, expressed as a fraction of the building replacement value).

(k) The Substitute Mortgaged Property must be multi-tenanted, with no single tenant constituting more than 35% of the net rentable area of the Substitute Mortgaged Property, unless otherwise approved by Lender in writing and in the event a Major Lease has an expiration in the 12 months following the Substitution, the income from such Major Lease shall be excluded from the Debt Yield calculation provided in clause (e) above unless the Major Lease has been extended or a new Lease has been signed for said space.

(l) In order to effectuate a Substitution, Borrower and Lender must go through many of the same steps required to close the Loan initially.  In that regard, Lender shall have confirmed prior to a Substitution that all of the following conditions, and any additional conditions that Lender determines are required, have been satisfied:  environmental and engineering assessments of the Substitute Mortgaged Property have been performed and analyzed by Lender and Lender has concluded that the condition of the Substitute Mortgaged Property is acceptable to Lender; leases of the Substitute Mortgaged Property have been obtained, reviewed and approved by Lender and approved tenant estoppel letters and SNDAs have been delivered to Lender; the status of title to the Substitute Mortgaged Property has been approved by Lender and Lender has received a title insurance policy insuring the Lien of the Deed of Trust to encumber the Substitute Mortgaged Property, in form and content acceptable to Lender; Lender has received any title policy endorsement required by Lender insuring that the release of the Release Mortgaged Property will not impair Lender's coverage under Lender's then existing title policy as to the Mortgaged Property remaining encumbered by the Deed of Trust; insurance coverages concerning the Substitute Mortgaged Property must be reviewed, approved and confirmed by Lender pursuant to the requirements of this Agreement; plans and specifications and an ALTA survey in form and content acceptable to Lender must be delivered to and approved by Lender; Lender shall have received a legal opinion from Borrower's and Guarantor's counsel concerning the authority, due execution and enforceability of the documents described in clause (q) below; and Lender shall have received satisfactory evidence of substantial compliance of the Substitute Mortgaged Property with all applicable laws.

(m) No Event of Default shall have occurred and be continuing at the time each request for Substitution is made through the completion of the Substitution, nor shall any event have occurred which, after notice or passage of time or both, would constitute an Event of Default under the Loan Documents.  Notwithstanding the foregoing, if the removal of a Release Mortgaged Property from the Mortgaged Property through a Substitution will cure each default and Event of Default under the Loan Documents, then the Substitution shall be permitted so long as all other requirements and conditions pursuant to this section have been satisfied.

(n) The Substitute Mortgaged Property shall be assigned the original Allocated Loan Amount assigned to the Release Mortgaged Property as of said Substitution.

(o) The Substitution shall not cause any breach or violation of any of the terms or provisions of Section 6.11(a).

(p) Borrowers shall submit to Lender, not less than five (5) Business Days prior to the date of the Substitution, a release of Lien with respect to the Deed of Trust and Assignment of Leases and Rents pertaining to the Release Mortgaged Property for execution by Lender.  Such release shall be in proper form for recording in the jurisdiction in which the Release Mortgaged Property is located and shall be reasonably satisfactory to Lender.

(q) Not less than three (3) Business Days prior to the Substitution, Borrower shall have executed and delivered to Lender the following Loan Documents, all in form and content acceptable to Lender:

(i) a Modification Agreement;

(ii) a Deed of Trust (or mortgage) to encumber the Substitute Mortgaged Property;

(iii) an Assignment of Leases and Rents to encumber the Substitute Mortgaged Property;

(iv) a Borrower's Affidavit; and

(v) any other documents reasonably required by Lender.

(r) Borrower shall pay to Lender (i) within 10 days after request (and receipt of billings), all of Lender's actual and reasonable out-of-pocket costs associated with the Substitution and (ii) upon request for approval of a Substitution, a processing fee of $20,000 for each Individual Mortgaged Property proposed to be a Release Mortgaged Property.  Lender agrees that, except for any out of pocket costs, expenses and fees provided for in the second to last paragraph of this Section and any applicable Prepayment Fee, Lender shall not charge Borrower any additional fees in connection with a Substitution.

Borrower shall have the right, in connection with a Substitution to pay down the principal balance of the Loan by an amount necessary so that the Debt Yield is equal to 10.5% and/or the Loan to Value Ratio is equal to 65%, as long as Borrower also pays the applicable Prepayment Fee.  In the event of such a pay down, the monthly Loan payment shall be adjusted accordingly based upon a new amortization schedule calculated using (i) the outstanding principal balance of the Loan as of the date of the Substitution (i.e., giving effect to such pay down), (ii) the Contract Rate and (iii) a period equal to three hundred sixty (360) months less the number of months elapsed since the thirty-sixth (36th) month of the Loan term.

Without limiting anything herein above provided, Borrower shall pay, within 10 days after receipt of each billing, all costs arising from any request for a Substitution, whether or not such Substitution is actually pursued by Borrower, is ever approved by Lender or is ever completed, including without limitation, legal fees, appraisal fees, market studies and expenses, title insurance premiums, engineering fees and expenses, recording fees and taxes.  Lender shall have the right to require that Borrower pay a reasonable advance deposit of money, prior to Lender's evaluation of the Substitution, which shall be applied toward payment of such costs and expenses.

The terms of this Section 8.5 are personally available to and for the sole benefit of the Borrower named on page 1 of this Agreement and shall not be available to or assignable to any other person or party, including, without limitation, any third party assuming the Loan.  Any right to request any Substitution shall terminate and become null and void upon any transfer of title to the Mortgaged Property, or any portion thereof, or upon any direct or indirect transfer of any ownership interest in Borrower (except for transfers permitted under Sections 8.2, 8.4 or 8.5), whether or not any transfer that requires Lender's approval has been approved by Lender in advance in writing.

ARTICLE 9

EVENTS OF DEFAULT

Section 9.1 Events of Default.  Each of the following shall constitute an Event of Default under this Agreement, the Note, the Deed of Trust and the other Loan Documents:

(a) Failure to pay (i) any monthly installment of principal or interest in accordance with Section 2.3 or any monthly reserve payment (if any) required under Subsection 5.3(c) within five (5) days following the date such amount is due, or (ii) the entire amount due under the Note, this Agreement and all of the other Loan Documents on the Maturity Date; provided, however, with respect to a default of any monthly installment of principal, interest or reserve payment as provided in the above clause (i), Borrower shall be entitled, one (1) time (and only one (1) time) in each twelve (12) month period, to notice from Lender and an additional two (2) Business Day grace period from the date of delivery of said notice to cure such default, and the failure to so cure said default, within said two (2) Business Day period, shall result in such default at the expiration of said two (2) Business Day period automatically becoming an Event of Default;

(b) Except for the payments described in Subsections 9.1(a) and 9.1(aa), failure to pay any other amount due under this Agreement, the Note, the Deed of Trust or any other Loan Document within ten (10) days following notice from Lender that such amount is due;

(c) Except as provided in Subsection 9.1(a), 9.1(b) and 9.1(d) to 9.1(x), inclusive, failure to perform or comply with any term, obligation, covenant or condition contained in this Agreement, the Note, the Deed of Trust or any other Loan Documents, within thirty (30) days after the delivery of written notice ("Cure Notice") from Lender of such failure; provided that if such default is not reasonably capable of being cured (without taking into account financial capability) within such thirty (30) day period, such failure shall not constitute an Event of Default so long as Borrower commences the cure of such default within such thirty (30) day period and diligently prosecutes such cure to completion; provided, however, that Borrower shall not have longer than ninety (90) days after delivery of the Cure Notice from Lender to complete such cure;

(d) The occurrence of an Event of Default, or default following any required notice to Borrower and following the expiration of any applicable grace or cure period, under any of the other Loan Documents;

(e) The occurrence of an Event of Default, or default following any required notice to Borrower and following the expiration of any applicable grace or cure period, under the Environmental Indemnification Agreement;

(f) If any representation, warranty, certification or other statement made herein, in any other Loan Document, in any application for the Loan or in any statement or certificate at any time given to Lender in connection with the Loan shall prove to be untrue or misleading in any material respect as of its applicable date; provided, however, with respect to the representations and warranties contained in Sections 6.14 or 6.18(d), Borrower shall have the right to cure any such misrepresentation or warranty as provided in Section 9.1(c) above before the same shall constitute an Event of Default;

(g) If Lender fails to have a legal, valid, binding and enforceable first priority lien on the Mortgaged Property or any portion thereof;

(h) Failure to permit Lender or its agents to enter to the Mortgaged Property or to access Borrower's books and records in accordance with the terms of this Agreement and the other Loan Documents within three (3) Business Days after delivery of written notice from Lender to Borrower of such failure;

(i) Failure to pay any Imposition prior to delinquency (except as expressly permitted in accordance with Subsection 5.3(b)), or to maintain insurance required by the terms of this Agreement;

(j) Misapplication of Proceeds paid or released to Borrower in violation of the terms of this Agreement;

(k) Except as permitted in this Agreement, adjusting, compromising, settling or entering into any agreement with respect to insurance settlements and condemnation proceedings, without the prior consent of Lender;

(l) Except as permitted in this Agreement:  (i) a change in the use of any of the Premises from its current use as office buildings with parking structures and incidental retail uses or causing or permitting the use or occupancy of any part of the Premises to be discontinued if such change of use or discontinuance would violate any applicable zoning or other law, ordinance or regulation; (ii) consent to any zoning reclassification, modification or restriction affecting any of the Premises; (iii) taking any steps whatsoever to convert any of the Premises, or any portion thereof, to a condominium or cooperative form of ownership; or (iv) except as permitted by Section 6.16 of this Agreement or Section 7.02(d) of the Deed of Trust, the alteration, demolition or removal of any of the Improvements, without the prior consent of Lender;

(m) Failure to deliver copies of any notices required to be delivered under Section 12.1(c)(i) within five (5) days after Borrower has notice of said failure;

(n) Failure to deliver financial statements required by Article 7 following the written notice from Lender to Borrower and the expiration of the cure period described in Subsection 7.1(c) or the failure to deliver the estoppel certificates required by Section 6.9(a) within the ten (10) Business Day period required by Section 6.9(a) and such failure continues for a period of five (5) days after delivery of a second written notice from Lender given at the expiration of such initial ten (10) Business Day period;

(o) Violation of any of the terms, obligations, covenants or conditions set forth in Section 6.12 (Limited Purpose Entity Requirements), Section 6.13 (Operating Agreements) or Section 8.1 (Transfers);

(p) If a New Lease is executed without Lender's prior consent unless such New Lease is a No-Approval Lease or is otherwise expressly permitted by the provisions of Sections 5.1(a), 5.1(b) or 5.1(c);

(q) If Borrower violates any of the terms provided in Section 5.1(b)(i) through (vi) without Lender's prior written consent unless expressly permitted pursuant to Sections 5.1(b) or 5.1(c);

(r) If Borrower fails to deposit any lease termination, cancellation or contraction fee required to be deposited with Lender in the Lease Termination Reserve Account pursuant to Section 5.1(g);

(s) If a default or event of default beyond any applicable notice, grace and/or cure periods provided thereunder shall occur under any permitted mortgage, encumbrance, lien or security agreement (other than equipment leases) encumbering all or any portion of the Mortgaged Property  which is subordinate or superior to the lien of the Deed of Trust unless Borrower is contesting the applicable Lien in accordance with Section 6.5, or if any party under any such instrument shall commence a foreclosure or other collection or enforcement action in connection therewith;

(t) Failure to obtain a management company, management agreement and/or leasing commissions agreement satisfactory to Lender within the sixty (60) day period set forth in Section 5.2;

(u) Failure of Borrower or any Indemnitor to preserve and keep in full force and effect its existence or any franchises, licenses, authorizations, registrations, permits and approvals that, if not maintained, would prevent Borrower from engaging in its business or from operating the Mortgaged Property that is not cured within five (5) days after notice of such failure;

(v) If Borrower or any Indemnitor consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Borrower or Indemnitor;

(w) If any Bankruptcy Proceeding shall have been filed against Borrower or any Indemnitor and the same is not withdrawn, dismissed, canceled or terminated within ninety (90) days of such filing;

(x) If Borrower or any Indemnitor is adjudicated bankrupt or insolvent or a petition for reorganization of Borrower or Indemnitor is granted;

(y) If a receiver, liquidator or trustee of Borrower or Indemnitor or of any of the properties of Borrower or Indemnitor shall be appointed;

(z) If Borrower or any Indemnitor shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due; or

(aa) Except as otherwise permitted herein, if Borrower or Indemnitor shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower or Indemnitor.

ARTICLE 10

REMEDIES

Section 10.1 Remedies.  Upon the occurrence of any Event of Default, Lender may (1) declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of Lender to advance amounts hereunder, and (3) subject to the provisions of Section 11.1, exercise all rights and remedies therefor under this Agreement, the Deed of Trust and the other Loan Documents and at law or in equity.

Section 10.2 Lender's Right to Perform the Obligations.  If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Premises for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate.  If Lender shall elect to pay any sum due with reference to the Mortgaged Property, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof.  Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.  Additionally, if any Hazardous Substances affect or threaten to affect the Premises, Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Substances or remove the Hazardous Substances to the extent required by applicable Environmental Laws.  Borrower shall indemnify, defend and hold Lender harmless from and against, and be responsible for, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 10.2, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender's gross negligence or willful misconduct.  All sums paid by Lender pursuant to this Section 10.2 and all other sums expended by Lender to which it shall be entitled to be indemnified, shall be deemed to be an Advance by Lender, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

Section 10.3 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

(a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of Borrower's collective interest in the Mortgaged Property and in reliance upon the aggregate of the Mortgaged Properties taken together being of greater value as collateral security than the sum of the Mortgaged Property taken separately.  The Deeds of Trust are and will be cross-collateralized and cross-defaulted with each other so that (a) an Event of Default under any of the Deeds of Trust shall constitute an Event of Default under each of the other Deeds of Trust which secure the Note; (b) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Deed of Trust; and (c) each Deed of Trust shall constitute security for the Note as if a single blanket lien were placed on all of the Mortgaged Properties as security for the Note.

(b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Deeds of Trust, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Mortgaged Property in preference to every other claimant whatsoever.  In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Deeds of Trust, any equitable right otherwise available to Borrower which would require the separate sale of the Mortgaged Property or require Lender to exhaust its remedies against any individual Mortgaged Property or any combination of the Mortgaged Properties before proceeding against any other Mortgaged Property or combination of Mortgaged Properties; and further in the event of such foreclosure Borrower hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Mortgaged Properties.  Borrower agrees that the actions, sales, proceedings and foreclosure described herein or in any of the other Loan Documents may be commenced in any order determined by Lender.

Section 10.4 Event of Default.  An Event of Default shall be deemed to continue hereunder and under the other Loan Documents unless and until Lender accepts (in writing) a cure of said Event of Default.

ARTICLE 11

LIMITATIONS ON LIABILITY

Section 11.1 Limitation on Liability.

(a) Subject to the provisions of this Section 11.1, in any action or proceedings brought on this Agreement, the Note, the Deed of Trust or on any of the other Loan Documents in which a money judgment is sought, neither Borrower nor its direct or indirect Affiliates (including Sponsor and the REIT), nor their respective partners, members, non-member managers, shareholders, directors, officers and employees, shall have or incur any personal liability for repayment of Loan or performance of Borrower's obligations under the Loan Documents and Lender agrees to look solely to the Mortgaged Property and any other collateral in which a Lien is granted pursuant to the Loan Documents (including the Property Income and any other rents and profits from the Mortgaged Property) for payment of the Indebtedness and, specifically and without limitation, Lender hereby waives any right to seek or obtain a deficiency judgment or assert personal liability against Borrower, any direct or indirect Affiliate of Borrower (including Sponsor and the REIT) or their respective partners, members, non-member managers, shareholders, directors, officers and employees.

(b) The provisions of Subsection 11.1(a) shall not:

(i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Deed of Trust or any other Loan Document;

(ii) be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Federal Bankruptcy Code to file a claim for the full amount of the Indebtedness evidenced by this Agreement, the Note and secured by the Deeds of Trust or to require that all of the Mortgaged Property shall continue to secure all of the Indebtedness owing to Lender in accordance with this Agreement, the Note, the Deed of Trust and the other Loan Documents;

(iii) impair the right of Lender to name Borrower or any Indemnitor as a party or parties' defendant in any action or suit for judicial foreclosure and sale under the Deed of Trust;

(iv) affect the validity or enforceability of, or limit recovery under, any separate indemnity (including the environmental indemnity set forth in any separate environmental indemnity agreement, however designated), guaranty, master or other lease or similar instrument made in connection with this Agreement, the Note, the Deed of Trust or the other Loan Documents;

(v) impair the right of Lender to obtain the appointment of a receiver; or

(vi) impair Lender's rights and remedies against the Mortgaged Property and any other collateral in which a Lien is granted pursuant to the Loan Documents (including, without limitation, the Property Income and any other rents and profits from the Mortgaged Property) under this Agreement, the Deed of Trust or any separate assignment of leases and rents regarding the assignment of Leases and Property Income to Lender.

(c) Notwithstanding any provisions of Subsection 11.1(a), Borrower and Indemnitor shall be personally liable to Lender on a joint and several basis and Lender shall have full recourse to Borrower and Indemnitor from and against any deficiency, liability, loss, damage, cost, and expense (including legal fees and disbursements) suffered or incurred by Lender and caused by, or related to, or as a result of, any of the following:

(i) Fraud or intentional material misrepresentation in connection with the Application, this Agreement or any other Loan Documents or the making of the Loan;

(ii) Misapplication or misappropriation of security deposits, advances or prepaid rents, cancellation or termination payments and other similar sums received by Borrower or a party under Borrower's control in connection with the operation of the Premises from any tenants or other occupants of the Premises in violation of the terms of the Loan Documents;

(iii) The commission of a criminal act by or on behalf of Borrower;

(iv) Intentional or bad faith commission of waste by Borrower which affects all or any portion of the Mortgaged Property;

(v) Interference by or on behalf of Borrower with foreclosure of any or all of the Deeds of Trust following an Event of Default;

(vi) A violation of the restrictions on transfers of the Mortgaged Property or any ownership interest in Borrower set forth in this Agreement;

(vii) A violation of the restrictions on subordinate, mezzanine and other financing set forth in this Agreement; and

(viii) A violation of the Limited Purpose Entity requirements set forth in the Loan Documents.

(d) Notwithstanding any provisions of Subsection 11.1(a), Borrower and Indemnitor shall be personally liable to Lender on a joint and several basis and Lender shall have full recourse to Borrower and Indemnitor for the entire Indebtedness in the event of the filing by Borrower or Sponsor of a voluntary bankruptcy or insolvency proceeding, or the filing by Borrower or Sponsor of an answer consenting to or joining in an involuntary bankruptcy or insolvency proceeding filed against Borrower or Sponsor or if Borrower or Sponsor solicits or causes to be solicited petitioning creditors for any involuntary petition filed against Borrower or Sponsor, or otherwise colludes with any party in filing any involuntary petition against Borrower or Sponsor.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Notices.

(a) All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (i) certified or registered United States mail, postage prepaid, return receipt requested; or (ii) expedited prepaid delivery service (i.e., overnight delivery), either commercial or United States Postal Service, with proof of attempted delivery; addressed in either case as follows:

If to Lender, at the following address:

Massachusetts Mutual Life Insurance Company
c/o Cornerstone Real Estate Advisers Inc.
5000 Birch Street, Suite 7500
Newport Beach, California  92600
Attention:  Managing Director, Finance Group

with a copy to:

Massachusetts Mutual Life Insurance Company
c/o Cornerstone Real Estate Advisers
One Financial Plaza
Hartford, Connecticut   06103
Attention:  Paralegal (Finance Group Loan Servicing)
                    Loan No.  1170101

If to Borrower, at the following address:

Douglas Emmett 1995, LLC
c/o Douglas Emmett Management, Inc.
808 Wilshire Boulevard, Suite 200
Santa Monica, California  90401
Attention:  Jordan L. Kaplan and William Kamer

With a copy to:

Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles. California 90067
Attention:  Jonathan Sears, Esq.

or to such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other party in the manner provided for in this Section 12.1.  A notice shall be deemed to have been given:  in the case of hand delivery, at the time of actual delivery; in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.  A party receiving a notice that does not comply with the technical requirements for notice under this Section 12.1 may elect to waive any deficiencies and treat the notice as having been properly given.

(b) Borrower acknowledges that Lender may elect to correspond or transmit information concerning the Loan or Borrower to Borrower, Indemnitor and other third parties permitted hereunder to receive such information via email or the internet.  Such transmissions shall be for the convenience of the parties hereto and shall not replace or supplement the required methods of delivering notices provided for above.  In addition, Borrower acknowledges that such information may be transmitted via the internet or by email and with or without any algorithm enhanced security software and Borrower waives any right to privacy in connection therewith.

(c) Borrower shall notify Lender promptly following Borrower's awareness of the occurrence of any of the following:  (i) receipt of notice of a violation of applicable laws or other material notice from any governmental authority relating to the Mortgaged Property; (ii) receipt of any notice of default from the holder of any other lien or security interest in any of the Mortgaged Property; or (iii) commencement of any judicial or administrative proceedings against Borrower, Indemnitor or any of the Mortgaged Property (other than matters that are covered by insurance) or of any judicial or administrative proceedings that could have a material adverse effect on Borrower, Indemnitor or any of the Mortgaged Property.

Section 12.2 Interest on Advances and Expenses.  All Advances made and any reasonable expenses incurred at any time by Lender pursuant to the provisions of this Agreement or the other Loan Documents or under applicable law shall be secured by the Deed of Trust as part of the Indebtedness, with equal rank and priority.  All such Advances and expenses shall bear interest at the Default Rate from the date that each such Advance or expense is made or incurred to the date of repayment if not paid within five (5) days after demand and all such Advances and expenses with interest thereon shall be paid by Borrower to Lender within five (5) days after demand.

Section 12.3 Successors and Assigns.  This Agreement shall be binding upon Borrower's and Lender's respective successors and assigns and shall inure to the benefit of Borrower, Lender and, subject to the provisions of Section 12.13, their respective successors and assigns.  Sections 4.1(f), 4.1(g), 6.8 and 12.13 of this Agreement shall inure to the benefit of the Lender Parties and their respective successors and assigns.

Section 12.4 Joint and Several Liability.  If more than one party is executing this Agreement as a Borrower, then each party that executes this Agreement shall be jointly and severally responsible for any and all obligations of any Borrower hereunder.

Section 12.5 Captions.  The captions of the sections and subsections of this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

Section 12.6 Further Assurances.  Borrower shall do, execute, acknowledge and deliver, at Borrower's sole cost and expense, such further acts, instruments or documentation, as Lender may reasonably require from time to time to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender under this Agreement or any other Loan Document.

Section 12.7 Severability.  All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent (but only to the extent) necessary so that they will not render this Agreement invalid or unenforceable.  If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this Agreement, or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be modified and/or limited to the extent necessary to render the same valid and enforceable to the fullest extent permitted by law.

Section 12.8 Borrower's Obligations Absolute.  Except for notices required hereunder or by applicable law that cannot be waived, all sums payable by Borrower hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of:  (a) any damage to or destruction of or any condemnation or similar taking of the Premises or any portion thereof; (b) any restriction or prevention of or interference with any use of the Premises or any portion thereof; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any Bankruptcy Proceeding relating to Borrower, any Principal, any Indemnitor or any general partner, manager or managing member of Borrower, or any action taken with respect to this Agreement or any other Loan Document by any trustee or receiver of Borrower, any Principal, any Indemnitor or any general partner, manager or managing member of Borrower, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.  Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.  If such defense, counterclaim or setoff is based on a claim which could be tried in an action for money damages, the foregoing waiver shall not bar a separate action for such damage (unless such claim is required by law or applicable rules of procedure to be pleaded in or consolidated with the action initiated by Lender), but such separate action shall not thereafter be consolidated with any foreclosure action by Lender.  The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying any such foreclosure action.

Section 12.9 Amendments; Consents.  This Agreement cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless in writing and signed by the party against which enforcement is sought. No consent or approval required hereunder or under any other Loan Document shall be binding unless in writing and signed by the party sought to be bound.

Section 12.10 Other Loan Documents and Exhibits.  All of the agreements, conditions, covenants, provisions and stipulations contained in the Note and the other Loan Documents, and each of them, which are to be kept and performed by Borrower are hereby made a part of this Agreement to the same extent and with the same force and effect as if they were fully set forth in this Agreement, and Borrower shall keep and perform the same, or cause them to be kept and performed, strictly in accordance with their respective terms.  The Cover Sheet and each exhibit, schedule and rider attached to this Agreement are integral parts of this Agreement and are incorporated herein by this reference.

Section 12.11 Merger.  So long as any Indebtedness shall remain unpaid, fee title to and any other estate in the Mortgaged Property shall not merge, but shall be kept separate and distinct, notwithstanding the union of such estates in any Person.

Section 12.12 Time of the Essence.  Time shall be of the essence in the performance of all obligations of Borrower under this Agreement and every other Loan Document.

Section 12.13 Loan Transfer.  Lender may, at any time or times, grant participations in the Loan and Loan Documents, or sell, assign or transfer the Loan, or a co-investment interest in the Loan, or any portion thereof, (and any subsequent transferees permitted by the terms hereof shall also be permitted to assign or transfer the Loan, or a co-investment interest in the Loan, or any portion thereof in accordance with the terms and conditions hereof) (each a "Loan Transfer") to (each a "New Lender"): (a) any one or more of Massachusetts Mutual Life Insurance Company's ("MassMutual") Affiliates that are engaged in making, purchasing, holding or investing in mortgage loans or similar extensions of credit (a "MassMutual Debt Investor Affiliate"), and (b) to any one or more Eligible Assignees; provided further that MassMutual and any MassMutual Debt Investor Affiliate may sell, assign or transfer the Loan, or any portion thereof between and among each other at any time.  Any of the Lender Parties may forward to any of the other Lender Parties, or any prospective investor (on a confidential basis), all documents and information which any of the Lender Parties now has or may acquire relating to the Loan or to Borrower, Indemnitor, or to the Mortgaged Property, whether furnished by Borrower, or otherwise, as any of the Lender Parties determines necessary or desirable.  Borrower irrevocably and unconditionally waives any and all rights Borrower may have under applicable state or Federal law to prohibit such disclosure, including but not limited to any right of privacy.  Borrower also acknowledges that such information may be transmitted via the Internet or by e-mail in accordance with the foregoing.  As long as (1) MassMutual or a MassMutual Debt Investor Affiliate continues to own all or a portion of the Loan, and (2) MassMutual, or Cornerstone Real Estate Advisers LLC, or another Affiliate of MassMutual has not been removed as the Administrative Agent under the applicable co-investment, co-lending or participation agreement, then MassMutual or Cornerstone Real Estate Advisers LLC, or any other Affiliate of MassMutual directly or indirectly Controlled by MassMutual shall at all times during the term of the Loan be the sole Administrative Agent for the Loan with all servicing and other responsibilities normally associated therewith and shall be Borrower's sole contact with respect to the administration and servicing of the Loan.  Borrower shall be entitled to conclusively rely on notices from MassMutual or its Affiliates (or any replacement Administrative Agent) with respect to all such matters and shall not be required to deal with, or give notices to, any other Person (including any New Lender) with respect to the Loan or any matters related thereto.  All promissory notes or other evidences of indebtedness issued to any Person in connection with a Loan Transfer are subject to the terms and provisions of the Loan Documents and can only be transferred in accordance with the terms and provisions of the Loan Documents and that any New Lender shall be bound by the terms of this Agreement and the other Loan Documents.  During the term of the Loan (i) only MassMutual, or any one MassMutual Affiliate (including Cornerstone Real Estate Advisers LLC), or any one New Lender, or any one Affiliate of New Lender shall be the Administrative Agent for the Loan, (ii) any New Lender shall be a MassMutual Debt Investor Affiliate and/or an Eligible Assignee, (iii) at all times during the term of the Loan the Administrative Agent must have an office in the United States through which it will service the Loan and employ a knowledgeable staff in the United States experienced in servicing similar commercial mortgage loans secured by commercial office buildings in the United States, and (iv) as a condition to becoming the successor Administrative Agent, any New Lender shall agree in writing to assume the obligations of the Administrative Agent under the Loan Documents from and after the date (but only for matters arising from and after the date) that it will begin serving as Administrative Agent.

Section 12.14 Cooperation.  Borrower shall, and shall cause Indemnitor to, reasonably cooperate with MassMutual (and any replacement Administrative Agent) in connection with servicing the Loan and any Loan Transfer and/or any other financing created or obtained in connection with Lender's interest in the Loan, including:  if and to the extent requested by Administrative Agent (i) using reasonable efforts to obtain Lease estoppels and such other documents as may be reasonably requested by Administrative Agent, (ii) permitting bifurcation of the Loan into two or more separate notes (which may have different terms, but which, in the aggregate, will have economic terms consistent with the Loan and will not change any of Borrower's or Indemnitor's rights or obligations under the Loan Documents or impose additional liabilities on them), and (iii) providing a customary Borrower reaffirmation and/or estoppel with respect to Borrower's obligations under the Loan and Loan Documents.  Lender will reimburse Borrower, or pay for any actual, reasonable out-of-pocket costs incurred by Borrower in providing such cooperation.

Section 12.15 Register.  Lender shall cause to be kept a register (the "Register") for the registration of ownership and transfer or assignment of the Note or any substitute note or notes secured by the Deed of Trust.  The names and addresses of the registered owners of such notes, the transfers or assignment of such notes and the names and addresses of the transferees of such notes will be registered in the Register under such reasonable regulations as Lender may prescribe.  Borrower and Lender shall deem and treat the registered owner of any note as shown in the Register as the absolute owner thereof for all purposes, and neither Borrower nor Lender shall be affected by any notice to the contrary and payment of the principal of, interest on, and Prepayment Fee or Breakage Fee, if any, due on or with respect to the related note shall be made only to Administrative Agent for the benefit of the registered owner.  All such payments so made shall be valid and effective to satisfy and discharge the liability of Borrower upon such notes to the extent of the sums so paid.  Upon reasonable request from time to time, Lender shall permit Borrower to examine the Register or provide a true and correct copy thereof.

Section 12.16 Limitation on Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws.  Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law.  If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents:  (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited, without any Prepayment Fee or Breakage Fee, to the outstanding principal of the Loan; and (b) if the Maturity Date is accelerated by reason of an election by Lender in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law.  In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full thereof so that the actual rate of interest is uniform through the term hereof.  If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically on the Note as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited, without any Prepayment Fee or Breakage Fee, to the outstanding principal of the Loan.  The terms and provisions of this Section 12.16 shall control and supersede every other provision of the Loan Documents.  The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State as set forth in Section 12.19 hereof, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

Section 12.17 Survival.  All of the representations, warranties, covenants, and indemnities of Borrower hereunder (including environmental matters under Article 4 and under the indemnification provisions herein and in the other Loan Documents) shall survive (a) the repayment in full of the Loan and the release of the Liens evidencing or securing the Loan, (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Mortgaged Property to any party, and (c) in the event Lender assigns any interest in the Loan hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

Section 12.18 WAIVER OF JURY TRIAL.  BORROWER AND LENDER EACH HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 12.19 Governing Law.  In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts and obligations made and performed in such State and any applicable laws of the United States of America.  Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Borrower or Lender.

Section 12.20 Consent to Jurisdiction and Venue.  Borrower hereby submits to personal jurisdiction in the State in which the Premises are located for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement.  Borrower hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in the County of Los Angeles, State of California.  Borrower hereby irrevocably waives any objection that it may have to the laying of the venue of any such actions, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

Section 12.21 Agent for Service of Process.  Borrower hereby designates and appoints Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in connection with this Agreement.  Borrower (a) shall give prompt notice to Lender of any change of address of its authorized agent hereunder, (b) may at any time and from time to time designate a substitute authorized agent with an office in the State (which substitute agent and office shall be designated as the person and address for service of process), and (c) shall promptly designate such a substitute if its authorized agent ceases to have an office in the State or is dissolved without leaving a successor.

Section 12.22 Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 12.23 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 12.24 Pledge and Grant of Security Interest.  Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited with Lender from time to time (including, without limitation, in the Trap Account) as additional security for the payment of the Loan.  Borrower shall not further pledge, assign or grant any security interest in any monies on deposit therein from time to time or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements (except those naming Lender as the secured party) to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any such sums then deposited with Lender to the payment of the charges for which such funds have been deposited or to the payment of the Loan or any other charges affecting the security of the Loan, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender.  Until expended or applied as above provided, such funds shall constitute additional security for the Loan.

Section 12.25 Right to Copies of Reports.  Prior to an Event of Default, Lender shall furnish to Borrower from time to time upon request true and complete copies of any and all appraisals, reports, studies and/or assessments relating to the Mortgaged Property, or any portion thereof, obtained by Lender in connection with the Loan, excluding any appraisals, reports, studies or assessments prepared internally by Lender.

Section 12.26 Administrative Fees/Outside Counsel Costs.  Administrative Agent shall have the right to charge Borrower, from time to time Administrative Agent's customary and reasonable servicing fees in connection with its administration of the Loan in an amount in the aggregate not to exceed $10,000 in any calendar year; provided that the aforesaid $10,000 cap on annual servicing fees shall not include (i) any Late Charges, extension fees due in connection with extending the term of the Loan under Section 2.4(b), Prepayment Fees, Closed Prepayment Fees, Breakage Fees, Transfer Fees or other transfer fees due under and expressly set forth in or expressly required by Sections 8.1, 8.3, 8.4 or 8.5, Processing Fees or other processing fees due under and expressly set forth in or expressly required by Sections 8.1, 8.3, 8.4 and 8.5 or any other fees or charges expressly set forth in this Agreement or (ii) any costs, expenses or Advances (including, attorneys fees) required to be paid by Borrower hereunder.  Additionally, if in connection with any servicing request made by Borrower of Administrative Agent, Administrative Agent determines, in its reasonable discretion, to engage outside counsel, Borrower shall, subject to the terms of Section 1.2(e), pay the legal fees and expenses of such outside counsel within five (5) days after demand (and receipt of an invoice).

ARTICLE 13

THE ADMINISTRATIVE AGENT

Section 13.1 Appointment, Powers and Immunities.  At all times when there is a Lender other than (including in addition to) Massachusetts Mutual Life Insurance Company under this Agreement, the Lenders shall be deemed to appoint and authorize the Administrative Agent to act for all purposes as their agent hereunder and under the other Loan Documents.  The provisions of this Article 13 shall not apply at any time when the Administrative Agent is the sole Lender.  Any successor or replacement Administrative Agent may only be appointed in accordance with Section 12.13.

Section 13.2 Reliance by Borrower on Administrative Agent.  At all times when there is more than one Lender, (1) Borrower (a) is entitled to conclusively rely on the Administrative Agent for all purposes in connection with the Loan or the Loan Documents, including any notice, waiver, amendment, approval, consent or other action given or taken by "Lender" under the Loan Documents, (b) shall adhere only to notices, waivers, amendments, approvals, consents and other actions given or taken by Administrative Agent, on behalf of "Lender" under the Loan Documents, and (c) shall make all payments under the Note and the other Loan Documents solely to Administrative Agent on behalf of the "Lender" under the Loan Documents, as set forth herein, and (2) Administrative Agent shall, on behalf of all of the Lenders, be permitted to take all actions, including exercising all remedies, permitted to be taken by "Lender" under the Loan Documents (either by law or pursuant to the terms of the Loan Documents), (3) all legal action taken respecting the Loan Documents shall be taken by the Administrative Agent on behalf of the Lenders, and all default notices under the Loan Documents will be provided by the Administrative Agent and (4) Borrower and Indemnitor shall not be required to give notices under the Loan Documents, tender performance, make required or requested deliveries to any Person other than the Administrative Agent and any notices given by Borrower or Indemnitor to the Administrative Agent shall be deemed to have been given to "Lender" under the Loan Documents (and each of the Lenders if more than one) to the extent required by the Loan Documents or applicable law.  Notwithstanding anything herein to the contrary, Borrower shall accommodate reasonable requests made by Administrative Agent for any Lender or potential Lender, to access the Mortgaged Property.  Unless and until the Lenders notify Borrower otherwise, the Administrative Agent shall be Massachusetts Mutual Life Insurance Company.  The use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Notwithstanding anything to the contrary contained in the Note, unless otherwise directed by Administrative Agent in writing, all payments under this Agreement, the Note and the other Loan Documents shall be made by Borrower to the Administrative Agent in accordance with the provisions of Section 2.7(a) of this Agreement.

Section 13.3 Rights as a Lender.  If the Administrative Agent is also a Lender hereunder it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.

ARTICLE 14

CALIFORNIA JUDICIAL REFERENCE

Lender and Borrower agree as follows:

Section 14.1 Any and all disputes, claims and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by Borrower or Indemnitor (a "Party") against Lender related in any way to the Loan) (individually, a "Dispute") that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Article 14 in lieu of the jury trial waivers otherwise provided in the Loan Documents.

Section 14.2 Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.

Section 14.3 The referee shall be a retired California state court judge.  The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties.

Section 14.4 If the Parties and Lender are unable to agree upon a referee within ten (10) calendar days after a written notice of intent for judicial reference has been delivered to Borrower, Indemnitor or Lender, as the case may be, then the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b).

Section 14.5 The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee.  The referee's statement of decision shall set forth findings of fact and conclusions of law.  The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.  The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

Section 14.6 Nothing in this Agreement shall be deemed to apply to or limit the right of Lender (a) to exercise self help remedies, (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against Lender (including actions in bankruptcy court).  Lender may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during or after the pendency of any judicial reference proceeding.  Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party or Lender, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.

Section 14.7 If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties and Lender shall stay the proceedings of the Disputes or part or parts thereof not subject to this Agreement until all other Disputes or parts thereof are resolved in accordance with this Agreement.  If there are Disputes by or against multiple parties, some of which are not subject to this Agreement, the Parties and Lender shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

Section 14.8 THIS ARTICLE 14 CONSTITUTES A "REFERENCE AGREEMENT" BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.

[No Further Text on this Page.]

EAST\44055151.10

[Signature Page to Loan Agreement]

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement as of the date first written above.

LENDER AND ADMINISTRATIVE AGENT:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation

By:	Cornerstone Real Estate Advisers LLC
Its Authorized Agent

By:
Name:
Its:

[Signatures continue on the following page]

EAST\44055151.10

[Signature Page to Loan Agreement]

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement as of the date first written above.

BORROWER:

DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company

By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager

By:
Name:	William Kamer
Its:	Chief Financial Officer

EAST\44055151.10

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

Exhibit A-1 – Legal Description for "Landmark II"

Exhibit A-2 – Legal Description for "12400 Wilshire"

Exhibit A-3 – Legal Description for "11777 San Vicente"

Exhibit A-4 – Legal Description for "Brentwood/Saltair"

Exhibit A-5 – Legal Description for "401 Wilshire"

Exhibit A-6 – Legal Description for "Palisades Promenade"

Exhibit A-7 – Legal Description for "The Verona"

Exhibit A-1
EAST\44055151.10

Exhibit A-1

Legal Description for "Landmark II"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

LOT 1 OF TRACT NO. 14508, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 533 PAGE 18 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Assessor's Parcel Number: 4263-008-062

Exhibit A-1-
EAST\44055151.10

Exhibit A-2

Legal Description for "12400 Wilshire"

PARCEL 1:

LOTS 4, 5 AND 6 IN BLOCK "B" OF THE CAMBRIDGE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 168 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

LOT 7 IN BLOCK "B" OF THE REPLAT OF LOTS 1, 2, 26, 27, 28 AND 29 IN BLOCK "C" AND
LOTS 7 AND 8 IN BLOCK "B" OF CAMBRIDGE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 188 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

THAT CERTAIN 15-FOOT WIDE ALLEY AS SHOWN ON CAMBRIDGE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 168 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY AND ON REPLAT OF CAMBRIDGE TRACT, IN SAID CITY, COUNTY AND STATE, AS PER MAP RECORDED IN BOOK 9 PAGE 188 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, BOUNDED AS FOLLOWS:

ON THE NORTHWEST BY THE SOUTHEASTERLY LINE OF LOT 7 IN BLOCK "B" OF SAID REPLAT OF CAMBRIDGE TRACT AND THE SOUTHEASTERLY LINES OF LOTS 4 THROUGH 6 IN BLOCK "B" OF SAID CAMBRIDGE TRACT; ON THE SOUTHWEST BY THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWESTERLY LINE OF SAID LOT 4, ON THE SOUTHEAST BY THE NORTHWESTERLY LINE OF LOT 8 IN BLOCK "B" OF SAID REPLAT OF CAMBRIDGE TRACT, AND ON THE NORTHEAST BY THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF SAID LOT 7, ALSO BEING THE WESTERLY LINE OF MC CLELLAN DRIVE (FORMERLY KNOWN AS MC CLELLAN AVENUE), 60-FOOT WIDE, AS SHOWN ON SAID REPLAT OF CAMBRIDGE TRACT.

PARCEL 4:

THAT CERTAIN LAND, BEING SUBSURFACE PORTIONS OF WILSHIRE BOULEVARD AND MC CLELLAN DRIVE, AS VACATED BY THAT CERTAIN RESOLUTION TO VACATE NO. 84-01790 (CALIFORNIA STREETS AND HIGHWAYS CODE SECTION 8324 AND 8325) ORDINANCE OF INTENTION NO. 159,345, RECORDED DECEMBER 11, 1984 AS INSTRUMENT NO. 84-1451750, VACATING THE SUBSURFACE PORTIONS OF THE PUBLIC STREETS LISTED THEREIN AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A.
THAT PORTION OF WILSHIRE BOULEVARD, 100 FEET WIDE, SHOWN AS NEVADA AVENUE ON THE MAP OF CAMBRIDGE TRACT, AS PER MAP RECORDED IN BOOK 7, PAGE 168 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY, ADJOINING LOTS 4, 5, 6 AND A PORTION OF LOT 7 OF SAID CAMBRIDGE TRACT, LYING BELOW A PLANE 10 FEET BELOW THE TOP OF CURB AS SHOWN ON PLAN AND PROFILE NO. P-31376, FILED IN THE OFFICE OF THE CITY ENGINEER OF THE CITY OF LOS ANGELES, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 4; THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINES OF SAID LOTS 4, 5, 6 AND 7 TO A POINT DISTANT THEREON 10 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY TERMINUS OF THE 20-FOOT RADIUS CURVE DESCRIBED IN THE EASEMENT DEED RECORDED AS INSTRUMENT NO. 83-500124 OF OFFICIAL RECORDS, IN THE OFFICE OF SAID COUNTY RECORDER; THENCE NORTHWESTERLY AT RIGHT ANGLES TO SAID NORTHWESTERLY LINES TO A LINE PARALLEL WITH AND DISTANT 10 FEET NORTHWESTERLY MEASURED AT RIGHT ANGLES FROM SAID NORTHWESTERLY LINE; THENCE SOUTHWESTERLY ALONG SAID PARALLEL LINE TO THE NORTHWESTERLY PROLONGATION OF THE SOUTHWESTERLY LINE OF SAID LOT 4; THENCE SOUTHEASTERLY ALONG SAID PROLONGATION TO THE POINT OF BEGINNING.

B.	THAT PORTION OF MC CLELLAN DRIVE, 60 FEET WIDE, SHOWN AS MC CLELLANAVENUE, ON THE MAP OF REPLAT OF LOTS 1, 2, 26, 27, 28 AND 29 BLOCK C ANDLOTS 7 AND 8 BLOCK B CAMBRIDGE TRACT, ASPER MAP RECORDED INBOOK 9, PAGE 188 OF MAPS, IN THE OFFICE OF SAID COUNTY RECORDER, LYING BELOW A PLANE 10 FEET BELOW THE TOP OF CURB AS SHOWN ON SAID PLAN AND PROFILE NO. P-31376, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE EASTERLY LINE OF LOT 7, BLOCK B OF SAID REPLAT, SAID POINT BEING THE SOUTHERLY TERMINUS OF SAID 20-FOOT RADIUS CURVE; THENCE EASTERLY AT RIGHT ANGLES TO SAID EASTERLY LINE TO A LINE PARALLEL WITH AND DISTANT 10 FEET EASTERLY MEASURED AT RIGHT ANGLES FROM SAID EASTERLY LINE; THENCE SOUTHERLY ALONG SAID LAST-MENTIONED PARALLEL LINE TO THE NORTHEASTERLY PROLONGATION OF THE NORTHWESTERLY LINE OF LOT 8, BLOCK B OF SAID REPLAT; THENCE SOUTHWESTERLY ALONG SAID LAST-MENTIONED PROLONGATION TO THE MOST NORTHERLY CORNER OF SAID LOT 8; THENCE NORTHERLY ALONG THE EASTERLY LINE OF SAID LOT 7 AND ITS SOUTHERLY PROLONGATION TO THE POINT OF BEGINNING.

C.	THAT PORTION OF SAID WILSHIRE BOULEVARD AND SAID MC CLELLAN DRIVE,AND THAT PORTION OF SAID LAST-MENTIONED LOT 7 DESCRIBED IN SAIDEASEMENT DEED RECORDED AS SAID INSTRUMENT NO. 83-500124; LYINGBELOW A PLANE 23 FEET BELOW THE TOP OF CURB AS SHOWN ON SAID PLAN AND PROFILE NO. P-31376, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHWESTERLY LINE OF SAID LAST-MENTIONED LOT 7, SAID POINT BEING THE SOUTHWESTERLY TERMINUS OF SAID 20-FOOT RADIUS CURVE; THENCE SOUTHWESTERLY ALONG SAID NORTHWESTERLY LINE A DISTANCE OF 10 FEET; THENCE NORTHWESTERLY AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE TO A LINE PARALLEL WITH AND DISTANT 10 FEET NORTHWESTERLY MEASURED AT RIGHT ANGLES FROM SAID NORTHWESTERLY LINE; THENCE NORTHEASTERLY ALONG SAID LAST-MENTIONED PARALLEL LINE TO A LINE PARALLEL WITH AND DISTANT 10 FEET EASTERLY MEASURED AT RIGHT ANGLES FROM SAID EASTERLY LINE; THENCE SOUTHERLY ALONG SAID LAST-MENTIONED PARALLEL LINE TO A LINE EXTENDING AT RIGHT ANGLES FROM SAID EASTERLY LINE FROM THE SOUTHERLY TERMINUS OF SAID 20-FOOT RADIUS CURVE; THENCE WESTERLY ALONG SAID EXTENDED LINE A DISTANCE OF 10 FEET TO SAID SOUTHERLY TERMINUS; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE POINT OF BEGINNING.

Assessor's Parcel Number: 4267-035-024

Exhibit A-2-
EAST\44055151.10

Exhibit A-3

Legal Description for "11777 San Vicente"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PORTION OF LOT 20 IN BLOCK 27 OF THE RESUBDIVISION OF BLOCKS 27 AND 28 AND A PORTION OF GRANVILLE STREET, "WESTGATE", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 122 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF SAID LOT 20; THENCE SOUTHWESTERLY ALONG THE SOUTHEASTERLY LINE OF SAID LOT, 116.65 FEET, MORE OR LESS, TO THE MOST EASTERLY CORNER OF THE LAND DESCRIBED IN DEED TO ROBERT ALVIN WELCH AND WIFE, RECORDED APRIL 2, 1945 AS INSTRUMENT NO. 13; THENCE NORTHERLY ALONG THE EASTERLY LINE OF SAID LAND OF WELCH, 44.53 FEET; THENCE NORTHEASTERLY PARALLEL WITH THE SOUTHEASTERLY LINE OF SAID LOT, 123.46 FEET, MORE OR LESS, TO THE EAST LINE OF SAID LOT; THENCE SOUTHERLY ALONG SAID EASTERLY LINE 44.00 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

PARCEL 2:

THAT PORTION OF LOT 20 IN BLOCK 27 OF THE RESUBDIVISION OF BLOCKS 27 AND 28 AND A PORTION OF GRANVILLE STREET, "WESTGATE", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 122 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHEASTERLY LINE OF MONTANA AVENUE, 80 FEET WIDE, AS ESTABLISHED BY THE CITY ENGINEERS OF SAID CITY, THAT IS DISTANT THEREON SOUTH 45 DEGREES 56 MINUTES 00 SECONDS WEST 148.24 FEET FROM THE SOUTHERLY LINE OF THE 15 FOOT ALLEY IN SAID BLOCK, AS ESTABLISHED BY SAID ENGINEERS; THENCE SOUTH 22 DEGREES 11 MINUTES 15 SECONDS EAST 55.63 FEET, MORE OR LESS, TO THE NORTHWESTERLY LINE OF THE LAND DESCRIED IN DEED TO ANDREW J. JOHNSON AND WIFE, RECORDED JULY 17, 1945 IN BOOK 22097 PAGE 300, OFFICIAL RECORDS; THENCE ALONG SAID NORTHWESTERLY LINE, NORTH 76 DEGREES 43 MINUTES 00 SECONDS EAST 123.46 FEET TO THE EASTERLY LINE OF SAID LOT 20; THENCE ALONG SAID EASTERLY LINE, NORTH 13 DEGREES 23 MINUTES 30 SECONDS WEST 131.00 FEET, MORE OR LESS, TO THE SOUTHERLY LINE OF SAID 15 FOOT ALLEY, IN SAID BLOCK 27; THENCE ALONG SAID ALLEY, SOUTH 76 DEGREES 42 MINUTES 52 SECONDS WEST 4.46 FEET TO THE SOUTHEASTERLY LINE OF SAID MONTANA AVENUE; THENCE ALONG SAID AVENUE, SOUTH 45 DEGREES 56 MINUTES 00 SECONDS WEST 148.24 FEET TO THE TRUE POINT OF BEGINNING.

Exhibit A-3-
EAST\44055151.10

PARCEL 3:

LOT 9 IN BLOCK 27 OF THE RESUBDIVISION OF BLOCKS 27 AND 28 AND A PORTION OF GRANVILLE STREET, "WESTGATE", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 122 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Assessor's Parcel Number: 4401-017-026

Exhibit A-3-
EAST\44055151.10

Exhibit A-4

Legal Description for "Brentwood/Saltair"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT 54 OF WESTGATE ACRES, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGES 90 AND 91 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THAT PORTION OF SAID LOT LYING NORTHEASTERLY OF A LINE EXTENDING FROM A POINT IN THE NORTHERLY LINE OF SAID LOT, DISTANT WESTERLY 14 INCHES FROM THE MOST NORTHERLY CORNER OF SAID LOT, TO A POINT ON THE SOUTHERLY LINE OF SAID LOT, DISTANT WESTERLY 4 INCHES FROM THE SOUTHEASTERLY CORNER OF SAID LOT.

ALSO EXCEPT THE NORTHERLY 100.00 FEET OF THE REMAINDER OF SAID LAND.

ALSO EXCEPT ALL MINERALS AND OIL, GAS AND OTHER HYDROCARBON SUBSTANCES
UNDER SAID LAND BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF, WITHOUT THE RIGHT OF SURFACE ENTRY.

PARCEL 2:

THE NORTHERLY 100.00 FEET OF LOT 54 OF WESTGATE ACRES, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGES 90 AND 91 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THAT PORTION OF SAID LOT LYING NORTHEASTERLY OF A LINE EXTENDING FROM A POINT IN THE NORTHERLY LINE OF SAID LOT, DISTANT WESTERLY 14 INCHES FROM THE MOST NORTHERLY CORNER OF SAID LOT, TO A POINT ON THE SOUTHERLY LINE OF SAID LOT, DISTANT WESTERLY 4 INCHES FROM THE SOUTHEASTERLY CORNER OF SAID LOT.

Assessor's Parcel Number: 4404-025-029

Exhibit A-4-
EAST\44055151.10

Exhibit A-5

Legal Description for "401 Wilshire"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

LOTS "M", "N", "O", "P", "Q", "R", "S", "T", "U" AND "Z-2" IN BLOCK 95 OF SANTA MONICA, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 3 PAGES 80 AND 81 AND IN BOOK 39 PAGES 45, ET SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Assessor's Parcel Number: 4292-013-029

Exhibit A-5-
EAST\44055151.10

Exhibit A-6

Legal Description for "Palisades Promenade"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS "W" AND "X" IN BLOCK 198, OF SANTA MONICA, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 3 PAGES 80 AND 81 OF MISCELLANEOUS RECORDS, AND IN BOOK 39 PAGES 45 ET SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

LOTS "A", "B" AND "C" IN BLOCK 198 OF SANTA MONICA, IN THE CITY OF SANTA MONICA,
COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 3 PAGES 80 AND 81 OF MISCELLANEOUS RECORDS, AND IN BOOK 39 PAGES 45 ET SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

THAT PORTION OF FIRST COURT (FORMERLY KNOWN AS ALLEY 20.00 FEET WIDE) INCLUDED WITHIN BLOCK 198 OF THE TOWN OF SANTA MONICA, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 39 PAGES 45 ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS SHOWN ON SAID TOWN OF SANTA MONICA, NOW VACATED BY THE CITY OF SANTA MONICA RESOLUTION NO. 7608 (CCS), A CERTIFIED COPY OF WHICH WAS RECORDED MAY 3, 1988, AS DOCUMENT NO. 88-610485 OF OFFICIAL RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF LOT "X" IN SAID BLOCK 198; THENCE

NORTHEASTERLY ALONG THE PROLONGATION OF THE NORTHWESTERLY LINE OF SAID LOT "X", TO THE MOST WESTERLY CORNER OF LOT "A" IN SAID BLOCK "A"; THENCE SOUTHEASTERLY ALONG THE SOUTHWESTERLY LINES OF LOTS "A", "B", AND "C", IN SAID BLOCK 198, TO THE SOUTHEASTERLY LINE OF THE NORTHWESTERLY 30.00 FEET OF SAID LOT "C"; THENCE SOUTHWESTERLY ALONG THE PROLONGATION OF SAID SOUTHEASTERLY LINE TO THE CENTER LINE OF SAID FIRST COURT; THENCE NORTHWESTERLY ALONG SAID CENTERLINE TO THE NORTHEASTERLY PROLONGATION OF THE SOUTHEASTERLY LINE OF LOT "W" IN SAID BLOCK 198; THENCE SOUTHWESTERLY ALONG SAID LAST MENTIONED PROLONGATION TO THE MOST EASTERLY CORNER OF SAID LOT "W"; THENCE NORTHWESTERLY ALONG THE NORTHEASTERLY LINES OF LOTS "W" AND "X", IN SAID BLOCK 198, TO THE POINT OF BEGINNING.

Assessor's Parcel Number: 4291-028-024

Exhibit A-6-
EAST\44055151.10

Exhibit A-7

Legal Description for "The Verona"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT "B", IN BLOCK 119, OF SANTA MONICA, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 3, PAGES 80 AND 81 AND IN BOOK 39 PAGE 45, ET. SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM THAT PORTION LYING SOUTHWESTERLY OF A LINE DRAWN PARALLEL WITH THE SOUTHWESTERLY LINE OF SIXTH STREET (30 FEET WIDE) AND DISTANT SOUTHWESTERLY 100 FEET, MEASURED AT RIGHT ANGLES THEREFROM, BEING A STRIP OF LAND APPROXIMATELY 3 INCHES WIDE.

PARCEL 2:

LOTS "A" AND "C", IN BLOCK 119, OF THE TOWN OF SANTA MONICA, IN THE CITY OF SANTA MONICA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 3 PAGES 80 AND 81 AND IN BOOK 39 PAGE 45, ET SEQ., OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Assessor's Parcel Number: 4291-005-023

Exhibit A-7-
EAST\44055151.10

EXHIBIT B

LIST OF OPERATING AGREEMENTS

401 WILSHIRE

Property Management Agreement dated October 30, 2006 by and between Douglas Emmett 1995, LLC, and Douglas Emmett Management, LLC

11777 SAN VICENTE

Property Management Agreement dated October 30, 2006 by and between Douglas Emmett 1995, LLC, and Douglas Emmett Management, LLC

12400 WILSHIRE

Property Management Agreement dated October 30, 2006 by and between Douglas Emmett 1995, LLC, and Douglas Emmett Management, LLC

BRENTWOOD/SALTAIR

Property Management Agreement dated February 1, 2011 by and between Douglas Emmett 1995, LLC, and Douglas Emmett Management, LLC

LANDMARK II

Property Management Agreement dated October 30, 2006 by and between Douglas Emmett 1995, LLC, and Douglas Emmett Management, LLC

PALISADES PROMENADE

Property Management Agreement dated October 30, 2006 by and between Douglas Emmett 1995, LLC, and Douglas Emmett Management, LLC

THE VERONA

Property Management Agreement dated February 1, 2011 by and between Douglas Emmett 1995, LLC, and Douglas Emmett Management, LLC

Exhibit B-
EAST\44055151.10

EXHIBIT C

RENT ROLL

[See Attached]

Exhibit C-
EAST\44055151.10

EXHIBIT D

LIST OF CERTAIN LICENSES, PERMITS AND CERTIFICATES OF OCCUPANCY

Certificates of Occupancy
12400 Wilshire
Palisades Promenade
401 Wilshire
11777 San Vicente
Landmark II

Elevator Permits
Landmark II permit ID numbers: Q24637, Q246238, Q246239, Q246240, Q246241, Q246242, Q246243, Q246244, Q246246, Q246247

12400 Wilshire permit ID numbers: Q243495, Q243496, Q243497, Q243498, Q243499, Q241075, Q241076

11777 San Vicente permit ID numbers: Q236292, Q236293, Q236294

Brentwood Saltair permit ID numbers: Q235867, Q235868

Palisades Promenade permit ID numbers: Q093803, Q093911, Q094091

401 Wilshire permit ID numbers: Q069844, Q069960, Q069936, Q069937, Q069938, Q069990, Q069991, Q069992

The Verona permit ID numbers: Q099601, Q099602

Business Licenses
Palisades Promenade license number 136979
401 Wilshire license number 136980
The Verona license number 136981

Exhibit D-
EAST\44055151.10

EXHIBIT E

ALLOCATED LOAN AMOUNTS

(1) Landmark II	$119,000,000
(2) 12400 Wilshire	$61,600,000
(3) 401 Wilshire	$80,000,000
(4) Palisades Promenade	$36,000,000
(5) 11777 San Vicente	$26,000,000
(6) Brentwood/Saltair	$13,100,000
(7) The Verona	$14,300,000

Total Loan:	$350,000,000

Exhibit E-
EAST\44055151.10

EXHIBIT F

EASEMENT AGREEMENTS

NONE

Exhibit F-
EAST\44055151.10

EXHIBIT G

APPRAISED VALUES

(1) Landmark II	$177,000,000
(2) 12400 Wilshire	$95,000,000
(3) 401 Wilshire	$135,000,000
(4) Palisades Promenade	$59,500,000
(5) 11777 San Vicente	$45,750,000
(6) Brentwood/Saltair	$24,000,000
(7) The Verona	$25,750,000

Total Loan:	$562,000,000

Exhibit G-
EAST\44055151.10

EXHIBIT H

EXCEPTIONS

A.	Litigation Exception

Case No. SC107036
Hooshang Boostani vs Able Building Maintenance; DEI, et al
Served 5/3/10
Slip and Fall, Able Building Maintenance has agreed to indemnity DEI.

Case No. SC110019
Kamran Behnam, dba Photo Experts, vs. DEI, DE 1995, LLC, et al.
Served 10/23/10

B.	Judgments Exception

None.

C.	Exceptions to Environmental Representations

Above Ground Storage Tanks

401 Wilshire – one 425 gallon diesel tank

401 Wilshire – two 55 gallon diesel tanks

11777 San Vincente – one 250 gallon diesel tank

11777 San Vincente – one 25 gallon diesel tank

Landmark II – one 50 gallon diesel tank

12400 Wilshire – one 1,000 gallon diesel tank

12400 Wilshire – one 20 gallon diesel tank

Under Ground Storage Tanks

Landmark II – one 1,000 gallon diesel tank

D.	Exceptions to Compliance with Laws Representations

None.

E.	Miscellaneous Exceptions Regarding Mortgaged Property Representations

None.

Exhibit H-
EAST\44055151.10

EXHIBIT I

REPORTS

401 WILSHIRE
1.	Zoning and Site Requirements Summary dated February 8, 2011, prepared by The Planning and Zoning Resource Corporation (draft)
2.	Property Condition Report prepared by Targus Associates and dated January 31, 2011
3.	Environmental Site Assessment Report prepared by URS and dated February 10, 2011

11777 SAN VICENTE
1.	Zoning and Site Requirements Summary dated February 7, 2011, prepared by The Planning and Zoning Resource Corporation (draft)
2.	Property Condition Report prepared by Targus Associates and dated January 31, 2011
3.	Environmental Site Assessment Report prepared by URS and dated February 10, 2011

12400 WILSHIRE
1.	Zoning and Site Requirements Summary dated February 7, 2011, prepared by The Planning and Zoning Resource Corporation
2.	Property Condition Report prepared by Targus Associates and dated January 31, 2011
3.	Environmental Site Assessment Report prepared by URS and dated February 10, 2011

BRENTWOOD/SALTAIR
1.	Zoning and Site Requirements Summary dated February 7, 2011, prepared by The Planning and Zoning Resource Corporation (draft)
2.	Property Condition Report prepared by Targus Associates and dated January 31, 2011
3.	Environmental Site Assessment Report prepared by URS and dated February 10, 2011

LANDMARK II
1.	Zoning and Site Requirements Summary dated February 7, 2011, prepared by The Planning and Zoning Resource Corporation
2.	Property Condition Report prepared by Targus Associates and dated January 31, 2011
3.	Environmental Site Assessment Report prepared by URS and dated February 10, 2011

Exhibit I-
EAST\44055151.10

PALISADES PROMENADE
1.	Zoning and Site Requirements Summary dated February 8, 2011, prepared by The Planning and Zoning Resource Corporation (draft)
2.	Property Condition Report prepared by Targus Associates and dated January 31, 2011
3.	Environmental Site Assessment Report prepared by URS and dated February 10, 2011

THE VERONA
1.	Zoning and Site Requirements Summary dated February 8, 2011, prepared by The Planning and Zoning Resource Corporation (draft)
2.	Property Condition Report prepared by Targus Associates and dated January 31, 2011
3.	Environmental Site Assessment Report prepared by URS and dated February 10, 2011

Exhibit I-
EAST\44055151.10

EXHIBIT J

FORM OF MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this "Amendment") is made this _____ day of ____, 20__ by and between MASSACHUSETTS MUTUAL LIFE COMPANY ("Lender"), DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company ("Borrower") and DOUGLAS EMMETT PROPERTIES, LP, a Delaware limited partnership ("Guarantor").

W I T N E S S E T H:

WHEREAS, Borrower and Lender entered into a Loan Agreement dated as of _______________, 2011 ("Loan Agreement").

WHEREAS, pursuant to Paragraph 8.5 of the Loan Agreement, Borrower has the right to request a Substitution (as defined in the Loan Agreement), whereby Lender releases its lien encumbering an Individual Mortgaged Property in substitution for a lien on other property owned by any Borrower;

WHEREAS, Borrower has requested that Lender accept __________________ legally described in Schedule 1 attached hereto (the "Substitute Mortgaged Property") for the property commonly referred to in the Loan Agreement as _________________ (the "Release Mortgaged Property");

WHEREAS, as one of Lender's conditions to the acceptance of the Substitute Mortgaged Property, Lender has required that on the date of this Amendment, Borrower execute in favor of and deliver to Lender a first priority mortgage or deed of trust, as the case may be, encumbering the Substitute Mortgaged Property and various other instruments as set forth in Schedule 2 attached hereto and incorporated herein by this reference;

WHEREAS, as an additional condition to Lender's acceptance of the Substitute Mortgaged Property, Lender has required the execution and delivery by Borrower and Guarantor of this Amendment;

NOW THEREFORE, in consideration of the recitals and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower and Guarantor hereby agree, stipulate and covenant as follows, notwithstanding anything to the contrary contained in the Loan Agreement:

1. Affirmation of Recitals.  The recitals set forth above are true and correct and are incorporated herein by this reference.

2. Definition of Terms.  All initially capitalized terms not expressly defined in this Amendment shall bear the same respective definitions herein as they bear in the Loan Agreement.

3. Substitution.  Subject to the terms and conditions herein provided, Lender hereby consents to the release of the Release Mortgaged Property and the addition of the Substitute Mortgaged Property.

4. Occasions for Request to Accept Substitute Collateral.  Section 8.5 of the Loan Agreement provide limitations on the number of Substitutions that may occur during the Loan term.  This Substitution is the _________ Substitution and after this Substitution, ______________ Individual Mortgaged Properties shall have been released and ____________ Individual Mortgaged Properties shall have been substituted since the date of the Loan Agreement.

5. Definitions in Loan Agreement.  Article I of the Loan Agreement is hereby amended as follows:

(a) Assignment of Leases and Rents.  The definition of "Assignment of Leases and Rents" is hereby amended to include that certain Assignment of Leases and Rents dated of even date with this Amendment executed by Borrower in favor of Lender with respect to the Substitute Mortgaged Property ("Substitute Assignment of Rents"), and to exclude that certain Assignment of Leases and Rents dated ______________, 20__, executed by Borrower in favor of Lender with respect to the Release Mortgaged Property (the "Released Assignment").

(b) Deed of Trust.  The definition of "Deed of Trust" is hereby amended to include that certain [Mortgage] [Deed of Trust] and Security Agreement and Fixture Filing dated of even date with this Amendment executed by Borrower in favor of Lender with respect to the Substitute Mortgaged Property ("Substitute Mortgage"), and to exclude that certain [Deed of Trust] [Mortgage] and Security Agreement and Fixture Filing dated ____________, 20__, executed by Borrower in favor of Lender with respect to the Release Mortgaged Property (the "Released Deed of Trust").

(c) Mortgaged Property.  The definition of "Mortgaged Property" is hereby amended to include, in lieu of the Release Mortgaged Property's legal description, the legal description of the Substitute Mortgaged Property attached to this Amendment as Schedule 1.

(d) Individual Mortgaged Property.  The definition of Individual Mortgaged Property is hereby amended to exclude the common address _____________ and to include the common address ___________ and to include, in lieu of the Released Property's legal description, the legal description of the Substitute Individual Property attached to this Amendment as Schedule 1.

(e) Permitted Encumbrances.  The definition of Permitted Encumbrances is hereby deleted and the following is inserted in its place:  '"Permitted Encumbrances" means with respect to the Premises, only the outstanding liens, easements, restrictions, security interests and other exceptions to title expressly set forth in Schedule B to title insurance policy (based on proforma loan policies of title insurance nos. _____________, _____________, _____________, _____________, _____________, _____________ and _____________) issued or to be issued promptly following the Closing Date by Chicago Title Insurance Company insuring the Deed of Trust for the benefit of Lender, together with the liens and security interests in favor of Lender created by the Loan Documents and such other matters as are expressly set forth in or permitted by the Loan Documents, including the Existing Leases and New Leases approved by Lender or that Borrower is permitted to enter into under this Agreement without the consent of Lender."

(f) Legal Description of Mortgaged Property.  Exhibit A to the Loan Agreement is hereby deleted and Exhibit A attached hereto is substituted in its place.

(g) Operating Agreements.  Exhibit B to the Loan Agreement is hereby deleted and Exhibit B attached hereto is substituted in its place.

(h) Rent Roll.  Exhibit C to the Loan Agreement is hereby deleted and Exhibit C attached hereto is substituted in its place.

(i) Licenses, Permits, Approvals and Certificates of Occupancy.  Exhibit D to the Loan Agreement is hereby deleted and Exhibit D attached hereto is substituted in its place.

(j) Allocated Loan Amounts.  Exhibit E to the Loan Agreement is hereby deleted and Exhibit E attached hereto is substituted in its place.

(k) Easement Agreements.  Exhibit F to the Loan Agreement is hereby deleted and Exhibit F attached hereto is substituted in its place.

(l) Appraised Values.  Exhibit G to the Loan Agreement is hereby deleted and Exhibit G attached hereto is substituted in its place.

(m) Exceptions.  Exhibit H to the Loan Agreement is hereby deleted and Exhibit H attached hereto is substituted in its place.

(n) Reports.  Exhibit I to the Loan Agreement is hereby deleted and Exhibit I attached hereto is substituted in its place.

6. Additional Modifications to Loan Documents.

(a) The definition of "Loan Documents" in each of the Loan Documents is hereby modified to include this Amendment and all of the documents executed and delivered in connection with the Substitution described herein and to exclude the Released Deed of Trust and the Released Assignment.

(b) All references in the Loan Agreement, Note, the Deeds of Trust, Assignments of Leases and Rents and the other Loan Documents to the instruments securing the Loan are hereby amended to include, in addition to the Deeds of Trust and the Assignments of Rents encumbering the Mortgaged Property and the other Loan Documents, the Substitute Mortgage, the Substitute Assignment of Rents and the other instruments delivered to Lender in connection with the Substitution described in this Amendment.

(c) All references to "Mortgaged Property" in the Environmental Indemnification Agreement dated _______________, 2011, as amended from time to time to time ("Environmental Indemnification Agreement"), shall include the Substitute Mortgaged Property and without limiting the provisions contained in Section 7 hereinbelow, Borrower and Guarantor hereby remake all of the representations, warranties, covenants and agreements contained in the Environmental Indemnification Agreement on the date hereof as if the "Mortgaged Property" therein described includes the Substitute Mortgaged Property and excludes the Release Mortgaged Property.

7. Representations and Warranties of Borrower.  Borrower hereby represents, covenants and warrants to Lender as follows:

(a) The representations and warranties in the Loan Agreement and the other Loan Documents, modified as if the Substitute Mortgaged Property was a part of the Mortgaged Property and the Release Mortgaged Property was not, are true and correct in all material respects as of the date hereof.

(b) There is currently no Event of Default under the Loan Agreement or the other Loan Documents and Borrower does not have knowledge of any event or circumstance which with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Loan Agreement or the other Loan Documents.

(c) The Loan Documents are in full force and effect and, following the execution and delivery of this Amendment, the Loan Documents continue to be the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, other debtor relief laws and general principles of equity.

(d) As of the date hereof, to Borrower's knowledge, Borrower has no claims, counterclaims, defenses or set-offs with respect to the Loan or the Loan Documents as modified herein.

(e) Borrower validly exists under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Amendment and to perform the Loan Documents as modified herein.  The execution and delivery of this Amendment by Borrower and the performance by Borrower of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower.  This Amendment has been duly executed and delivered on behalf of Borrower.

8. Title Policy.  As a condition precedent to the agreements contained herein, Borrower shall, at Borrower's sole cost and expense, cause the title company that issued the title insurance policy insuring the Deed of Trust (the "Title Policy") to issue a Title Policy as of the date the Substitute Deed of Trust is recorded (a) reflecting the recording of the Substitute Deed of Trust; and (b) insuring the first priority of the lien of the Substitute Deed of Trust, subject only to the exceptions approved by Lender.

9. Lender's Expenses.  In addition to the fee required to be paid under Section 8.5 of the Loan Agreement, Borrower agrees to pay all reasonable costs, fees and expenses (including but not limited to legal fees) incurred by Lender in connection with the preparation of this Amendment.  In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Amendment, or any portion thereof, Borrower agrees to pay to Lender any and all costs and expenses, including, without limitation, reasonable attorneys' fees, costs and disbursements, incurred by Lender as a result thereof.  Such of the foregoing as are incurred prior to the execution and delivery of this Amendment shall be paid concurrent with such execution and delivery.  All other fees, costs and expenses shall be paid within ten (10) days after notice from Lender to Borrower of the amount due and the reason therefor.

10. Release.  Except for (i) Lender's liabilities and obligations under this Agreement and (ii) Lender's liabilities and obligations arising under the Loan Documents from and after the date hereof, Borrower, Guarantors and any other obligors, on behalf of themselves and their respective successors and assigns (collectively and individually, "Borrower Parties"), hereby fully, finally and completely RELEASE AND FOREVER DISCHARGE  Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, servicers, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, "Lender Parties"), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future, which Borrower Parties have as of the date of this Amendment or may claim to have against Lender Parties arising out of or with respect to any and all transactions relating to the Loan or the Loan Documents occurring on or before the date of this Amendment, including any loss, cost or damage of any kind or character arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender Parties occurring on or before the date of this Amendment.  The foregoing release is intended to be, and is, a full, complete and general release in favor of Lender Parties with respect to all claims, demands, actions, causes of action and other matters described therein, including specifically, without limitation, any claims, demands or causes of action based upon allegations of breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon Lender Parties arising or occurring on or before the date of this Amendment.  Borrower Parties understand and agree that the foregoing general release is in consideration for the agreements of Lender contained herein and that they will receive no further consideration for such release.

11. Priority of Deed of Trust.  The Mortgaged Property (except for the Release Mortgaged Property) shall remain in all respects subject to the lien, charge and encumbrance of the Loan Documents and, other than for adding the lien against the Substitute Mortgaged Property to the other liens in favor of Lender, nothing herein contained and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the Loan Documents, as herein modified, or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Loan Documents.

12. Ratification.  Except as herein expressly modified, the Loan Documents shall remain in full force and effect, and all of the terms and provisions of the Loan Documents, as herein modified, are hereby ratified and reaffirmed.

13. Reaffirmation of Guarantors Documents.  Guarantor hereby ratifies and affirms the Recourse Guaranty Agreement and the Environmental Indemnification Agreement (collectively, the "Guarantors Documents") and agrees that each of the Guarantors Documents modified as provided hereinabove is in full force and effect following the execution and delivery of this Amendment.  To Guarantor's actual knowledge, the representations and warranties of Guarantor as contained in the Guarantors Documents are, as of the date hereof, true and correct and Guarantor does not have actual knowledge of any default thereunder.  Each of the Guarantors Documents continues to be the valid and binding obligations of Guarantor, enforceable in accordance with their respective terms modified as provided hereinabove, subject to limitations imposed by bankruptcy, insolvency, other debtor relief laws and principles of equity, and Guarantor has no claim or defense to the enforcement of the rights and remedies of Lender thereunder, except as specifically provided otherwise in the Guarantors Documents.  The execution and delivery of this Amendment by Guarantor and the performance by Guarantor of their respective obligations under the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Guarantor.  This Amendment has been duly executed and delivered on behalf of Guarantor.

14. Entire Agreement.  Borrower, Guarantor and Lender each acknowledge that there are no other agreements or representations, either oral or written, express or implied, not embodied in this Amendment or the other Loan Documents, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower, Guarantor and Lender.

15. Loan Agreement.  This Amendment shall be deemed a "Loan Document" as defined in the Loan Agreement.  A  default hereunder shall be a default under the Loan Agreement and an Event of Default or a default under any other Loan Document shall be a default hereunder.

16. Governing Law.  This Amendment shall be governed and construed under the laws of the State of California.

17. Notices.  Any notice required or permitted hereunder shall be in writing and shall be given in accordance with the Loan Agreement.

18. Waiver.  No forbearance on the part of Lender in enforcing its rights under this Amendment, no extension by Lender of the time for any payment due Lender or for the performance of any obligation to be performed by Borrower hereunder and no acceptance by Lender of a partial payment due hereunder or of partial performance of an obligation of Borrower hereunder shall constitute a waiver or a forfeiture of any rights or remedies of Lender under this Amendment.

19. Custom and Usage.  It is understood and agreed, any law, custom or usage to the contrary notwithstanding, that Lender shall have the right at all times to enforce the covenants and provisions of this Amendment in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times; and further, that the failure of the Lender at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms and provisions of this Amendment or as having in any way or manner modified, altered or waived the same.

20. Assignment.  This Amendment may be assigned by the Lender in connection with a Loan Transfer permitted by Section 12.13 of the Loan Agreement, but Borrower may only assign this Amendment in accordance with a sale of the Mortgaged Property under Section 8.3 of the Loan Agreement.

21. Cumulative Rights And Remedies.  Each right and remedy of Lender hereunder shall be cumulative and not exclusive and shall be in addition to every other right and remedy of Lender under this Amendment and under the Loan Documents and, subject to Section 28 below, available at law and in equity.  All such rights and remedies of Lender shall inure to the benefit of the Lender and its successors and assigns.

22. Headings.  The headings for the various Sections herein are for reference only and are not part of this Amendment.

23. Separability of Provisions.  If any term or provision of this Amendment or any application thereof shall be invalid or unenforceable, the remainder of this Amendment and any other application of such term or provision shall not be affected thereby.  All words used shall be understood and construed of such gender or number as circumstances may require.

24. Binding Effect.  This Amendment shall be binding upon Lender, Borrower and Guarantor and their respective heirs, administrators, executors, successors and assigns.

25. Construction.  This Amendment shall not be construed more strictly against Lender merely by virtue of the fact that the same has been prepared by Lender or its counsel.  Borrower and Lender each acknowledge and waive any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Amendment.

26. Gender.  All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

27. Counterparts.  This Amendment may be executed in several counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Amendment, even though all of the parties hereto may not have executed the same counterpart of this Amendment.

28. Limitations on Personal Liability.  The terms and provisions of Section 11.1 of the Loan Agreement shall apply to this Amendment.

Exhibit J-
EAST\44055151.10

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto in manner and form sufficient to bind them, as of the day and year first above written.

BORROWER:

DOUGLAS EMMETT 1995, LLC,
a Delaware limited liability company

By:	Douglas Emmett Management, Inc.,
a Delaware corporation, its Manager

By:
Name:
Its:

GUARANTOR:

DOUGLAS EMMETT PROPERTIES, LP,
a Delaware limited partnership

By:	Douglas Emmett Management, Inc.,
a Delaware corporation, its General Partner

By:
Name:
Its:

LENDER:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation

By:	Cornerstone Real Estate Advisers LLC
Its: Authorized Agent

By:
Name:
Its:

Exhibit J-
EAST\44055151.10

SCHEDULE 1

Legal Description of New Mortgaged Property

[See Attached]

Exhibit J-
EAST\44055151.10

SCHEDULE 2

List of Loan Documents

Exhibit J-
EAST\44055151.10

EXHIBIT A

Legal Description of Premises

[See Attached]

Exhibit J-
EAST\44055151.10

EXHIBIT B

Operating Agreements

Exhibit J-
EAST\44055151.10

EXHIBIT C

Rent Roll

Exhibit J-
EAST\44055151.10

EXHIBIT D

Licenses, Permits, Approvals and Certificates of Occupancy

Exhibit J-
EAST\44055151.10

EXHIBIT E

Allocated Loan Amounts

Exhibit J-
EAST\44055151.10

EXHIBIT F

Easement Agreements

Exhibit J-
EAST\44055151.10

EXHIBIT G

Appraised Values

Exhibit J-
EAST\44055151.10

EXHIBIT H

Exceptions

Exhibit J-
EAST\44055151.10

EXHIBIT I

Reports

Exhibit J-
EAST\44055151.10